AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 11, 2010

AMENDMENT NO. 1 TO

REGISTRATION STATEMENT NO. 333-164229

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

L & L Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation or organization)

1220

(Primary Standard Industrial Classification Code Number)

91-2103949
____________________________________________________________________________________________________________

(I.R.S. Employer Identification Number)

130 Andover Park East

Suite 101

Seattle, WA 98188

(206) 264-8065

(Address, including zip code, and telephone lumber, including area code, of registrant’s principal executive offices)

Dickson V. Lee, Chief Executive Officer

130 Andover Park East

Suite 101

Seattle, WA 98188

 (206) 264-8065

COPY TO:

D. Roger Glenn, Esq.

Glenn & Glenn

124 Main Street, Ste. 8

New Paltz NY 12561

(845) 256-8031

(Name, address, including zip code, and telephone number, including area code, of agent for service)

FROM TIME TO TIME AFTER THE

EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Subject to completion, dated May 11, 2010

Prospectus

L & L ENERGY, INC.

3,706,773 shares of Common Stock

This prospectus covers the resale by selling security holders named starting on page 44, of up to 3,706,773 shares of our common stock, $0.001 par value per share (the “Common Stock”), which includes:

•         1,371,021 shares of common stock issued in conjunction with our private placement financing completed on October 8, 2009 (the “October Financing”);

•         932,295 shares of common stock underlying the warrants issued in conjunction with the October Financing;

•         835,389 shares of common stock issued in conjunction with our private placement financing completed on November 6, 2009 (the “November Financing”); and

•         568,068 shares of common stock underlying the warrants issued in conjunction with the November Financing.

These securities will be offered for sale from time to time by the selling security holders identified in this prospectus in accordance with the terms described in the section of this prospectus entitled “Plan of Distribution.”  We will not receive any of the proceeds from the sale of the common stock by the selling security holders.

Our common stock is listed on the Nasdaq Stock Market and is traded under the symbol “LLEN“. The last reported per share sales price for our common stock was $9.30 on Friday, May 7, 2010.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is, May 11, 2010

You should rely only on the information contained in this prospectus.  Neither we, the selling stockholders nor the underwriters have authorized anyone to provide you with information different from that contained in this prospectus. We and the selling security holders are offering to sell, and seeking offers to buy, common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in that jurisdiction.  Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Market data and other statistical information used throughout this prospectus are based upon independent industry publications, government publications and other published information from third-party sources that we believe are reliable. None of the publications, reports or other published industry sources referred to in this prospectus were commissioned by us or prepared at our request and, except as we deemed necessary, we have not sought or obtained the consent from any of these sources to include their data in this prospectus.

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. We note that our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

References to “we,” “our,” “us,” the “Company,” or “L&L” refer to L&L Energy, Inc., a Nevada corporation, and its consolidated subsidiaries.

Our Business

                We engage in the businesses of coal mining, coal washing, coal coking and coal wholesaling.  Our operations are conducted in Yunnan and Guizhou provinces in the southwest region of the People’s Republic of China (“China” or “PRC”).  Our corporate executives are U.S.-trained and headquartered in Seattle, from which they monitor and control our operations in China to take advantage of that country’s growing demand for our products.  We have our China headquarters in Kumming City and two offices located at Guangzhou and Shenzhen to support operations.

                Coal mining.  In China, all land and the underlying mineral resources, including coal, are owned by the China government.  It grants rights to extract coal to operators like us.  These rights limit the total amount of coal we are permitted to extract from each mine. Mining rights can be renewed and expanded if approved by government.   We may be able to renegotiate our mining limits in the future, although there is no assurance that we will be successful in doing so.  Mine operators like us normally pay an up-front fee when the rights to extract coal from a mine are received.  In addition, we pay a surcharge per ton of coal that we extract.   We have rights in four coal mines:

                                DaPuAn mine.  We presently extract coal at a rate in excess of 150,000 tons per year from this mine and are in the process of expanding this production to 300,000 tons per year as required by the government of China.  The total amount of coal we have a right to extract from this mine is 900,000 tons.

                                SuTsong mine.  We presently extract coal at a rate in excess of 90,000 tons per year from this mine and are in the process of expanding this production to 150,000 tons per year as required by the government of China.  The total amount of coal that we have a right to extract from this mine is 540,000 tons.

                                Ping Yi mine.  We presently extract coal at a rate in excess of 150,000 tons per year from this mine and are in the process of expanding this production to 300,000 tons per year as required by the government of China.  The total amount of coal that we have a right to extract from this mine is 13.5 million tons.

                                TianRi Mine  This mine is still under development, and we have not received the right to extract any coal from it.  We have elected to slow the development of this mine in order to focus on acquiring other, existing mines for which rights to extract coal have been granted and which have revenues and profits.

                Coal washing.   This process involves crushing coal and washing out soluble sulfur and ash compounds with water or other solvents.  This procedure also eliminates other impurities and wood debris in the coal and improves coal quality and increases its value.  Each ton of washed fine coal requires approximately 1.2 to 1.4 tons of raw coal.  Approximately 50% of our washed coal qualifies as coking coal because it meets certain chemical requirements and can be processed into highly-valued coke, which is a critical material for making steel.  There are two byproducts of the coal washing process:  medium coal, which does not have sufficient thermal value for coking and is sold for heating purposes; and coal slurries, which can be used as fuel with low thermal value.  We have two coal washing facilities with an aggregate 440,000 ton annual capacity. One facility is on the site of the DaPuAn mine, and one is free-standing.  We wash coal produced from our own mining operation and coal that we purchase from other coal suppliers.

                Coal coking.  The coking process bakes low-ash, low-sulfur bituminous coal at a high temperature in an oven without oxygen to rid the coal of volatile constituents such as water, coal-gas and coal-tar and to fuse the fixed carbon and residual ash together to produce solid carbonaceous residue.  Our facilities produce metallurgical coke, which is higher quality coke used primarily for steel manufacturing.  Lesser quality coke is burned in electricity-generating plants.   We have one coking facility with a 150,000 ton capacity per year.  Historically, we have coked coal we purchased from others.  We plan, however, to begin coking coal extracted by us at the DaPuAn, SuTsong and Ping Yi mines.

                Coal wholesaling.  We buy and sell coal from and to others using two large coal storage facilities with railroad access.  We also act as broker to assist small independent mine operators who lack the means to transport coal from their mines or are otherwise unable to sell their coal themselves.

The Offering

We are registering 3,706,773 shares of our common stock for sale by the selling security holders identified in the section of this prospectus entitled “Selling Security Holders.”  As required by the Securities Purchase Agreements that we executed as part of the October Financing and the November Financing, we are registering for resale the following: (i) 2,206,410 shares of Common Stock issued to investors in the October and November Financing; (ii) 1,323,849 shares of Common Stock underlying the Warrants issued to the investors in the October Financing and the November Financing; (iii) 109,682 shares of Common stock underlying the warrant issued to the placement agent with an exercise price of $6.11 per share and five year term in connection with the October Financing; and (iv) 66,832 shares of Common Stock underlying the warrant with an exercise price of $6.11 per share and a five year term issued to the placement agent in connection with the November Financing.  Information regarding our Common Stock is included in the section of this prospectus entitled “Description of Securities.”

The shares of common stock offered under this prospectus may be sold by the selling security holders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the shares of common stock offered under this prospectus, and the times and manner in which they may be offered and sold is provided in the sections of this prospectus entitled “Plan of Distribution.”  We will not receive any of the proceeds from those sales. The registration of the shares of common stock offered under this prospectus does not necessarily mean that any of these shares will ultimately be offered or sold by the selling security holders.

General Information

                Our principal executive offices are located at 130 Andover Park East, Suite 101, Seattle, Washington 98188 and our telephone number is (206) 264-8065.

RISK FACTORS

The reader should carefully consider the risks described below together with all of the other information included in this prospectus.  The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed.  In that case, the trading price of our common stock could decline, and an investor in our securities may lose all or part of their investment.

RISKS RELATING TO THE COMPANY AND ITS BUSINESS

Our business and results of operations depend on the volatile People’s Republic of China (“PRC”) domestic coal markets.

                Our business and operating results depend on the PRC domestic supply and demand for coal and coal products. The domestic coal markets are cyclical and have historically experienced pricing volatility, which reflects, among other factors, the conditions of the PRC and global economies and demand fluctuations in key industries that have high coal consumption.  Difficult economic conditions have resulted in lower coal prices, which in turn negatively affect our operational and financial performance.  Since reaching record high levels in 2008, domestic coal fell in 2009 due to weakening demand as a result of the global economic downturn. We expect our 2010 average selling prices for coal to be higher than our 2009 averages.  The domestic and international coal markets are affected by supply and demand. The demand for coal is primarily affected by the global economy and the performance of power generation, chemical, metallurgy and construction materials industries.  The availability and prices of alternative sources of energy, such as natural gas, oil, hydropower, solar and nuclear power also affect the demand for coal.  The supply of coal, on the other hand, is primarily affected by the geographical location of coal reserves, the transportation capacity of coal transportation railways, the volume of domestic and international coal supplies and the type, quality and price of competitors’ coal.  A significant rise in global coal supply or a reduction in coal demand may have an adverse effect on coal prices, which in turn, may reduce our profitability and adversely affect our business and results of operations.

Our business is highly competitive and increased competition could reduce our sales, earnings and profitability.

                The coal business is highly competitive in China and we face substantial competition in connection with the marketing and sale of our products.  Some of our competitors are well established, have greater financial, marketing, personnel and other resources, have been in business for longer periods of time than we have, and have products that have gained wide customer acceptance in the marketplace.  The greater financial resources of our competitors will permit them to implement extensive marketing and promotional programs.  We could fail to expand our market share, and could fail to maintain our current share.  Increased competition could also result in overcapacity in the Chinese coal industry in general.  The coal industry in China has experienced overcapacity in the past.  During the mid-1970s and early 1980s, a growing coal market and increased demand for coal in China attracted new investors to the coal industry, spurred the development of new mines and resulted in added production capacity throughout the industry, all of which led to increased competition and lower coal prices.  Similarly, an increase in future coal prices could encourage the development of expanded capacity by new or existing coal processors.  Any overcapacity could reduce coal prices in the future and our profitability would be impaired.

Our results of operations depend on our ability to acquire new coal mines and other coal-related businesses.

                The recoverable coal reserves in mines decline as coal is extracted from them. Our ability to significantly increase our production capacity at existing mines is limited and thus our ability to increase our coal production will depend on acquiring new mines.  Our existing mines are the DaPuAn, SuTsong and Ping Yi Coal Mines.

                The coal related business in China is heavily regulated by the PRC government. The Company’s acquisition of new mines of PRC coal companies and the procurement of related licenses and permits are subject to the PRC Government approval.  Delays in securing or failure to secure relevant PRC Government approvals, licenses or permits, as well as any adverse change in government policies, may hinder our expansion plans, which may materially and adversely affect our profitability and growth prospects.  We cannot assure you that our future expansion or investments will be successful.

                We cannot assure you that we will be able to identify suitable acquisition targets or acquire these targets on competitive terms and in a timely manner.  We may not be able to successfully develop new coal mines or expand our existing ones in accordance with our development plans or at all.  We may also fail to acquire or develop additional coal washing and coking facilities in the future.  Failure to successfully acquire suitable targets on competitive terms, develop new coal mines or expand our existing coal mines could have an adverse effect on our competitiveness and growth prospects.

If we fail to obtain additional financing we will be unable to execute our business plan.

                As the Company continues to grow quickly, it requires capital infusions from the capital market.  Under our current business strategy, our ability to grow will depend on the availability of additional funds, suitable acquisition targets at an acceptable cost, and working capital. The Company’s ability to compete effectively, to reach agreements with acquisition targets on commercially reasonable terms, to secure critical financing and to attract professional managers are critical to the Company’s success. Despite our recent financings, which are described in this prospectus, we may need additional funds to make future acquisitions, continue improving our current coal mines and other coal processing facilities, and to obtain regulatory approvals for our operations.  Should such needs arise, we intend to seek additional funds through public or private equity or debt financing, strategic transactions and/or from other sources. However, there are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we will need to reduce, defer or cancel development programs, planned initiatives or overhead expenditures, to the extent necessary. The failure to fund our capital requirements would have a material adverse effect on our business, financial condition and results of operations.  Further, the benefits of an acquisition may take considerable time to develop and we cannot assure investors that any particular acquisition or joint venture will produce the intended benefits. Moreover, the identification and completion of these transactions may require us to expend significant management time and effort and other resources.

Coal reserve estimates may be materially different from reserves that we may actually recover

                The coal reserves disclosed for the mines from which we have the right extract coal are the estimated quantities (based on applicable reporting regulations) that under present and anticipated conditions have the potential to be economically mined and processed.  There are numerous uncertainties inherent in estimating quantities of coal reserves and in projecting potential future rates of coal production including many factors beyond our control. In addition, reserve engineering is a subjective process of estimating underground deposits of reserves that cannot be measured in an exact manner and the accuracy of any reserve estimate is a function of the quality of available data and engineering and geological interpretation and judgment.  Estimates of different engineers may vary and results of our mining/drilling and production subsequent to the date of an estimate may justify revision of estimates. Reserve estimates may require revision based on actual production experience and other factors.  In addition, several factors including the market price of coal, reduced recovery rates or increased production costs due to inflation or other factors may render certain estimated proved and probable coal reserves uneconomical to exploit and may ultimately result in a restatement of reserves.  This may have a material adverse effect on our business, operating results, cash flows and financial condition.

Our business operations may be adversely affected by present or future environmental regulations, and coal industry standards.

                As a Chinese producer of coal products, we are subject to significant, extensive and increasingly stringent environmental protection laws and governmental regulations on coal standards, and safety requirements. These laws and regulations:

            •      impose fees for the discharge of waste substances, pollutants;

            •      require provisions for reclamation and rehabilitation;

            •      impose fines for serious environmental offenses; and

            •      authorize the PRC Government to close down any facility that it determines has failed to comply with environmental regulations, operating standards, and suspend any coal operations that cause excessive environmental damage.

                Our coal mining, washing and coking operations meet all the existing China environmental and safety standards. Most of our operations are based on traditional, old coal extraction and processing techniques, which are popular in China, and which produce waste water, gas emissions and solid waste materials.  The PRC Government has tightened enforcement of applicable laws and regulations and adopted more stringent environmental standards, and operational standards. Our budgeted amount for environmental regulatory compliance may not be sufficient, and we may need to allocate additional funds for this purpose.  If we fail to comply with current or future environmental laws and regulations, we may be required to pay penalties or fines or take corrective actions, any of which may have a material adverse effect on our business operations and financial condition.  China is a signatory to the 1992 United Nations Framework Convention on Climate Change and the 1997 Kyoto Protocol, which are intended to limit greenhouse gas emissions.  On March 14, 2006, the PRC Government released the outline of the Eleventh Five-Year Plan for National Economic and Social Development, which sets goals to decrease the amount of energy consumed per unit of GDP by 20 percent and to reduce the emission of certain major pollutants by ten percent.  In addition, recent discussions between the Chinese government and U.S. government on clean energy initiatives, including the reduction of CO2 levels and the use low-carbon coal, which initiatives may be incorporated in the Twelfth Five-Year Plan for National Economic and Social Development, may have significant effects on our business operations.  If efforts to reduce energy consumption, to use low-carbon coal, and to control greenhouse gas emissions reducing coal consumption, our revenue would decrease and our business would be adversely affected.

We depend on key persons and the loss of any key person could adversely affect our operations.

                The future success of our investments in China is dependent on the Company’s management team, including Mr. Dickson V. Lee, our Chairman and Chief Executive Officer, our professional team, and advisors, who are multi-lingual, understand cultural differences, and are adept at doing business internationally.  If one or more of the Company’s key personnel are unable or unwilling to continue in their present positions, the Company may not be able to easily replace them, and we may incur additional expenses to recruit and train new personnel.  The loss of the Company’s key personnel could severely disrupt the Company’s business and its financial condition and results of operations could be materially and adversely affected.  Furthermore, since the industries the Company invests in are characterized by high demand and intense competition for talent, the Company may need to offer higher compensation and other benefits in order to attract and retain key personnel in the future.  The Company cannot assure its investors that it will be able to attract or retain the key personnel needed to achieve our business objectives. Currently, only Mr. Lee is covered by a one-year term accident insurance policy in China, which is paid for by the Company. Although the Company currently does not maintain “key person” life insurance for any of its key personnel, the Company is in the process to obtaining a “key person” life insurance package for Mr. Lee and expects to obtain such insurance in 2010.

We may suffer losses resulting from industry-related accidents and lack of insurance.

                We operate coal mines and related facilities that may be affected by water, gas, fire or structural problems and earthquakes. As a result, we, like other companies operating coal mines, have experienced accidents that have caused property damage and personal injuries. Although the Company continuously reviews its existing operational standards, including insurance coverage, and it has implemented safety measures, fire training at our mining operations and provided on-the-job training for our employees and workers, there can be no assurance that industry-related accidents, earthquakes will not occur in the future.  The insurance industry in China is still in its development stage and the Chinese insurance companies offer only limited business insurance products.  We currently only have work-related injury insurance for our employees at the DaPuAn, SuTsong and Ping Yi Mines, and limited accident insurance for staff working in China. Any uninsured losses and liabilities incurred by us could have a material adverse effect on our financial condition and results of operations.

Disruptions to the Chinese railway transportation system and the other limited modes of transportation by which we deliver our products may adversely affect our ability to sell our coal products.

                A substantial portion of the coal products we sell is transported to our customers by the Chinese national railway system. As the railway system has limited transportation capacity and cannot fully satisfy coal transportation requirements, discrepancies between capacity and demand for transportation exist in certain areas of the PRC. No assurance can be given that we will continue to be allocated adequate railway transport capacity or acquire adequate rail cars, or that we will not experience any material delay in transporting our coal as a result of insufficient railway transport capacity or rail cars.

                Some of our business operations depend on a single transportation carrier or a single mode of transportation to deliver our coal products. Disruption of any of these transportation services due to weather-related problems, flooding, drought, accidents, mechanical difficulties, strikes, lockouts, bottlenecks, and other events could temporarily impair our ability to supply coal to our customers. Our transportation providers may face difficulties in the future that may impair our ability to supply coal to our customers, resulting in decreased revenues.

Our continued operations of coal mines are dependent on our ability to obtain and maintain mining licenses and other PRC government approvals for our mining operations.

                Unlike land in the United States, much of which is owned by private individuals, the land and underlying minerals in China belongs to the Chinese government and is only leased to lessees such as the Company on a long-term basis, ranging from 40 to 70 years.

                Like land in China, coal reserves are owned by the Chinese government, which issues a mining license when government leases exclusive mining rights to a mining operator on a long term basis (normally 50 years). This license allows the mining operators to operate and extract coal from the mine. Thus, coal mining licenses are the exclusive evidence for approval of a coal mine’s mining rights by the Chinese government. The government charges all mining operators an upfront fee plus a surcharge ranging from 2%-3% of the value of the coal excavated from the ground.

The coal industry in China is heavily regulated by the government for safety and operational reasons. Several licenses and permits are required in order to operate a coal mine. These licenses and permits, once issued, are reviewed typically once a year.

Our ownership structure is subject to regulatory controls, approvals and timely payments in connection with our acquisitions.  Failure to obtain such approvals or to timely remit required payments may cause the unwinding of our acquisitions.

           On October 21, 2005, the PRC State Administration of Foreign Exchange ("SAFE") issued a new circular ("Circular 75"), effective November 1, 2005, which repealed Circular 11 and Circular 29, which previously required Chinese residents to seek approval from SAFE before establishing any control of a foreign company or transfer of China-based assets or equity for the shares of the foreign company. SAFE also issued a news release about the issuance of its Circular 75 to make it clear that China’s national policies encourage the efforts by Chinese private companies and high technology companies to obtain offshore financing. Circular 75 confirmed that the uses of offshore special purpose vehicles (“SPV”) as holding companies for PRC investments are permitted as long as proper foreign exchange registrations are made with SAFE. As China starts to develop its legal system, additional legal, administrative, and regulatory rules and regulations may be enacted, and the Company may become subject to the additional rules and regulation applicable to the Company’s Chinese subsidiaries.

             Our subsidiaries KMC and TNI have been registered as American subsidiaries, and all required capital contributions have been made into them.  We are also in the process of registering our equity ownership interest in the DaPuAn and SuTsong Mines with the Chinese government, under the provisional name “L & L Coal Partners” through a nominee who is a Chinese citizen that holds our equity ownership in trust for the benefit of the Company under an agency agreement executed in April 2008.  Because this equity will be held by a nominee, no SAFE approval is necessary for it. The Company believes that Circular 75 and other related Circulars or regulations may likely be further clarified by SAFE, in writing or through oral comments by officials from SAFE, or through implementation by SAFE in connection with actual transactions.  However, failure by the Company to obtain the required PRC government approvals for the Company’s acquisitions or failure to remit all of the required payments for acquisitions may lead to such acquisitions being deemed void or the unwinding of such acquisitions.  Should this occur, we may seek to acquire the equity interest of our subsidiaries through other means, although we cannot guarantee that we will do so, nor can we guarantee that we will be successful if we do.

Risks inherent to mining could increase the cost of operating our business.

                Our coal mining operations are subject to conditions beyond our control that can delay coal deliveries or increase the cost of mining at particular mines for varying lengths of time.  These conditions include weather and natural disasters, unexpected maintenance problems, key equipment failures, variations in coal seam thickness, variations in the amount of rock and soil overlying the coal deposit, variations in rock and other natural materials and variations in geologic conditions.

                As with all underground coal mining companies, our operations are affected by mining conditions such as a deterioration in the quality or thickness of faults and/or coal seams, pressure in mine openings, presence of gas and/or water inflow and propensity to spontaneous combustion, as well as operational risks associated with industrial or engineering activity, such as mechanical breakdowns.  Although we have conducted geological investigations to evaluate such mining conditions and adapt our mining plans to address them, there can be no assurance that the occurrence of any adverse mining conditions would not result in an increase in our costs of production, a reduction of our coal output or the temporary suspension of our operations.

                Underground mining is also subject to certain risks such as methane outbursts and accidents caused by roof weakness and ground-falls. There can be no assurance that the occurrence of such events or conditions would not have a material adverse impact on our business and results of operations.

RISKS RELATED TO DOING BUSINESS IN CHINA

Our Chinese operations pose certain risks because of the evolving state of the Chinese economy, political, and legislative and regulatory systems.  Changes in the interpretations of existing laws and the enactment of new laws may negatively impact our business and results of operation.

Although our principal executive office is located in Seattle, Washington, all of our current coal business operations are conducted in China.  Accordingly, our results of operations, financial condition and prospects are subject to economic, political and legal developments in China.  China’s economy differs from the economies of most developed countries in many respects, including its levels of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources.  Doing business in China involves various risks including internal and international political risks, evolving national economic policies, governmental policy on coal industry, as well as financial accounting standards, expropriation and the potential for a reversal in economic conditions.  Since the late 1970s, the Chinese government has been reforming its economic system.  These policies and measures may from time to time be modified or revised.  While the Chinese economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China.  Furthermore, while the Chinese government has implemented various measures to encourage economic development and guide the allocation of resources, some of these measures may also have a negative effect on us.  For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.  Also, since early 2004, the Chinese government has implemented certain measures to control the pace of economic growth including certain levels of price controls on raw coking coal.  Such controls could cause our margins to be decreased.  In addition, such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.  Adverse changes in economic policies of the Chinese government or in the laws and regulations, if any, could have a material and adverse effect on the overall economic growth of China, and could adversely affect our business operations.

           There are substantial uncertainties regarding the application of Chinese laws, especially with respect to existing and future foreign investments in China.  Despite China having its own securities laws and regulators, the Chinese legal system is in a developmental stage and has historically not enforced its Chinese securities law as rigidly as their U.S. counterparts. The interpretation and application of existing Chinese laws, regulations and policies, and the stated positions of the Chinese authorities may change and possible new laws, regulations or policies will impact our business and operations.  Because of the evolving nature of the law, it will be difficult for us to manage and plan for changes that may arise.  China’s judiciary is relatively inexperienced in enforcing corporate and commercial law, resulting in significant uncertainty as to the outcome of any litigation in China. Consequently, there is a risk that should a dispute arise between the Company and any party with whom the Company has entered into a material agreement in China, the Company may be unable to enforce such agreements under the Chinese legal system. Chinese law will govern almost all of the Company's acquisition agreements, many of which may also require the approval of Chinese government agencies. Thus, the Company cannot assure investors that the target business will be able to enforce any of the Company’s material agreements or that remedies will be available outside China.

           Our business is and will continue to be subject central, provincial, local and municipal regulation and licensing in China.  Compliance with such regulations and licensing can be expected to be a time-consuming, expensive process. Compliance with foreign country laws and regulations affecting foreign investment, business operations, currency exchange, repatriation of profits, and taxation, will increase the risk of investing in our stock.

We may have to incur unanticipated costs because of the unpredictability of the Chinese legal system.

The Chinese legal system has many uncertainties.  The Chinese legal system is based on written statutes.  Prior court decisions may be cited for reference but have limited precedential value.  Since 1979, Chinese legislation and regulations have enhanced the protections afforded to various forms of foreign investments in China.  However, China has not developed a fully integrated legal system and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China.  In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties.  In addition, the Chinese legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect.  As a result, we may not be aware of our violation of these policies and rules until some time after the violation.  In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

It will be difficult for any shareholder to commence a legal action against our executives.  Most of our assets are located in China.

           Because our directors and officer(s) reside both within and outside of the United States, it may be difficult for an investor to enforce his or her rights against them or to enforce United States court judgments against them if they live outside the United States.  Most of the Company's assets, are located in China, outside of the United States.  Additionally, the Company plans to continue acquiring other energy-related entities in China in the future. It may therefore be difficult for investors in the United States to enforce their legal rights, to effect service of process upon the Company or the Company's directors or officers, or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on the Company or the Company's directors and officers under federal securities laws.  Moreover, China currently does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgments of courts.

Our industry is heavily regulated and we may not be able to remain in compliance with all such regulations and we may be required to incur substantial costs in complying with such regulation.

We are subject to extensive regulation by China’s Mining Ministry, and by other provincial, county and local authorities in jurisdictions in which our products are processed or sold, regarding the processing, storage, and distribution of our product.  Our processing facilities are subject to periodic inspection by national, province, county and local authorities.  We may not be able to comply with current laws and regulations, or any future laws and regulations.  To the extent that new regulations are adopted, we will be required to adjust our activities in order to comply with such regulations.  We may be required to incur substantial costs in order to comply.  Our failure to comply with applicable laws and regulations could subject us to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material and adverse effect on our business, operations and finances.  Changes in applicable laws and regulations may also have a negative impact on our sales.

The government regulation of our operations imposes additional costs on us, and future regulations could increase those costs or limit our ability to crush, clean and process coking coal.  China’s central, provincial and local authorities regulate the coal mining industry with respect to matters such as employee health and safety, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining is completed, the discharge of materials into the environment, surface subsidence from underground mining and the effects that mining has on groundwater quality and availability.  We are required to prepare and present to China’s central, provincial and local authorities data pertaining to the effect or impact that any proposed processing of coal may have upon the environment.  The costs, liabilities and requirements associated with these regulations may be costly and time-consuming and may delay commencement, expansion or continuation of our coal processing operations. The possibility exists that new legislation and/or regulations and orders may be adopted that may materially and adversely affect our operations, our cost structure and/or our customers’ ability to use coal.  New legislation or administrative regulations (or judicial interpretations of existing laws and regulations), including proposals related to the protection of the environment that would further regulate and tax the coal industry, may also require us and our customers to change operations significantly or incur increased costs.  Certain sales agreements contain provisions that allow a purchaser to terminate its contract if legislation is passed that either restricts the use or type of coal permissible at the purchaser’s plant or results in specified increases in the cost of coal or its use.  These factors and legislation, if enacted, could have a material adverse effect on our financial condition and results of operations.

We are subject to currency fluctuations from our Chinese operations and fluctuations in the exchange rate may negatively affect our expenses and results of operations, as well as the value of our assets and liabilities.

Effective July 21, 2005, The People’s Bank of China announced that the Renminbi (RMB) exchange rate regime changed from a fixed rate of exchange based upon the U.S. dollar to a managed floating exchange rate regime based upon market supply and demand of a basket of currencies.  On July 26, 2005, the exchange rate against the Renminbi was adjusted to 8.11 Renminbi per U.S.

dollar from 8.28 Renminbi per U.S. dollar, which represents an adjustment of approximately two percent.  As of January 4, 2010, Renminbi appreciated to approximately RMB 6.83 per U.S. Dollar.  It is expected that the revaluation of the Renminbi and the exchange rate of the Renminbi may continue to change in the future.  Fluctuations in the exchange rate between the Chinese RMB and the United States dollar could adversely affect our operating results.  Results of our business operations are translated at average exchange rates into United States Dollars for purposes of reporting results.  As a result, fluctuations in exchange rates may adversely affect our expenses and results of operations as well as the value of our assets and liabilities.  Fluctuations may adversely affect the comparability of period-to-period results.  We do not use hedging techniques to eliminate the effects of currency fluctuations.  Thus, exchange rate fluctuations could have a material adverse impact on our operating results and stock prices.

RISKS RELATED TO CORPORATE AND STOCK MATTERS

The market price for our stock may be volatile.

                The market price for our stock may be volatile and subject to wide fluctuations in response to factors including the following:

•          actual or anticipated fluctuations in our quarterly operating results;

•          changes in financial estimates by securities research analysts;

•          conditions in coal energy markets;

•          changes in the economic performance or market valuations of other coal energy companies;

•          announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

•          addition or departure of key personnel;

•          fluctuations of exchange rates between RMB and the U.S. dollar;

•          intellectual property litigation; and

•          general economic or political conditions in China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our stock.

Our corporate actions are substantially influenced by our principal stockholders and affiliated entities.

                Our management members and their affiliated entities own or have the beneficial ownership right to approximately 33 % of our outstanding common shares, representing approximately 33 % of our voting power.  These stockholders, acting individually or as a group, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. In addition, because of the percentage of ownership and voting concentration in these principal stockholders and their affiliated entities, elections of our board of directors will generally be within the control of these stockholders and their affiliated entities.  While all of our stockholders are entitled to vote on matters submitted to our stockholders for approval, the concentration of shares and voting control presently lies with these principal stockholders and their affiliated entities. As such, it would be difficult for stockholders to propose and have approved proposals not supported by management.  There can be no assurances that matters voted upon by our officers and directors in their capacity as stockholders will be viewed favorably by all stockholders of the company.

If we issue additional shares in the future, this may result in dilution to our existing stockholders.

                Our articles of incorporation, as amended, authorize the issuance of 120,000,000 shares of common stock and 2,500,000 shares of preferred stock.  Our board of directors has the authority to issue additional shares up to the authorized capital stated in the articles of incorporation.  Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future.  The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock.  If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. Further, any such issuance may result in a change of control of our Company.

                The Company’s business strategy calls for strategic acquisitions of other coal-related businesses. It is anticipated that future acquisitions will require cash and issuances of our capital stock, including our common stock, warrants, preferred shares, or convertible bonds in the future. To the extent we are required to pay cash for any acquisition, we anticipate that we would be required to obtain additional equity and/or debt financing from either the public sector, or private financing. Equity financing would result in dilution for our stockholders. Stock issuances and equity financing, if obtained, may not be on terms favorable to us, and could result in dilution to our stockholders at the time(s) of these stock issuances and equity financings.

                The authorized preferred stock constitutes what is commonly referred to as "blank check" preferred stock.  This type of preferred stock allows the Board of Directors to divide the preferred stock into series, to designate each series, to fix and determine separately for each series any one or more relative rights and preferences and to issue shares of any series without further stockholder approval.  Preferred stock authorized in series allows our Board of Directors to hinder or discourage an attempt to gain control of us by a merger, tender offer at a control premium price, proxy contest or otherwise. Consequently, the preferred stock could entrench our management.  In addition, the market price of our common stock could be materially and adversely affected by the existence of the preferred stock.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

                The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If the trading price of our common stock falls below $5.00 per share, the open-market trading of our common stock is subject to the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”.  The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

                In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Stockholders should have no expectation of any dividends.

                The holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefore.  To date, we have not declared nor paid any cash dividends.  The board of directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

                We are subject to reporting obligations under the U.S. securities laws. The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its Annual Report, which contains management’s assessment of the effectiveness of our internal controls over financial reporting.  In addition, beginning with our Annual Report for the year ending April 30, 2010, an independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of our internal controls over financial reporting. Our management may conclude that our internal controls over our financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock.  Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act. We also expect these developments will make it more difficult and more expensive for the Company to attract and retain additional members to the Board of Directors (both independent and non-independent), and additional executives.

New governmental regulation relating to greenhouse gas emissions may subject us to significant new costs and restrictions on our operations

Climate change is receiving increasing attention worldwide. Many scientists, legislators and others attribute climate change to increased levels of greenhouse gases, including carbon dioxide, which has led to significant legislative and regulatory efforts to limit greenhouse gas emissions. There are bills pending in Congress that would regulate greenhouse gas emissions through a cap-and-trade system under which emitters would be required to buy allowances to offset emissions of greenhouse gas. In addition, several states are considering various greenhouse gas registration and reduction programs. Certain of our manufacturing plants use significant amounts of energy, including electricity and gas, and emit amounts of greenhouse gas are likely to be affected by existing proposals. Greenhouse gas regulation could increase the price of the electricity we purchase, increase costs for our use of natural gas, potentially restrict access to or the use of natural gas, require us to purchase allowances to offset our own emissions or result in an overall increase in our costs of raw materials, any one of which could significantly increase our costs, reduce our competitiveness in a global economy or otherwise negatively affect our business, operations or financial results. While future emission regulation appears likely, it is too early to predict how this regulation will affect our business, operations or financial results.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the words “believe,” “anticipate,” “expect” and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Whether actual results will conform to the expectations and predictions of management, however, is subject to a number of risks and uncertainties that may cause actual results to differ materially. Such risks are in the section entitled “Risk Factors” on page 4, and in our previous SEC filings.

Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

USE OF PROCEEDS

                We will not receive any proceeds from the sale of Common Stock by the selling security holders.  However, we may receive up to $8,518,532 upon exercise of the Warrants with exercise prices of $5.62 per share for the Warrants issued to accredited investors, and $6.11 per share for the warrants issued to the placement agents in the October Financing and November Financing, the underlying shares of which are included in the registration statement of which this prospectus is a part.  If received, such funds will be used for general corporate purposes, including working capital requirements.  All proceeds from the sale of such securities offered by the selling security holders under this prospectus will be for the account of the selling security holders, as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.”  With the exception of any brokerage fees and commissions which are the obligation of the selling security holders, we are responsible for the fees, costs and expenses of this offering.

SELECTED FINANCIAL DATA

The summary financial data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus.  We derived the financial data as of January 31, 2010 and April 30, 2009 and 2008, and for the nine months ended January 31, 2010 and 2009 and the years ended April 30, 2009 and 2008 from our financial statements included in this prospectus. The historical results are not necessarily indicative of the results to be expected for any future period. All monetary amounts are expressed in U.S. dollars.

	Nine Months Ended		Year Ended
	January 31,		April 30,
	2010	2009	2009	2008
Income Statement Data:
Sales	$75,183,989	$30,900,400	$40,938,128	$23,381,508
Cost of Sales	40,402,155	13,787,078	17,946,206	21,994,429
Gross Profit	34,781,834	17,113,322	22,991,922	1,387,079
Total Operating Expenses	7,663,533	3,710,313	3,996,795	887,464
Operating Income (Loss)	27,118,301	13,403,009	18,995,127	499,615
Total Other Income (Expense)	547,988	(437,243)	(265,356)	(25,174)
Income (Loss) Before Income Taxes	27,666,289	12,965,766	18,729,771	474,441
Income Tax Provision	3,091,404	833,039	1,219,457	186,461
Income/(Loss) from Discontinued Operations, Net of Tax	0	(237,741)	(237,741)	806,368
Net Income Attributable to Non-Controlling Interests	5,375,850	5,192,309	7,315,330	119,879
Net Income (Loss)	$19,199,035	$6,702,677	$9,957,243	$974,469

Earnings (Loss) per share:
Basic	$0.82	$0.31	$0.46	$0.05
Diluted	$0.77	$0.30	$0.46	$0.05
Weighted average shares outstanding:
Basic	23,312,703	21,768,966	21,492,215	20,854,212
Diluted	25,077,410	22,167,964	21,882,215	21,255,210

	As of January 31,	As of April 30,
	2010	2009	2008
Balance Sheets Data:
Cash and Cash Equivalents	$15,204,321	$5,098,711	$948,210
Working Capital	27,239,732	26,374,693	15,393,309
Total Assets	111,506,632	54,275,375	29,740,415
Total Liabilities	38,263,841	19,110,409	9,633,924
Total Shareholders’ Equity	$62,462,674	$22,432,979	$12,238,137

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of the Company for the fiscal years ended April 30, 2009 and  2008 and the nine-month periods ended January 31, 2010 and 2009 should be read in conjunction with the Selected Financial Data, the Company’s  financial statements, and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this prospectus.  We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

                The Company is engaged in and currently generates revenue from its coal mining, coal washing, coal wholesaling and coal coking businesses in China.  Although China has substantial coal resources, due to a lack of organizational skills (among other factors) within the coal industry, China’s mining companies have been unable to produce enough coal to meet China’s coal demand. As the Chinese economy continues with GDP growth at an estimated 7%-8% in 2009 with emphasis on domestic consumption, the Company plans to continue leveraging on its 14 years of in-country experience, U.S. management skills, and U.S. accounting knowledge to become a leading coal energy company in the coal-rich Yunnan Province. The Company plans to expand its coal business by acquiring and expanding upon existing operations, following China’s policy of eliminating small, inefficient coal mines and favoring larger, more efficient operations. Despite the worldwide financial crisis beginning in the fall of 2008, the Company has been able to increase sales and the size of its operations.

We believe that the coal industry in China will continue to consolidate and that we can take advantage of that trend.  Our operations are located in inland China, which is now being developed more than coastal areas, which have historically received most of the government’s focus. We expect this development to expand the demand for our coal.  Under current policy, demand for coal within a province must be satisfied from within that province.  Coal is not transported across province borders.  The provinces where we operate have a strong and growing demand for coal.

We believe that China’s safety and environmental regulations will continue to become more onerous and will raise the barriers to entry in the coal industry.  We expect coal prices to continue to rise in 2010 from their low levels in 2008.

Our results of operations discussed below include those of the LEK air compressor business, which we disposed of in January 2009 and Hon Shen Coal Co., Ltd. (“HSC”), which we acquired effective November 30, 2009 and disposed of in April 2010.

Results of Operations

Comparison of Three Months Ended January 31, 2010 and Three Months Ended January 31, 2009

Revenue

Coal Mining Segment

Tons sold and the associated revenue for the three month periods were as follows:

	Three Months Ended
	January 31,		Increase (Decrease)
	2010	2009	$/ton	%

Coal mining revenue	$17,686,052	$6,844,487	$10,841,565	158.40%
Tons sold	159,752	68,087	91,665	134.63%
Average price per ton sold	110.71	100.53	10.18	10.13%
Coal mining cost of goods sold	4,262,219	1,446,762	2,815,457	194.60%
Tons sold	159,752	68,087	91,665	134.63%
Average coal mining cost of goods sold per ton	26.68	21.25	5.43	25.56%
Coal mining salaries and wages expense	190,158	713,289	(523,131)	-73.34%
Tons sold	159,752	68,087	91,665	134.63%
Average coal mining salaries and wages expense per ton	1.19	10.48	(9.29)	-88.64%
Coal mining selling, general and administrative expense	467,680	452,533	15,147	3.35%
Tons sold	159,752	68,087	91,665	134.63%
Average coal mining selling, general and administrative expense per ton	2.93	6.65	(3.72)	-55.95%
Coal mining operating income	$12,765,995	$4,231,903	$8,534,092	201.66%
Tons sold	159,752	68,087	91,665	134.63%
Average coal mining operating income per ton	79.91	62.15	17.76	28.57%

Total coal mining revenue increased 158.40 % during the three months ended January 31, 2010 as compared to the same three month period in 2009 primarily as a result of 159,752 tons sold during the three months ended January 31, 2010 compared to 68,087 tons during the three months ended January 31, 2009. This increase was attributable to our expanded capacity and demand sufficient to purchase all our production.  The cost per ton sold increased to $110.71 due primarily to increased extraction costs, which is an increase of 10.13% from the prior period.

Total coal mining cost of goods sold increased as sales increased, and generated more direct labors and overhead expenses.

Total coal mining salaries and wages decreased as certain reclassifications were made from personnel cost to cost of goods.

Total coal mining selling, general and administrative expense increased due to the increase of transportation cost, entertainment, auto repair and maintenance, gas and other selling related expenses.

Total coal mining operating income increased based upon the above factors.

Wholesale Coal Segment

Tons sold and the associated revenue for the three month periods were as follows:

	Three Months Ended
	January 31,		Increase (Decrease)
	2010	2009	$/ton	%

Wholesale coal revenue	$3,775,158	$3,144,983	$630,175	20.04%
Tons sold	27,904	24,392	3,512	14.40%
Average price per ton sold	135.29	128.94	6.36	4.93%
Wholesale coal cost of goods sold	3,150,008	2,874,374	275,634	9.59%
Tons sold	27,904	24,392	3,512	14.40%
Average wholesale coal cost of goods sold per ton	112.89	117.84	(4.95)	-4.20%
Wholesale coal salaries and wage expense	17,233	20,099	(2,866)	-14.26%
Tons sold	27,904	24,392	3,512	14.40%
Average wholesale coal salaries and wage expense per ton	0.62	0.82	(0.21)	-25.05%
Wholesale coal selling, general and administrative expense	69,778	58,134	11,644	20.03%
Tons sold	27,904	24,392	3,512	14.40%
Average wholesale coal selling, general and administrative expense per ton	2.50	2.38	0.12	4.92%
Wholesale coal operating income	$538,139	$192,376	$345,763	179.73%
Tons sold	27,904	24,392	3,512	14.40%
Average wholesale coal operating income per ton	19.29	7.89	11.40	144.53%

Total wholesale coal revenue increased 20.04% during the three months ended January 31, 2010 as compared to the same three month period in 2009 primarily as a result of 27,904 tons sold during the three months ended January 31, 2010 compared to 24,392 tons during the three months ended January 31, 2009.  This increase was due to our ability to purchase more coal and to sufficient demand to allow us to resell all the coal we purchased.  The cost per ton sold increased to $135.29 due primarily to an $6.36 per ton increase in purchased coal, which is an increase of 4.93% from the prior period.

Total wholesale coal cost of goods sold increased due to increase in sales.

Total wholesale coal salaries and wages decreased as there were fewer employees in the quarter ended January 31, 2010.

Total wholesale coal selling, general and administrative expense increased due to increase in sales, and related selling expense, such as transportation, marketing and sales expenses.

Total wholesale coal operating income increased based upon the above factors.

Coke Segment

Tons sold and the associated revenue for the three-month periods were as follows:

	Three Months Ended
	January 31,		Increase (Decrease)
	2010	2009	$/ton	%

Coke revenue	$8,370,049	-	$8,370,049	-
Tons sold	49,701	-	49,701	-
Average price per ton sold	168.41	-	168.41	-
Coke cost of goods sold	7,330,959	-	7,330,959	-
Tons sold	49,701	-	49,701	-
Average coke cost of goods sold per ton	147.50	-	147.50	-
Coke salaries and wage expense	91,768	-	91,768	-
Tons sold	49,701	-	49,701	-
Average Coke coal salaries and wage expense per ton	1.85	-	1.85	-
Coke selling, general and administrative expense	129,707	-	129,707	-
Tons sold	49,701	-	49,701	-
Average Coke selling, general and administrative expense per ton	2.61	-	2.61	-
Coke operating income	$817,615	-	$817,615	-
Tons sold	49,701	-	49,701	-
Coke operating income per ton	16.45	-	16.45	-

Total coke sales revenue increased 100% during the three months ended January 31, 2010 as compared to the same three month period in 2009 primarily as a result of 49,701 tons sold during the three months ended January 31, 2010 compared to no tons during the three months ended January 31, 2009, as we acquired our coking segment during second quarter of fiscal 2010.

Total coke cost of goods sold increased by 100% as the Company acquired coking operation during second quarter of fiscal 2010.

Total coke salaries and wages increased by 100% as the Company acquired coking operation during second quarter of fiscal 2010.

Total coke selling, general and administrative expense increased by 100% as the Company acquired coking operation during second quarter of fiscal 2010.

Total coke operating income increased based upon the above factors

Coal Washing Segment

Tons sold and the associated revenue for the three month periods were as follows:

	Three Months Ended
	January 31,		Increase (Decrease)
	2010	2009	$/ton	%

Coal washing revenue	$8,125,004	-	$8,125,004	-
Tons sold	73,186	-	73,186	-
Average price per ton sold	111.02	-	111.02	-
Coal washing cost of goods sold	7,164,917	-	7,164,917	-
Tons sold	73,186	-	73,186	-
Average coal washing cost of goods sold per ton	97.90	-	13.12	-
Coal washing salaries and wage expense	44,208	-	44,208	-
Tons sold	73,186	-	73,186	-
Average coal washing salaries and wage expense per ton	0.60	-	0.60	-
Coal washing selling, general and administrative expense	224,416	-	224,416	-
Tons sold	73,186	-	73,186	-
Average coal washing selling, general and administrative expense per ton	3.07	-	3.07	-
Coal washing operating income	$691,463	-	$691,463	-
Tons sold	73,186	-	73,186	-
Average coal washing operating income	9.45	-	9.45	-

Total coal washing revenue increased 100% during the three months ended January 31, 2010 as compared to the same three month period in 2009 primarily as a result of 73,186 tons sold during the three months ended January 31, 2010 compared to no tons during the three months ended January 31, 2009, as L&L acquired washing segment during first quarter of fiscal 2010.

Total coal washing cost of goods sold increased by 100% as the Company acquired washing operation during first quarter of fiscal 2010.

Total coal washing salaries and wages increased by 100% as the Company acquired washing operation during first quarter of fiscal 2010.

Total coal washing selling, general and administrative expense increased by 100% as the Company acquired washing operation during first quarter of fiscal 2010.

Total coal washing operating income increased based upon the above factors.

Comparison of Nine Months Ended January 31, 2010 and Nine Months Ended January 31, 2009

Coal Mining Segment

Tons sold and the associated revenue for the nine-month periods were as follows:

	Nine Months Ended
	January 31,		Increase (Decrease)
	2010	2009	$/ton	%

Coal Mining revenue	$36,944,180	$20,516,191	$16,427,989	80.07%
Tons sold	339,320	188,550	150,770	79.96%
Average price per ton sold	108.88	108.81	0.07	0.06%
Coal mining cost of goods sold	7,347,012	4,322,744	3,024,268	69.96%
Tons sold	339,320	188,550	150,770	79.96%
Average coal mining cost of goods sold per ton	21.65	22.93	(1.28)	-5.58%
Coal mining salaries and wages expense	1,376,950	897,719	479,231	53.38%
Tons sold	339,320	188,550	150,770	79.96%
Average coal mining salaries and wages expense per ton	4.06	4.76	(0.70)	-14.71%
Coal mining selling, general and administrative expense	1,737,751	1,403,546	334,205	23.81%
Tons sold	339,320	188,550	150,770	79.96%
Average coal mining selling, general and administrative expense per ton	5.12	7.44	(2.32)	-31.17%
Coal mining operating income	$26,482,467	$13,892,182	$12,590,285	90.63%
Tons sold	339,320	188,550	150,770	79.96%
Average coal mining operating income per ton	78.05	73.68	4.37	5.93%

Total coal sales revenue increased 80.07% during the nine months ended January 31, 2010 as compared to the same nine- month period in 2009 primarily as a result of 339,320 tons sold during the nine months ended January 31, 2010 compared to 188,550 tons during the nine months ended January 31, 2009. The cost per ton sold increased to $108.88 due primarily to a $0.07 per ton increase in extraction costs, which is an increase of 0.06% from the prior period.

Total coal cost of goods sold increased as sales increased and generated more direct labors and overhead expenses.

Total coal mining salaries and wages increased due to additional employees and regular salary increases.

Total coal mining selling, general and administrative expenses increased due to the increase of transportation cost, entertainment, car repair and maintenance, gas and other selling related expenses.

Total coal mining operating income increased based upon the above factors.

Wholesale Coal Segment

Tons sold and the associated revenue for the nine month periods were as follows:

	Nine Months Ended
	January 31,		Increase (Decrease)
	2010	2009	$/ton	%

Wholesale coal revenue	$11,847,306	$10,384,209	$1,463,097	14.09%
Tons sold	90,274	68,908	21,366	31.01%
Average price per ton sold	131.24	150.70	(19.46)	-12.91%
Wholesale coal cost of goods sold	10,199,980	9,464,334	735,646	7.77%
Tons sold	90,274	68,908	21,366	31.01%
Average wholesale coal cost of goods sold per ton	112.99	137.35	(24.36)	17.74%
Wholesale coal salaries and wage expense	57,321	71,047	(13,727)	-19.32%
Tons sold	90,274	68,908	21,366	31.01%
Average wholesale coal salaries and wage expense per ton	0.63	1.03	(0.40)	-38.83%
Wholesale coal selling, general and administrative expense	121,502	228,852	(107,350)	-46.91%
Tons sold	90,274	68,908	21,366	31.01%
Average wholesale coal selling, general and administrative expense per ton	1.35	3.32	(1.97)	59.34%
Wholesale coal operating income	$1,468,503	$619,976	$848,527	136.86%
Tons sold	90,274	68,908	21,366	31.01%
Average wholesale coal operating income per ton	16.27	9.00	7.27	80.78%

Total wholesale coal revenue increased 14.09% during the nine months ended January 31, 2010 as compared to the same nine- month period in 2009 primarily as a result of 90,274 tons sold during the nine months ended January 31, 2010 compared to 68,908 tons during the nine months ended January 31, 2009.  The cost per ton sold decreased to $131.24 due primarily to a $19.46 per ton decrease in purchased coal, which is a decrease of 12.91% from the prior period.

Total wholesale coal cost of goods sold increase due to increase in sales.

Total wholesale coal salaries and wages decreased due to there being fewer employees.

Total wholesale coal selling, general and administrative expense increased due to improvement in efficiency and cost control during the nine months.

Total wholesale coal operating income increased based upon the above factors.

Coke Segment

Tons sold and the associated revenue for the nine month periods were as follows:

	Nine Months Ended
	January 31,		Increase (Decrease)
	2010	2009	$/ton	%

Coke revenue	$8,719,537	-	$8,719,537	-
Tons sold	52,396	-	52,396	-
Average price per ton sold	166.42	-	166.42	-
Coke cost of goods sold	7,610,549	-	7,610,549	-
Tons sold	52,396	-	52,396	-
Average coke cost of goods sold per ton	145.25	-	145.25	-
Coke salaries and wage expense	96,843.53	-	96,843.53	-
Tons sold	52,396	-	52,396	-
Average Coke coal salaries and wage expense per ton	1.84	-	1.84	-
Coke selling, general and administrative expense	144,203.71	-	144,203.71	-
Tons sold	52,396	-	52,396	-
Average Coke selling, general and administrative expense per ton	2.75	-	2.75	-
Coke operating income	$868,300	-	$868,300	-
Tons sold	52,396	-	52,396	-
Coke operating income per ton	16.57	-	16.57	-

Total coke sales revenue increased during the nine months ended January 31, 2010 as compared to the same nine-month period in 2009 primarily as a result of 52,396 tons sold during the nine months ended January 31, 2010 compared to no tons during the nine months ended January 31, 2009, as we acquired our coking segment during the second quarter of fiscal 2010.

Total coke cost of goods sold increased as the Company acquired its coking operation during second quarter of fiscal 2010.

Total coke salaries and wages increased as the Company acquired its coking operation during second quarter of fiscal 2010

Total coke selling, general and administrative expenses increased by 100% as the Company acquired its coking operation during second quarter of fiscal 2010.

Total coke operating income increased based upon the above factors.

Coal Washing Segment

Tons sold and the associated revenue for the nine month periods were as follows:

	Nine Months Ended
	January 31,		Increase (Decrease)
	2010	2009	$/ton	%

Coal washing revenue	$17,672,966	-	$17,672,966	-
Tons sold	152,456	-	152,456	-
Average price per ton sold	115.92	-	115.92	-
Coal washing cost of goods sold	15,244,613	-	15,244,613	-
Tons sold	152,456	-	152,456	-
Average coal washing cost of goods sold per ton	99.99	-	99.99	-
Coal washing salaries and wage expense	123,347	-	123,347	-
Tons sold	152,456	-	152,456	-
Average coal washing salaries and wage expense per ton	0.81	-	0.81	-
Coal washing selling, general and administrative expense	547,995	-	547,995	-
Tons sold	152,456	-	152,456	-
Average coal washing selling, general and administrative expense per ton	3.59	-	3.59	-
Coal washing operating income	$1,757,011	-	$1,757,011	-
Tons sold	152,456	-	152,456	-
Average coal washing operating income	11.52	-	11.52	-

Total coal washing revenue increased 100% during the nine months ended January 31, 2010 as compared to the same nine-month period in 2009 primarily as a result of 152,456 tons sold during the nine months ended January 31, 2010 compared to no tons during the nine months ended January 31, 2009, as we acquired our washing segment during the first quarter of fiscal 2010.

Total coal washing cost of goods sold increased by 100% as the Company acquired its washing operation during first quarter of fiscal 2010.

Total coal washing salaries and wages increased by 100% as the Company acquired its washing operation during first quarter of fiscal 2010.

Total coal washing selling, general and administrative expenses increased by 100% as the Company acquired its washing operation during first quarter of fiscal 2010.

Total coal washing operating income increased based upon the above factors.

Three Months Ended January 31, 2010 (“2010”) Compared to the Three Months Ended January 31, 2009 (“2009”)

Total Revenue

During the three-month period ended January 31, 2010, the Company sales increased by approximately 280% from $9,989,470 in 2009 to $37,956,263 in 2010.  The increase in revenue was mainly due to the increase of sales volume and price per unit as detailed in the table above.

Cost of Sales and Gross Profit

During the three-month period ended January 31, 2010, the Company cost of sales increased by approximately 407% from $4,321,136 in 2009 to $21,908,104 in 2010.  The gross profit increased by approximately 183% from $5,668,334 in 2009 to $16,048,159 in 2010.  . These increases were mainly due to the increase of sales of our existing operations and newly acquired PYC, HongXing and ZoneLin operations.

Total Operating expenses

Total operating expense of $2,986,044 incurred in the three months ended January 31, 2010, representing an increase of $1,476,744 (or 98%) as compared to $1,509,300 in 2009. The increase was due to an increase in personnel, legal and professional expenses as the Company expanded.

Interest expenses

Interest expense was $60,672 for the three months ended January 31, 2010, representing a decrease of $284,067 (or 82%) from $344,739 in 2009. The decrease reflected reduced balances of bank loans during the period.

Other Expenses (Income)

Other income of $12,907 for the three months ended January 31, 2010, represented a decrease of $74,812 (or 85%) compared to $87,719 in 2009.

Income Taxes

Income taxes of $1,924,006 for the three months ended January 31, 2010, represented an increase of $1,663,124 (or 638%) from $260,882 in 2009. The increase was due to increased net income during the period.

Discontinued Operations

There was no income from discontinued operations for the three months ended January 31, 2010, while there was $306,879 income from discontinued operations in 2009 due to the disposal of the LEK operation.

Non-controlling Interest

Non-controlling interest for the three months ended January 31, 2010 was $1,532,219, representing a decrease of $33,593 (or 2%) from $1,565,812 from the same period in 2009. The decrease of non-controlling interest is mainly due to changes of its equity ownership of the Company’s subsidiaries.

Net Income

Net income increased by $7,789,684 (or 440%) to $9,558,125 during the current quarter, compared to net income of $1,768,441 in 2009. The increase is mainly due to the acquisition of HSC, PYC, HongXing and ZoneLin, and the increase efficiencies of the operations of the subsidiaries.

Nine Months Ended January 31, 2010 (“2010”) Compared to the Nine Months Ended January 31, 2009 (“2009”)

Total Revenue

During the nine-month period ended January 31, 2010, the Company sales increased by approximately 143% from $30,900,400 in 2009 to $75,183,989 in 2010.  The increase in revenue was mainly due to the increase of sales volume and price per unit as detailed in the table above.

Cost of Sales and Gross Profit

During the nine-month period ended January 31, 2010, the Company cost of sales increased by approximately 193% from $13,787,078 in 2009 to $40,402,155 in 2010.  The gross profit increased by approximately 103% from $17,113,322 in 2009 to $34,781,834 in 2010. These increments were a result of the increase of sales of our existing operations, and the  acquisition of HSC, PYC, HongXing and ZoneLin.

Total Operating expenses

Total operating expense of $7,663,533 incurred in the nine months ended January 31, 2010, represented an increase of $3,953,220 (or 107%) as compared to $3,710,313 in 2009. The increase was due to an increase in personnel, legal and professional expenses as the Company expanded.

Interest expenses

Interest expense of $93,974 for the nine months ended January 31, 2010, represented a decrease of $345,986 (or 79%) from $439,960 in 2009. The decrease was due to lower principal balances of bank loans for the period.

Other Expenses (Income)

Other income of $641,962 for the nine months ended January 31, 2010, represented an increase of $639,245 (or 23,527%) compared to $2,717 in 2009. This amount consisted of $528,697 from sales of unused machines and scrap steel and cables, a $100,358 tax credit for hiring disabled personnel and $12,907 of interest income.

Income Taxes

Income taxes of $3,091,404 for the nine months ended January 31, 2010, represented an increase of $2,258,365 (or 271%) from $833,039 in 2009. The increase was due to increased net income for the period.

Discontinued Operations

There was no income from discontinued operations for the nine months ended January 31, 2010, while there was $237,741 income from discontinued operations in 2009 due to the disposal of LEK operation.

Non-controlling Interest

Non-controlling interest for the nine months ended January 31, 2010 was $5,375,850 representing an increase of $183,541 (or 4%) from $5,192,309 for the same period in 2009.

Net Income

Net income increased by $12,496,358 (or 186%) to $19,199,035 in 2010, compared to net income of $6,702,677 in 2009. The increase is mainly due to the acquisition of HSC, PYC, HongXing and ZoneLin, and the increased efficiencies of the operations of the subsidiaries.

Comparison of Fiscal Years Ended April 30, 2009 and 2008

                During the year ended on April 30, 2009, the Company’s coal related sales increased by approximately 75% to $40,938,128 as compared to $23,381,508 for 2008.  The sales reported on the Consolidated Statements of Income excludes sales generated by LEK sales because of our disposal of the LEK air compressor operation in January of 2009 See Note 21 (Discontinued Operation) to our Financial Statements.  The increase in our sales for 2009 was mainly due to our acquisition of a controlling equity interest in the DaPuAn and SuTsong Mines, which occurred May 2008.

Total Operating expenses:

Total operating expenses for the year ended April 30, 2009 were $3,996,795 as compared to $887,464 for the year ended April 30,

2008, an increase of $3,109,331 (or 350%). The increase in total operating expenses was mainly due to the newly acquired 2 Mines, which resulted in an increase of our operating expenses, as well as personal cost and selling, general and administrative expenses in the amount of $2,111,361.

Interest expenses:

Interest expenses for the year ended April 30, 2009 were $265,186 as compared to $24,935 for the year ended April 30, 2008, an increase of $240,251 (or 963%). The increase reflected an increase in interest expenses due to the newly acquired DaPuAn and SuTsong  Mines during the year ended April 30, 2009.

Minority Interest:

Minority interest for the year ended of April 30, 2009 was $7,315,330 compared to the minority interest for the same period ended April 30, 2008 of $119,879. The increase in minority interest of $7,195,451 (6,002%) was due to the 40% of minority interest related to the newly acquired DaPuAn and SuTsong Mines.

Net Income:

Net income increased by $8,982,774 (or 921%) to $9,957,243 for the year ended April 30, 2009 as compared to net income of $974,469 for 2008. The increase in net income was a result of increased revenue generated from sales of coal from the newly acquired DaPuAn and SuTsong Mines sales which occurred during the current year ended April 30, 2009.

Liquidity and Capital Resources:

Operating activities: Net cash provided by operating activities was $16,319,001 during the nine months ended January 31, 2010, while in the same of period in 2009, the net cash provided by operating activities was $10,692,895,an increase in 2010 of $5,626,106 (or 53%).  The increase was mainly due to the combined effect of an increase of accounts receivables by $12,753,485, an increase of net income by $12,679,899, an increase of prepaid and other assets by $6,889,973, an increase of other receivable by $2,329,503, an increase in depreciation and amortization by $1,818,203, a decrease of accounts payable by $13,629,363, a decrease in cash provided of discontinued operation by $12,039,379, a decrease of accrued liabilities by $2,216,630 and a decrease of customer deposit by $2,032,458. The Company's operating cash flow is highly dependent upon its ability to and collect accounts receivable in a timely manner.

Investing activities: Net cash used in investing activities was $22,215,000 during the nine months ended January 31, 2010, compared to $3,406,682 used in investing activities during the same period in 2009. The increase in net cash used of $18,808,318 (or 552%), was  due to the acquisition of HSC, PYC and TNI, an increase in acquisition of property and equipment of $13,755,088, and a net disposal of discontinued operations of $3,737,194

Financing activities: Net cash provided by financing activities was $15,964,165 during the nine months ended January 31, 2010, compared to $604,413 used during the same period in 2009. The increase of $16,568.578 (or 2741%), was mainly due to the increase in proceeds from issuance of stock of $9,490,919, the increase in loans to associates of $5,983,636, the proceeds from warrant conversion by $2,598,000, a decrease of long-term payable of $3,000,000 and a decrease of cash used in financing activities of discontinued operation of $2,274,430..

The current assets of the Company were $49,558,092 and $42,485,102 on January 31, 2010 and April 30, 2009 respectively. The increase in current assets of $7,072,990 (or 16.6%) was primarily due to the increase of cash and equivalent by $10,105,610, the increase of prepaid and other current assets by $5,271,237, the increase of inventories by $4,449,147, the increase in accounts receivable of $1,957,087, the decrease of other receivables by $8,726,455, and the decrease of loan from business associates by $5,983,636.

The current liabilities were $22,318,360 and $16,110,409 on January 31, 2010 and April 30, 2009 respectively. The increase of the current liabilities by $6,207,951 (or 39%) was primarily due to the increase in customer deposits by $3,854,797, the increase in other payables by $ 3,128,253, the increase in tax payable by $1,787,973, the increase of bank loan by $1,742,313, the decrease of due to shareholder by $910,791, and the decrease in accounts payable by $3,197,673.

We have three short term bank loans with the total amount of $1,742,313. The interest rates were from 11.88% to 13.32%.

During the quarter ended January 31, 2010, we entered into three loan agreements with Yunnan Rural Credit Cooperatives with terms of one year to finance its working capital and coal washing facility expansion construction n. The terms are as follow:

1) RMB 3 million, effective January 21, 2010, with a maturity date of January 21, 2011, and interest rate of 11.88%;

2) RMB 3.5 million, effective April 13, 2009, with a maturity date of April 13, 2010, and interest rate of 13.32%;

3) RMB 5.4 million, effective November 28, 2009, with a maturity date of November 28, 2010, and interest rate of 13.32%;

Lender	Interest rate per annum	January 31, 2010
		RMB	US$

Yunnan Rural Credit Cooperatives
January 21, 2010 to January 21, 2011	11.88%	3,000,000	439,239
April 13, 2009 to April 13, 2010	13.32%	3,500,000	512,445
November 28 2009 to November 28, 2010	13.32%	5,400,000	790,630
		11,900,000	1,742,313

LONG-TERM PAYABLE

During the third quarter of fiscal 2010, the Company entered into two loan agreements with banks in China.  The first loan was for RMB 14,300,000 or approximately $1,951,000.  This loan carried an interest rate of 5.4% per annum and matures on December 23, 2011.  The second loan was for RMB 15,000,000 or approximately $2,196,000.  The loan carries an interest rate of 9.7% per annum and matures on February 26, 2011.  Both loans are unsecured.  The long-term payables are owed to the sellers of the acquired businesses of PYC, TNI and HSC, in the amount of $3,392,235.

                                                                                Item 303 – Contractual Obligation Table

	Total	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
Bank Loans	$ 5,376,869	$ 3,425,869	$ 1,951,000	-	-
Long-term payables	6,500,000	6,000,000	500,000	-	-
Operating lease	48,000	48,000	-	-	-
Total	$ 11,924,869	$ 9,473,869	$ 2,451,000	-	-

Recent Financings

October 2009 Financing

                On October 8, 2009, (the "Company") entered into a Securities Purchase Agreement with accredited investors (the "October Buyers"), pursuant to which the Company sold issued Units (the "October Units") to the October Buyers, consisting of common stock and common stock warrants. Each Unit purchased consisted of one share of unregistered common stock of the Company (the "Common Stock") and 6/10ths of a warrant (the "October Warrants") to purchase a share of common stock at an exercise price of $5.62 per share and expiring in October 2014 (as exercised, collectively the "October Warrant Shares"). Each Unit was priced at $3.90.  On October 8, 2009, our common stock closed at $5.58 per share on the OTCBB.  The Company sold a total of 1,371,021 October Units for gross proceeds of $5,346,980 and representing 1,371,021 shares of Common Stock.  Pursuant to the terms of October Warrants, the October Buyers also became entitled to purchase up to approximately 822,613 shares of Common Stock of the Company at an exercise price of $5.62 per share.  The October Warrants have a term of 60 months after the issue date of October 8, 2009.  The exercise price and number of shares issuable upon exercise of the October Warrants are subject to customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.  The October Warrants also have a cashless exercise provision that such holders may utilize after six months from the issuance date of such warrant if a registration statement covering the shares of Common Stock underlying the October Warrants is not available to the Warrant holders and a provision which limits the October Warrant holders right to exercise the October Warrant if such exercise would result in the holder owning more than 9.99% of the Common Stock.  Laidlaw & Co. (UK) Ltd., a member of FINRA, acted as the placement agent for the transaction which was closed on October 8, 2009 at $5.58 per share of the last trading price.

                Pursuant to the Registration Rights Agreements (the “Registration Rights Agreement”) executed by and between the Company and the October Buyers in connection with the October Financing, the Company is required to file a registration statement on Form S-1 or Form S-3 (the "Registration Statement") within 90 days after the closing of the transaction for purposes of registering the resale of all of the Common Stock and any shares of capital stock of the Company issued or issuable with respect to the October Warrant Shares and the October Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on exercises of the October Warrants (together with the October Warrant Shares, the "October Registrable Securities").  If the Company fails to timely file the Registration Statement by the filing deadline, it will be required to pay cash penalties in the amount of one percent (1%) of the October Unit price up to a maximum of six percent (6%), subject to the terms of the Registration Rights Agreement.

                Also, in connection with October Financing, Mr. Dickson V. Lee, the Company’s Chief Executive Officer, the Company and the October Buyers entered into a Make Good Escrow Agreement (the “October Make Good Agreement”) pursuant to which Mr. Lee agreed to place a certain number of the Company's common shares that he owns into escrow (the “October Escrow Shares”).  Pursuant to the terms of the October Make Good Agreement, one-half of the October Escrow Shares will be released back to Mr. Lee if the Company has equal to or more than $32,040,000 in after tax net income before non-controlling interest (calculated in accordance with U.S. GAAP, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ending April 30, 2010 (“2010 Form 10-K”) and as adjusted under the terms of the October Make Good Agreement) for the fiscal year ending April 30, 2010; otherwise, these October Escrow Shares will be distributed to the October Buyers in proportion to each October Buyer’s purchase price for its October Units.  Likewise, the remaining half of the October Escrow Shares will be released back to Mr. Lee if the Company has equal to or more than $108,118,950 in net revenues (calculated in accordance with U.S. GAAP, as reported in the 2010 Form 10-K and as adjusted under the terms of the October Make Good Agreement); otherwise, these October Escrow Shares will be proportionately distributed to the October Buyers.

                The October Financing was completed through a private placement to accredited investors and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended ("Securities Act").  Laidlaw & Company (UK) Ltd. (“Laidlaw”) acted as the placement agent and financial advisor for this transaction.  Laidlaw received cash fees consisting of eight percent (8%) of the gross proceeds and warrants to purchase 109,682 shares of the Company's common stock at $6.11 per share under the same terms as the Unit warrants.

November 2009 Financing

                On November 6, 2009, (the "Company") entered into a Securities Purchase Agreement with accredited investors (the "November Buyers"), pursuant to which the Company sold issued Units (the "November Units") to the November Buyers, consisting of common stock and common stock warrants. Each Unit purchased consisted of one share of unregistered common stock of the Company (the "Common Stock") and 6/10ths of a warrant (the "November Warrants") to purchase a share of common stock at an exercise price of $5.62 per share and expiring in November 2014 (as exercised, collectively the "November Warrant Shares"). Each Unit was priced at $3.90.  On November 6, 2009, our common stock closed at $5.65 per share on the OTCBB.  The Company sold a total of 835,389 November Units for gross proceeds of $3,258,000 and representing 835,389 shares of Common Stock.  Pursuant to the terms of November Warrants, the November Buyers also became entitled to purchase up to approximately 501,236 shares of Common Stock of the Company at an exercise price of $5.62 per share.  The November Warrants have a term of 60 months after the issue date of November 6, 2009.  The exercise price and number of shares issuable upon exercise of the November Warrants are subject to customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.  The November Warrants also have a cashless exercise provision that such holders may utilize after six months from the issuance date of such warrant if a registration statement covering the shares of Common Stock underlying the November Warrants is not available to the Warrant holders and a provision which limits the November Warrant holders right to exercise the November Warrant if such exercise would result in the holder owning more than 9.99% of the Common Stock.  The November Financing closed on November 6, 2009 at $5.65 per share of the last trading price.

                Pursuant to the Registration Rights Agreements (the “Registration Rights Agreement”) executed by and between the Company and the November Buyers in connection with the November Financing, the Company is required to file a registration statement on Form S-1 or Form S-3 (the "Registration Statement") within 90 days after the closing of the transaction for purposes of registering the resale of all of the Common Stock and any shares of capital stock of the Company issued or issuable with respect to the November Warrant Shares and the November Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on exercises of the November Warrants (together with the November Warrant Shares, the "November Registrable Securities").  If the Company fails to timely file the Registration Statement by the filing deadline, it will be required to pay cash penalties in the amount of one percent (1%) of the November Unit price up to a maximum of six percent (6%), subject to the terms of the Registration Rights Agreement.

                Also, in connection with November Financing, Mr. Lee, the Company’s Chief Executive Officer, the Company and the November Buyers entered into a Make Good Escrow Agreement (the “November Make Good Agreement”) pursuant to which Mr. Lee agreed to place a certain number of the Company's common shares that he owns into escrow (the “November Escrow Shares”).  Under the terms of the November Make Good Agreement, since $3,258,000 was raised in this financing, the actual number of November Escrow Shares that are subject to this Make Good Agreement is approximately 395,615 shares (the “Actual November

Escrow Shares”).  Further, pursuant to the terms of the November Make Good Agreement, one-half of the Actual November Escrow Shares will be released back to Mr. Lee if the Company has equal to or more than $32,040,000 in after tax net income before non-controlling  interest (hereinafter referred to as the “2010 Actual ATNI” and which shall be calculated in accordance with U.S. GAAP, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ending April 30, 2010 (the “2010 Form 10-K”) and as adjusted under the terms of the November Make Good Escrow Agreement) for the fiscal year ending April 30, 2010; otherwise, the aggregate number of Actual November Escrow Shares to be distributed to the November Buyers (with such distribution being in proportion to each November Buyer’s purchase price for its Units) are calculated as follows: (i) if the difference between the 2010 Guaranteed ATNI of $32,040,000 (the “2010 Guaranteed ATNI”) minus the 2010 Actual ATNI is equal to or greater than 50% of the 2010 Guaranteed ATNI, then the aggregate number of Actual November Escrow Shares to be distributed to the November Buyers in this financing on a pro rata basis shall equal 50% of the Actual Escrow Shares; or (ii) if the difference between the 2010 Guaranteed ATNI minus the 2010 Actual ATNI is less than 50% of the 2010 Guaranteed ATNI, then the aggregate number of Actual November Escrow Shares to be distributed to the November Buyers in this financing on a pro rata basis shall be calculated by multiplying: (A) 50% of the Actual November Escrow Shares times (B) a fraction with a numerator of the difference between the 2010 Guaranteed ATNI minus 2010 Actual ATNI multiplied by 2 and a denominator of the 2010 Guaranteed ATNI.  Likewise, under the November Make Good Agreement, the other remaining half of the Actual November Escrow Shares will be released back to Mr. Lee if the Company has equal to or more than $108,118,950 in net revenues (hereinafter referred to as the “2010 Actual Revenue” and which shall be calculated in accordance with U.S. GAAP, as reported in the 2010 Form 10-K and as adjusted under the terms of the November Make Good Escrow Agreement); otherwise, the aggregate number of Actual November Escrow Shares to be proportionately distributed to the November Buyers shall be calculated as follows: (i) if the difference between the 2010 Guaranteed Revenue of $108,118,950 (the “2010 Guaranteed Revenue”) minus the 2010 Actual Revenue is equal to or greater than 50% of the 2010 Guaranteed Revenue, then the aggregate number of Actual November Escrow Shares to be distributed to the November Buyers in this financing on a pro rata basis shall equal 50% of the Actual November Escrow Shares; or (ii) if the difference between the 2010 Guaranteed Revenue minus the 2010 Actual Revenue is less than 50% of the 2010 Guaranteed Revenue, then the aggregate number of Actual November Escrow Shares to be distributed to the November Buyers in the November Financing on a pro rata basis shall be calculated by multiplying: (A) 50% of the Actual November Escrow Shares times (B) a fraction with a numerator of the difference between the 2010 Guaranteed Revenue minus 2010 Actual Revenue multiplied by 2 and a denominator of the 2010 Guaranteed Revenue.  The November Financing was completed through a private placement to accredited investors and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended ("Securities Act").  Barretto Securities Inc. (“Barretto”) acted as the placement agent and financial advisor for this transaction.  Barretto received cash fees consisting of eight percent (8%) of the gross proceeds and warrants to purchase 66,832 shares of the Company's common stock at $6.11 per share under the same terms as the November Unit warrants.

Off-Balance Sheet Arrangements:

The Company does not have any off-balance sheet financing arrangements.

The Company's current ratio (current assets divided by current liabilities, a ratio used to determine the Company's ability to pay its short-term liabilities) is 2.77 as of October 31, 2009 compared to 2.63 as of April 30, 2009. As a general rule, the higher the current ratio, the more likely the Company will be able to pay its short-term bills.

Critical Accounting Policies and Estimates

The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In doing so, the Company must make estimates and assumptions based on these principles. Many of the estimates and assumptions involved in the application of U.S. GAAP may have a material impact on the reported financial condition, operational performance, and the comparability of such reported information over different reporting periods. The nature of the estimates or assumptions is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters of the susceptibility of such matters to changes; the impact of estimates and assumptions on financial condition or operational performance may be material. There may be uncertainties attached to the estimates or assumptions, or may be difficult to measure or value.

As assumptions for specific sensitivities may change as a result of other possible outcomes, these estimates/assumptions may change in the future and may affect our reported amounts of assets, liabilities, revenue and expense, as well as disclosures of contingent assets and liabilities.

The Company’s internal control over financial reporting includes those policies and procedures that:

(i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only with the appropriate authorization of our management and directors; and (iii) provide reasonable assurance for the prevention or timely detection of unauthorized acquisition, use or disposition of assets that could have a material effect on the financial statements.

The following accounts may require estimates in computing the balances:

Principles of Consolidation – The fully consolidated financial statements include the accounts of the Company, and its 100% ownership of KMC subsidiary including coal wholesale and Ping coal mine, 80% of operations of LLC including both coal mining and coal washing, and 93% of HSC, and 98% of TNI (coal washing and coking operations).  The Company consolidates 100% of all subsidiaries and shows the minority interest as Non-Controlling Interests.  All significant inter-company accounts and transactions are eliminated.

Cash and Cash Equivalents – The Company considers all highly liquid investments with a maturity of three months or less from the date of purchase to be cash equivalents. Cash and cash equivalent consist of cash on deposit with banks and cash on hand.

Revenue Recognition – The Company’s revenue recognition policies are in compliance with ASC 605, which stipulates recognition of revenue when a formal arrangement exists, the price is fixed or determinable, the delivery to the customers’ site is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

When the Company purchases coal from other mining companies, the customers pick up the coal directly from those mine premises or the coal is shipped directly from other coal mining companies.  Purchases and shipments of the coal from other mining companies are arranged at the same time.  Revenue of brokered coal is recognized at the time of delivery.

Accounts receivable – The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

Inventories – Inventories are stated at the lower of cost and net realizable value, as determined on moving average basis.

Use of Estimates – The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Based on our past experience, these estimates are reasonably accurate, have not been changed, and these estimates are reasonably not likely to be changed in the future.  Actual results could differ from those estimates.

Prior amounts have been updated from those presented in previously filed Forms 10-Q to reflect implementation of ASC 810-10), “Noncontrolling Interests in Consolidated Financial Statements”.

Foreign currency translation - The Company’s foreign subsidiaries maintain their financial statements in the local currency which has been determined to be the functional currency.  Substantially all overseas operations are conducted in China, using the functional currency Renminbi (RMB).  Assets and liabilities denominated in foreign currencies are translated into U.S. Dollars at the rates in effect at the balance sheet date.  Revenues and expenses are translated at average rates for the year.  Related translation adjustments are reported as a separate component of stockholders’ equity, whereas gains and losses resulting from foreign currency transactions are included in the results of operations.

Asset Retirement Cost and Obligation – The Company follows Accounting for Asset Retirement Obligations, codified in FASB ASC Topic 410.  This Statement generally requires that the Company’s legal obligations associated with the retirement of long-lived assets are recognized at fair value at the time the obligations are incurred.  Obligations normally are incurred at the time development of a mine commences for underground mines or construction begins for support facilities and refuse areas. The obligation’s fair value is determined using discounted cash flow techniques and is accreted over time to its expected settlement value.  Upon initial recognition of a liability, a corresponding amount is capitalized as part of the carrying amount of the related long-lived asset.  Amortization of the related asset is calculated on a unit-of-production method by amortizing the total cost over the salable reserves determined under Industry Guide 7, multiplied by production during the period.

Environmental Costs – The PRC has adopted extensive environmental laws and regulations that affect the operations of the coal mining industry. The outcome of environmental liabilities under proposed or future environmental legislation cannot be reasonably estimated at present, and could be material. Under existing legislation, however, Company management believes that there are no probable liabilities that will have a material adverse effect on the financial position of the Company.

Property, Plant, Equipment, and Mine Development – Property, plant equipment and Mine Development are stated at cost, less accumulated depreciation. Costs of mine development, expansion of the capacity of or extending the life of our mine are capitalized and principally amortized using the units-of-production method over the actual tons of coals produced directly benefiting from the capital expenditure. Mobile mining equipment and other fixed assets are stated at cost and depreciated on a straight-line basis over the estimated useful lives ranging from 10 to 12.5 years. Leasehold improvements are amortized over their estimated useful lives or the term of the lease, whichever is shorter. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are generally expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.

The estimated useful lives for each category of the fixed assets are as follows:

Building, Mining Structure and Plant	25 Years
Motor Vehicles and Equipment	5 Years
Machinery	10-12.5 Years

Building, mining structure, and plant is related to our coal mining related operations. The mining structure includes the main and auxiliary mine shafts, underground tunnels, and other integrant mining infrastructure. Depreciation for the mine shafts is provided to write off the cost of the mining structure using the units of production method based on salable reserves determined under Industry Guide 7.

Based on updated geological reports and new estimated production volume, the estimated useful life of mining structures ranges from 20 to25 years.

Impairment of Long-Lived Assets – Long-lived assets, which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of January 31, 2010 and 2009, there were no impairments of its long-lived assets.

Monetary Policy – It is our general practice to establish an American-China joint venture, when feasible, to ensure the Company’s US presence in China. Under the Chinese law, American-China joint venture has little restriction regarding to the ability to transfer retained earnings from China to the US, or other countries outside China when tax is fully paid in China.

Income Taxes – The Company utilizes Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of Accounting for Uncertainty in Income Taxes.  As a result of the implementation of FIN 48, the Company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by the accounting standards. The Company recognized no material adjustments to liabilities or stockholders’ equity. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. The adoption of this accounting standard did not have a material impact on the Company’s financial statements.

Impact of Recent Accounting Pronouncements

In April 2009, the FASB issued ASC 320-10-65, “Recognition and Presentation of Other-Than-Temporary Impairments”. This amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. It does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. It is effective for interim and annual periods ending after June 15, 2009. The adoption did not have a material impact on the Company’s consolidated financial position or results of operations.

In April 2009, the FASB issued ASC 820-10-65, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”. It provides additional guidance for estimating fair value in accordance with ASC 820 when the volume and level of activity for the asset or liability have significantly decreased and includes guidance on identifying circumstances that indicate a transaction is not orderly. This FSP does not change the definition of fair value under ASC 820. The FSP is effective for interim and annual periods ending after June 15, 2009. The adoption did not have a material impact on the Company’s consolidated financial position or results of operations.

In May 2009, the FASB issued ASC 855, Subsequent Events. It establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It is effective for interim and annual periods ending after June 15, 2009. The adoption did not have a material impact on the Company’s consolidated financial position or results of operations.

In June 2009, the FASB issued The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (the Codification). The Codification became the single official source of authoritative, nongovernmental U.S. GAAP. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption did not have a material impact on the Company’s consolidated financial position or results of operations.

In September 2009 the New FASB Accounting Standards Update 2009-08 issued in Earnings Per Share (amendments to Section 260-10-S99). This update includes technical corrections to Topic 260-10-S99 Earnings Per Share, based on EITF Topic D-53, “Computation of Earnings Per Share for a Period that includes redemption or an induced conversion of a portion of a class of preferred stock” and EITF Topic D-42, “The effect of the calculation of Earnings Per Share for the redemption or induced conversion of preferred stock.” The adoption did not have a material impact on the Company’s consolidated financial position or results of operations.

ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements (“ASU 2010-06”) was issued in January 2010. This ASU amends ASC Subtopic 820-10, Fair Value Measurements and Disclosures—Overall, to require new disclosures regarding transfers in and out of Level 1 and Level 2, as well as activity in Level 3, fair value measurements. This ASU also clarifies existing disclosures over the level of disaggregation in which a reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. This ASU further requires additional disclosures about valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. ASU 2010-06 will be effective for financial statements issued by the Company for interim and annual periods beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements in the rollforward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010. The Company expects to adopt ASU 2010-06 for the quarter ending July 31, 2010

The Company does not expect the implementation of any of the foregoing pronouncements to have a material impact on its results of operations or financial position.

DESCRIPTION OF BUSINESS

Our Current Corporate Structure

Our current organizational structure is as follows (the percentages depict the current equity interests):

(1)      In accordance with applicable PRC regulations on ownership of mining-related companies, this equity ownership is held in trust for the benefit of the Company by a Chinese citizen nominee.

ACQUISITIONS AND DISPOSITIONS OF BUSINESS ENTITIES IN CHINA

                The Company performs quantitative financial reviews to determine its acquisition and disposition strategies. With its management’s bilingual abilities, analytical skills, and China-in-Country experience that it has developed over the past 14 years, the Company communicates well with Chinese business communities and believes that it can continue to acquire, develop, and operate additional profitable energy operations in China.

Acquisitions

                In 2006, the Company acquired KMC, which conducts coal wholesaling, has been in the coal wholesale business for the 13 years and owns the Tian-Ri mine. The Company owns 100% of KMC’s equity.  In May 2008, the Company acquired controlling equity ownership interests in two operating coal mines located in Yunnan Province – the DaPuAn mine and the SuTsong mine . On January 1, 2010, we formed our subsidiary TNI and through it on that date acquired the ZoneLin coal coking operation and the SeZone County Hong Xing coal washing operation (“Hong Zing”).  On January 18, 2010, KMC acquired the Ping Yi Coal Mine (the “Ping Mine”).

OUR OPERATIONS

Coal Mine Operations

The Company has the exclusive right to extract coal from three mines: the DaPuAn mine, the SuTsong mine and the Ping mine.  In addition, we have certain rights in the coal in the TianRi mine, but it will require more investment before it is ready for excavation and we have suspended its development indefinitely.

DaPuAn Coal Mine

            DaPuAn Coal Mine is located in Bai Zi Chong, DaPuAn Village, Xiongbi Town, Shizong County, Yunnan Province, China.

It is an underground coal mine and is accessible by public roads.

Prior to the Company’s acquisition of majority controlling interest of the DaPuAn mine, the mine was separately operated by SeZone County DaPuAn Coal Mine pursuant to resource mining permits effective from 2009 through 2015.  In May 2008, the Company acquired majority controlling ownership interest in the resource mining permits and the mining rights to the DaPuAn mine and assumed mining operations.

The DaPuAn mine, including the mine site and the underlying coal and other minerals, is owned by the PRC.  Accordingly, the amount of coal that the Company can extract from the mine is based on a mining right issued by the Yunnan Province Municipal Bureau of Land and Resource.  The mining right is issued pursuant to a reserves appraisal report submitted by government authorized mining engineers, and the mining right is issued upon approval of such appraisal report by the Qujing Municipal Bureau of Land and Resource in Yunnan, China.  The amount of coal that can be extracted under the mining right represents what the Company can economically and legally extract under applicable PRC law and regulations and as determined by the Yunnan Province Municipal Bureau of Land and Resource.

Under current mining rights for the DaPuAn Mine, 900,000 tons of coal are permitted to be extracted from DaPuAn mine. These rights, originally for a 50 year term, have approximately 40 years remaining. The price is determined on a per ton basis, and is subject to change based on the prevailing market price as determined by the State Bureau of Coal Industry of Yunnan. The original owner paid the one-time extraction license fee when it acquired the original mining rights to the mine prior to our acquisition of the DaPuAn Mine.  We pay the required government taxes for the coal we extract from the DaPuAn Mine.

A resource mining permit issued by the Yunnan Province Municipal Bureau of Land and Resource specifies the coordinates of the DaPuAn Mine’s mining area and the mine’s designated annual production capacity.  The resource mining permit for the DaPuAn mine estimates that the mine’s capacity is 150,000 tons per year based on current mine operating conditions, but the Company is also in the process of expanding the mine’s capacity to 300,000 tons per year.

Coal extracted from DaPuAn coal mine is for industrial use.  Coal is extracted from DaPuAn mine using a fully-mechanized inclined shaft mining method in which the wellhead and the shaft station in the bottom of the mine are not in the same level and the mine path has an inclined angle with the shaft station of five degrees to 30 degrees.

We currently extract approximately coal at the rate of 150,000 tons per year from the DaPuAn Mine.  All raw coal is loaded and transported by a chain conveyor into crates which are carried out to the surface by an electrical winch.  Each crate carries approximately 0.75 metric tons, and approximately 800 crates are carried to the surface during each eight-hour mining shift.  Air compressors are provided for underground air tool use. Electrical power is supplied internally from the Company’s own power stations through state-owned power lines, and supplied to the underground work site through a double-circuit cable designed to mitigate and circumvent potential power supply disruptions.

Normal water inflow into the mine is controlled by a system of ditches, sumps, pumps and drainpipes installed throughout the mine tunnels.  The mine’s ventilation system includes exhaust fans on the surface of the main incline.  Auxiliary fans are used as needed.  The present fans are capable satisfying ventilation requirements of the mining operation.

                The DaPuAn Mine’s annual production volumes from 2005 to 2009 are as follows:

Calendar Year Ended	Annual Production (Tons)
2005	90,000

2006	90,000

2007	90,000

2008	150,000
2009	150,000

The extracted coal is transported by truck to a warehouse located approximately 300 meters from the mine site, processed at our coal-washing and sorted. Out of the coal produced at the DaPuAn Mine, typically a portion is sold to customers as raw coal, a portion is sold after the washing process as washed fine coal, and approximately 50% of the coal is sold as coking coal when it meets certain chemical requirements.  Coking coal is sent to a coking plant to further process it into high valued coke.  Coke is a critical material for making of steel.

The following definitions apply to our mining operations:

•          Reserve. That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.  Note: Reserves are customarily stated in terms of “ore” when dealing with metalliferous minerals; when other materials such as coal, oil, shale, tar, sands, limestone, etc. are involved, an appropriate term such as “recoverable coal” may be substituted.

•          Proven (Measured) Reserves are reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings, or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling, and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

•          Probable (Indicated) Reserves are reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

                As reported in the Qujing Municipal Land and Mining Right Appraisal Firm report dated June 30, 2008, the total Proven (Measured) reserve for the DaPuAn Mine was 7.81 million tons.

SuTsong Coal Mine

            SuTsong Coal Mine is located in A’ang Town, Luoping County, Yunnan Province, China. The SuTsong coal mine is an underground coal mine and is accessible by public roads.

Prior to the Company’s acquisition of majority controlling interest of the SuTsong mine, the mine was separately operated by LoPing County SuTsong Coal Mine pursuant to resource mining permits effective from 2009 through 2015.  In May 2008, the Company acquired majority controlling ownership interest in the resource mining permits and the mining rights to the SuTsong mine and assumed mining operations.

The SuTsong mine, including the mine site and the underlying coal and other minerals, is owned by the PRC.  Accordingly, the amount of coal that the Company can extract from the mine is based on a mining right issued by Yunnan Province Municipal Bureau of Land and Resource.  The mining right is issued pursuant to a reserves appraisal report submitted by government authorized mining engineers, and the mining right is issued upon approval of such valuation report by the Qujing XiaGuang Geological Engineering Co. Ltd. in Yunnan, China.  The amount of coal that can be extracted under the mining right represents what the Company can economically and legally extract under applicable PRC law and regulations, and as determined by the by Yunnan Province Municipal Bureau of Land and Resource.

Under current mining rights for the SuTsong Mine, 540,000 tons of coal are permitted to be extracted from SuTsong mine. These rights, originally for a 50-year term, have approximately 40 years remaining. The coal price is determined on a per ton basis, and is subject to change based on the prevailing market price which is influenced by the State Bureau of Coal Industry of Yunnan.  The original owner paid the one-time extraction license fee when it acquired the original mining rights to the mine prior to our acquisition of the SuTsong Mine.  We pay the required government taxes for the coal we extract from the SuTsong Mine.

A resource mining permit issued by the Yunnan Province Municipal Bureau of Land and Resource specifies the coordinates of the SuTsong Mine’s mining area and the mine’s designated annual production capacity.  The resource mining permit for the SuTsong mine estimates that the mine’s capacity is 90,000 tons per year based on mine operating conditions, but we are in the process of expanding the mine’s capacity to150,000 tons per year.

Coal extracted from SuTsong coal mine is for industrial use.  Coal is extracted from SuTsong mine using a fully-mechanized inclined shaft mining method like the one described above for the DaPuAn Mine.

We currently extract coal at the rate of 90,000 tons  per year from the SuTsong Mine.  All raw coal is loaded and transported by a chain conveyor into crates which are carried out to the surface by an electrical winch.  Each crate carries approximately 0.75 metric tons, and approximately 480 crates are carried to the surface during each eight-hour mining shift.  Rock is used for floor material with the excess sent to the surface for disposal.  Air compressors are provided for underground air tool use.  Electrical power is supplied internally from the Company’s own power stations through state-owned power/utility lines, and supplied to the underground work site through a double-circuit cable designed to mitigate and circumvent potential power supply disruptions.

Normal water inflow into the mine is controlled by a system of ditches, sumps, pumps and drainpipes installed throughout the mine tunnels.  The mine’s ventilation system includes an exhaust fan on the surface of the main incline.  Auxiliary fans are used as needed.  The present mine fan is capable of satisfying ventilation demands of the mining operation.

                The SuTsong Mine’s annual production volumes from 2005 to 2009 are as follows:

Calendar Year	Annual Production (Tons)
2005	30,000

2006	30,000

2007	90,000

2008	90,000

2009	90,000

The extracted coal is shipped via trucks to warehouses located approximately 200 meters from the mine site and processed at our coal-washing facility for washing and sorting.  Samples are taken prior to and after the coal-washing process, to analyze and determine coking readiness which is based primarily on coal moisture, ash content, sulfur percentage, and volatile contents.  Out of the coal produced at the SuTsong Mine, typically a portion is sold to customers as raw coal, and certain portions as washed coal.

                As reported in the Qujing XiaGuang Geological Engineering Co. Ltd. report dated July, 2007, the total Proven (Measured) reserve for the SuTsong Mine was 2.06 million tons.

Ping Yi Coal Mine

The Ping Yi Coal Mine is located in Pen Shan County, Ping Guang Town, Zhou Province, China.

It is an underground coal mine and is accessible by public roads.

Prior to the Company’s acquisition of majority controlling interest of the Ping Yimine, the mine was separately operated by Bao Guo Zhang.  In January 2010, the Company acquired majority controlling ownership interest in the resource mining permits and the mining rights to the Ping Yi mine and assumed mining operations.

The Ping Yi mine, including the mine site and the underlying coal and other minerals, is owned by the PRC.  Accordingly, the amount of coal that the Company can extract from the mine is based on a mining right issued by the Guizhou Province Municipal Bureau of Land and Resource.  The mining right is issued pursuant to a reserves appraisal report submitted by government authorized mining engineers, and the mining right is issued upon approval of such appraisal report by the Guizhou Province National Land Resources Survey and Planning Institute in Guizhou Province.  The amount of coal that can be extracted under the mining right represents what the Company can economically and legally extract under applicable PRC law and regulations and as determined by the Guizhou Province Municipal Bureau of Land and Resource.

Under current mining rights for the Ping Yi Mine, 13.5 million tons of coal are permitted to be extracted from Ping Yi mine. These rights are normally about 50 years, which have approximately 40 years remaining. The price is determined on a per ton basis, and is subject to change based on the prevailing market price as determined by the State Bureau of Coal Industry of Guizhou. The original owner paid the one-time extraction license fee when it acquired the original mining rights to the mine prior to our acquisition of the Ping Yi Mine.  We pay the required government taxes for the coal we extract from the Ping Yi Mine.

A resource mining permit issued by the Guizhou Province Municipal Bureau of Land and Resource specifies the coordinates of the Ping Yi Mine’s mining area and the mine’s designated annual production capacity.  The resource mining permit for the Ping Yi mine estimates that the mine’s capacity is 150,000 tons per year based on current mine operating conditions, but the Company is also in the process of expanding the mine’s capacity to 300,000 tons per year.

Coal extracted from Ping Yi coal mine is for industrial use.  Coal is extracted from Ping Yi mine using a fully-mechanized inclined shaft mining method in which the wellhead and the shaft station in the bottom of the mine are not in the same level and the mine path has an inclined angle with the shaft station of 18degrees.

We currently extract coal at the rate of 150,000 tons per year from the Ping Yi Mine.  All raw coal is loaded and transported by a chain conveyor into crates which are carried out to the surface by an electrical winch.  Each crate carries approximately 0.75 metric tons, and approximately 800 crates are carried to the surface during each eight-hour mining shift.  Air compressors are provided for underground air tool use. Electrical power is supplied internally from the Company’s own power stations through state-owned power lines, and supplied to the underground work site through a double-circuit cable designed to mitigate and circumvent potential power supply disruptions.

Normal water inflow into the mine is controlled by a system of ditches, sumps, pumps and drainpipes installed throughout the mine tunnels.  The mine’s ventilation system includes exhaust fans on the surface of the main incline.  Auxiliary fans are used as needed.  The present fans are capable satisfying ventilation requirements of the mining operation.

                The Ping Yi Mine’s approximate annual production volumes from 2005 to 2009 are as follows:

Calendar Year Ended	Annual Production (Tons)
2005	90,000

2006	90,000

2007	90,000

2008	150,000
2009	150,000

The extracted coal is transported by truck to a warehouse located near the mine site, processed at our coal-washing and sorted. Out of the coal produced at the Ping Yi Mine, typically a portion is sold to customers as raw coal, a portion is sold after the washing process as washed fine coal, and a majority of the coal is sold as coking coal.  Coking coal is sent to a coking plant to further process it into high valued coke.  Coke is a critical material for making of steel.

                As reported in the “Guizhou Province National Land Resources Survey & Planning Institute report dated February 28, 2008, the total Proven (Measured) reserve for the Ping Yi Mine was 19.52 million tons.

TianRi Coal Mine (in a development stage)

                TianRi Coal Mine is still under development which has not received a commercial license to produce coal. We have postponed indefinitely its development while we focus on acquisitions of existing mines with coal operating licenses, revenue, and positive cash flows. We have an exploration license for the TianRi mine. TianRi Mine is located in Mohong Township, Fuyuan County, Yunnan Province, China, the same region where the DaPuAn and SuTsong Mines are located.

The TianRi coal mine is an underground coal mine and is accessible by public roads. Its total Proven (Measured) reserve was reported to be 52.6 million tons by an independent appraiser (ZhongLan Mining Ltd. Co.) on May 20, 2007.  The TianRi Mine is not in a position to produce revenue nor it is expected to receive a mining operating license to start producing coal related income in a near future. All China coal mine reserves, the mine site, the underlying coal and other minerals are legally owned by the Chinese government.  Accordingly, any coal that the Company may extract from the mine will be based on a mining right/license issued by Yunnan Province Municipal Bureau of Land and Resource. The amount of coal authorized on a government mining license would be based on a reserves appraisal report submitted by government approved mining engineers. The TianRi Mine engaged ZhongLan Mining Ltd. Co. of Yunnan, China, to recommend an economically and legally extract amount under applicable PRC law and regulations which is finalized by the Yunnan Province Municipal Bureau of Land and Resource. Until TianRi Mine receives a government mining license it will have no commercial value.

Prior to the Company’s acquisition of majority controlling interest of the TianRi mine through the Company’s acquisition of KMC, the mining right for the TianRi Mine was separately owned by KMC.

Coal Wholesale Operations

In addition to mining coal, we engage in coal trading for profit through our subsidiary KMC.  Depending on market conditions, KMC may broker coal from small independent mine operators in its surrounding areas who may lack the means to transport coal from their mine sites or are otherwise unable to sell their coal due the size of their operations. KMC has two large coal storage facilities for its consolidation and wholesale operations with railroad loading access.  For the 12 month period ended on October 31, 2009, KMC acquired approximately 110,000 tons of coal from these small mines to trade.

Coal Washing Operations

Coal washing involves crushing coal and washing out soluble sulfur compounds with water or other solvents.  This procedure eliminates impurities in the coal and improves its quality and increases its value.  Each ton of washed coal requires approximately 1.4 tons of raw coal.  Approximately 50% of washed coal qualifies as coking coal because it meets certain chemical requirements and can be processed into highly-valued coke, which is a critical material for making steel. The coal washing process eliminates impurity of the coal, and thus improve quality of the coal and increase value of coal products.  Test samples are taken prior to and after the coal-washing process, to analyze and determine efficiency of the washing process, and determine if coal is suitable as coking coal, based primarily on moisture, ash content, and sulfur percentage.

We own three washing facilities with an aggregate annual capacity of approximately 1,040,000 tons.  The washing facility at our DaPuAn Mine site uses a more jig method of coal washing, has received provisional government approval, and is currently awaiting final government approval.

Approximately 1.3 - 1.4 tons of raw coal yield 1 ton of washed coal. We expect that a portion of the washed coal produced by our washing facilities will be for our own coking plant and the remaining portion of the washed coal will be sold to third party buyers.

In addition to washed coal, the coal-washing process produces two byproducts:

                (1)    “Medium” coal, a PRC coal industry classification, is coal that does not have sufficient thermal value for coking, and is mixed with raw coal and even coal slurries, and sold for home and industrial heating purposes; and

                (2)    Coal slurries, sometimes called coal slime, are the castoffs and debris from the washing process.   Coal slurries can be used as a fuel with low thermal value, and are sold “as is” or mixed with “medium” coal.

Coke Manufacturing Operations

Coke is a hardened, solid carbonaceous residue derived from baking low-ash, low-sulfur bituminous coal in an oven without oxygen at high temperatures so that the fixed carbon and residual ash are fused togetherwhile volatile constituents of the coal such as water, coal-gas, and coal-tar are driven off. We produce metallurgical coke.

Metallurgical coke is primarily used for steel manufacturing. China has exacting national standards for coke, based upon a variety of metrics, including most importantly, ash content, volatilization, caking qualities, sulfur content, mechanical strength and abrasive resistance. Typically, metallurgical coke must have more than 80% fixed carbon, less than 15% ash content, less than 0.8% sulfur content and less than 1.9% volatile matter.  According to national standards, metallurgical coke is classified into three grades – Grade I, Grade II and Grade III, with Grade I being the highest quality , and chemical coke is its separate grade.  Generally, customers do not provide specifications for coke.However, we occasionally make requested adjustments, for instance to moisture content, as requested by customers from time to time.  The amount of each type of coke that our coking facility produces is based on market demands, although historically its customers have only required Grade II and III metallurgical coke.

On January 1, 2010 we acquired the ZoneLine coking operation, which has the capacity to produce 150,000 tons of coke annually. Coal s is sent to a coal blending room where it is crushed and blended to achieve an optimal coking blend.  Samples are taken from the coal blend and tested for moisture, chemical composition and other properties.  The crushed and blended coal is transported by conveyor to a coal bin to be fed into the waiting oven below. After processing through the three temperature-controlled ovens at temperature of 1200°C (2,192 °F), hot coke is pushed out of the oven chamber onto a waiting coke cart, transported to an adjacent quench tower where it is cooled with water spray, and hauled to a platform area to be air-dried.  Coke samples are taken at several stages during the process and analyzed in the company’s testing facility, and data is recorded daily and kept by technicians.  After drying, the coke is sorted according to size to meet customer requirements.

                We plan to use a substantial portion of the metallurgic coke-quality coal extracted from the DaPuAn,  SuTsong and Ping Yi Mines for coke production.  If the amount of coal supplied by these mines is not sufficient for our full coke production capacity, however, then we will also purchase suitable coal from third parties to meet the needs of our coking plant.

Coal Emission Recycling

                In the traditional coking process, small amounts of coking gas are emitted into air. Our coking facility has equipment to capture the emitted gas, and to recycle the gas emission into benzene and other byproducts in compliance with the Chinese environmental standards and requirements.

CUSTOMERS

            All our customers are located in the Yunnan and Guizhou provinces of China and are primarily in the steel industry (for metallurgical coke, which is one of the two critical materials for steel making) and the electrical/ utility industry (where heating coal is used to produce steams for electricity generation). In addition, there are cement factories that purchase our coal for cement making.  For the quarter ended October 31, 2009, we had two major customers who purchased over 10% of the Company’s total sales. They collectively accounted for approximately 42% (approximately $10.3 million USD) of our total sales. In addition, there are four major suppliers each provided over 10% of our total purchases. These suppliers collectively supplied approximately 75% (approximately $3 million USD) of the Company’s purchases and 56% (approximately $0.8 million USD) of total accounts payable.

DISTRIBUTION

                Our products distributed approximately 50% through direct sales, and approximately 50% through a third party wholesaler. Our direct sales force consists of approximately 200 full-time employees who market directly to our customers, who are mostly end users of coal with long-term sales agreements. While spot sales might be made to a customer if we have adequate capacity at the time, most of our sales are pursuant to agreements which are signed for two- to four-year terms, with monthly adjustments on pricing. Our customers are all located in the Yunnan and Guizhou Provinces, and are all accessible by rail lines, which is the most cost effective method for coal transport and which represents the main means of transporting coal products to our customers.

COMPETITORS

                In the Yunnan and Guizhou Provinces where we operate, there are other coal mines and wholesaling, coking and washing operations which directly compete with us. Some of our competitors may have greater financial, marketing, distribution or/and technological resources than we have, and they may have more well-known brand names in the market.

SOURCES AND AVAILABILITY OF RAW MATERIALS AND THE PRINCIPAL SUPPLIERS

                The primary materials used in our coal mining and processing operations are: (i) steel and logs to support underground tunnels for the mining operations; (ii) cement for the construction of underground tunnels; and (iii) water used in our coal washing and coking production process. We procure logs, steel and cement principally from local suppliers on a long term basis. Water is procured primarily from our own water drilling. The ultimate price of materials is set at market rates or determined through negotiation. We believe that we have well-established, cooperative relationships with our suppliers, enabling us to secure reliable supplies of the materials required in our production process. We believe that a number of alternative suppliers exist for the key materials required for coal operations, and therefore do not foresee any difficulty in obtaining adequate supplies.  For the year ended April 30, 2009, two major suppliers each provided over 10% of our total purchases. They collectively supplied approximately 60% (of the Company’s inventory.

                We use electricity in our operations from both local power companies and our own power facilities. Electricity prices in China are regulated by the government. Total electricity costs are not materially significant to our operations.

INTELLECTUAL PROPERTIES AND LICENSES

                We have no material patents, trademarks, or other intellectual property, except that we hold various coal operating licenses issued by the China government to operate coal mines, coal wholesaling, coal washing and coal coking operations as described above.

GOVERNMENT REGULATION

                All of our business revenue is generated from the coal industry in PRC and is subject to various PRC government regulations.  The following is a summary of the principal governmental laws and regulations that are or may be applicable to our operations in the PRC. The scope and enforcement of many of the laws and regulations in PRC described below are uncertain. We cannot predict the effect of further developments in the Chinese legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement of laws.

                The mining industry, including coal exploration, mining, coal washing and coal coking activities, is highly regulated in the PRC. Any company that wishes to enter into the coal business in PRC is required to obtain a coal license. Regulations issued or implemented by the State Council of PRC, the Ministry of Land and Resources, local environmental agencies and other government authorities cover many aspects of coal exploration, and coal mining. Chinese government regulations also monitor the scope of permissible business, shipment of coal, tariff policy and foreign investment allowed in PRC.

                The principal regulations governing the mining business in the PRC include:

.           China Mineral Resources Law, which requires a mining business to have exploration and mining licenses from provincial or local land and resources agencies.

.           China Mine Safety Law, which requires a mining business to have a safe production license and provides for random safety inspections of mining facilities.

.           China Environmental Law, which requires a mining project to obtain an environmental feasibility study of the project.

.           Foreign Exchange Controls. The principal regulations governing foreign exchange in the PRC are the Foreign Exchange Control Regulations (1996) and the Administration of Settlement, Sale and Payment of Foreign Exchange Regulations (1996), (“the Foreign Exchange Regulations”). Under the Foreign Exchange Regulations, Renminbi (“RMB”) is freely convertible into foreign currency for current account items, including the distribution of dividends. Conversion of RMB for capital account items, such as direct investment, loans and security investment, however, is still subject to the approval of the State Administration of Foreign Exchange (“SAFE”). Under the Foreign Exchange Regulations, foreign-invested enterprises are required to open and maintain separate foreign exchange accounts for capital account items. In addition, foreign-invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from SAFE.

                Our operating subsidiaries in China have been approved by land and resources departments of local governments. Chinese regulations require that mining enterprises procure an exploration or mining license from the land and resource department of local governments before they can carry out exploration or mining activities. This license requires that an enterprise follow proper procedures in its own exploring or mining activities and in selling its products to customers. We have secured or are in the process of securing the necessary exploration or mining licenses from local governments. We have an exploration license for the Tian-Ri Coal Mine.

                Chinese regulations also require that a mining company must have a safety certification from the PRC Administration of Work Safety before it can engage in mining and extracting activities. All of our operating subsidiaries have obtained safety certification from the Administration of Work Safety of local governments. In addition, all of our operating subsidiaries have passed government safety inspections.  Our mining operations have been granted an environmental certification from the PRC Bureau of Environmental Protection.

All our subsidiaries that are required to register as American subsidiaries have done so, and all capital required to be contributed to them has been contributed.

EMPLOYEES

                As of January 4, 2010, the Company had approximately 1,400 full-time employees primarily located in China, of which approximately 300 are involved in management capacity and 1,100 are in coal related mining and operational capacity. Currently, there are about 12 people located in the Seattle office for the U.S. involved operations.  None of these employees are represented by collective bargaining agreements. We have not experienced a work stoppage or a union action against the Company. Management believes that relations with the Company’s employees are good.

DESCRIPTION OF PROPERTY

Company Offices, Production Facilities and Other Property:

                As we operate in various parts of China, we own or lease the following buildings (the PRC government grants a 70-year renewable license to the owners of buildings to use the land underlying the buildings):

  The Company owns approximately 9,000 square feet of office space located at 898 Beijing Road, Kunming City, China which is our China headquarters.

  We lease approximately 4,280 square feet of office space for our executive offices, located at 130 Andover Park East, Seattle, Washington 98188. The lease expires on September 30, 2010.

  We also lease an office building, located at Suite 2503, United Plaza, Shenzhen, China, with approximately 1,600 sq ft in space as our Shenzhen office.

  We lease approximate 2,500 square feet of office space located at Citic Plaza, Suite 3401, Guangzhou, China as our south China center for new business development.

We believe that our existing facilities are well maintained and in good operating condition.

MANAGEMENT

                The following tables set forth information regarding the Company’s current executive officers and directors of the Company. The Board of Directors is comprised of only one class, and includes four independent directors and our Chairman, Mr. Dickson V. Lee. Except as otherwise described below, all of the directors will serve until the next annual meeting of stockholders or until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the federal securities laws.

Name	Age	Positions

Dickson V. Lee, MBA,CPA	60	CEO & Chairman of the Board
Jung Mei (Rosemary) Wang, CPA	50	Acting Chief Financial Officer
Shirley Kiang, MBA	58	Director (Independent)
Joseph J. Borich, MBA	65	Director (Independent)
Ian Robinson, CPA	69	Director (Independent)
Robert Lee	57	Director
Dennis Bracy	60	Director (Independent)

                Mr. Dickson V. Lee, Chairman of the Board and Chief Executive Officer - Mr. Lee founded the company in 1995 and has been associated with L&L for the past 14 years. He has extensive management experience with NYNEX (now Verizon), KPMG in New York. Mr. Lee was a New York CPA in 1983 and now is a Washington State CPA. Mr. Lee, who is fluent in Mandarin, Cantonese, and English, served as a judicial member of the Hong Kong SEC Insider Dealing Tribunal (a trial court) for six years. He earned an MBA from Dalhousie University and travels frequently between US and China.

                Ms. Shirley Kiang, MBA, Chair of Compensation Committee - Ms. Kiang, was a senior executive for 20 years with experience in corporate governance, and corporate management for high-tech firms in Silicon Valley, California and in Asia. Ms. Kiang is a U.S. citizen, has close contacts in China and Taiwan. She has been a board member since 1998. Ms. Kiang was a psychology major and earned her MBA degree in Finance from University of Massachusetts at Amherst, MA. Ms. Kiang does not work for any company for the past five years, except has been associated with L&L.

                Mr. Joseph J. Borich, MBA, Chair of Nomination Committee - Mr. Borich, Independent Director, is currently the Executive Director of the Washington State China Relations Council, and has held this position for the past five years. The Council represents over 100 American corporations interested in China, including Boeing and Microsoft. Mr. Borich was the American Consul General to Shanghai of the U.S. embassy to China in 1990s. He also held many positions with the U.S. State Department for over twenty years service as a U.S. foreign officer. Mr. Borich served in the US Army including a tour in Vietnam in 1970s. He speaks Chinese.

                Mr. Ian Robinson, CPA, Chair of Audit Committee – Mr. Robinson, Independent Director, is a former partner at Ernst & Young. His prior experience included being a Board Member of many US and Hong Kong public listed companies, has forty years' experience in auditing and public reporting. He is a Fellow of the CPA Society of Australia, and Fellow of the CPA Society of Hong Kong. Mr. Robinson works at Robinson Consulting Inc. for the past five years, He travels frequently between the US and Hong Kong.

                Mr. Robert Lee, Board of Directors - Mr. Robert Lee, Director, is an experienced engineer who has 20 years of experience in mechanical engineering and organizational skills. Fluent in Mandarin and English, he focuses on strategic development of L&L’s operations. Robert is a brother of Dickson V. Lee, our CEO and Chairman. Robert has been working for Michigan State government for the past five years. Mr. Lee studied at Michigan State University in engineering and mathematics but did not receive a formal degree. He resides in East Lansing, Michigan.

                Ms. Jung Mei (Rosemary) Wang, CPA, Acting Chief Financial Officer – Ms. Wang is a U.S. Certified Public Accountant with 20 years of auditing experience in GAAP, taxation and internal controls of both public and private companies. Currently, Ms. Wang is a partner of Wang & Chou Accountancy Corp. a California-based accounting firm. She speaks both Mandarin and English, and has extensive knowledge of China. Rosemary is a U.S. Citizen, received a MBA degree in Finance, and Master Degree in U.S. Taxation from San Jose State University.

                Mr. Dennis Bracy, Independent Director - Mr. Bracy is the CEO of the US-China Clean Energy Forum and Chair of the Washington State China Relations Council.  A former advisor to executives, Senators, Governors and other public officials, he is considered a leading energy strategist.  His clients have included the U.S. Department of Energy, Pacific Northwest National Laboratory, Boeing, Microsoft, and Demand Energy Networks.  He earned his bachelor’s degree from the University of St. Louis.

EXECUTIVE COMPENSATION

                For the past five year starting from 2005, there were no executives or directors with compensation exceeding $100,000, except for the most recent two years ended April 30, 2008 and 2009.  The following summary compensation table indicates the cash and non-cash compensation earned for two years ended April 30, 2009 and 2008 by each Chief Executive Officer that served in the most recent fiscal year, who are the two highest paid executives with total compensation exceeded $100,000 for the years ended April 30, 2009 and 2008.

EXECUTIVE COMPENSATION TABLE

							Nonqualified
				Stock	Warrant	Non-Equity	Deferred	All Other
Name & Position		Salary	Bonus	Awards	Award	Incentive Plan	Compensation	Compensa	Total
	Year	($)	($)	(units)	(units)	Compensation	Earnings ($)	tion ($)	($)
D. Lee, CEO (1)	2009	132,000	-	6,000	20,000	-	-	-	132,000

D. Lee, CEO (1)	2008	125,000	-	-		-	-	-	125,000

P. Lee, Ex- CEO (2)	2009	-	-	42,000	10,000	-	-	-

(1)	Mr. Dickson V. Lee was appointed as L&L CEO since August 25, 2008.

(2)	Mr. Paul W. Lee resigned as Company’s CEO effective on August 25, 2008.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements with our Executive Officers

                We have employment agreements with our executive officers, and employees.  Our CEO, Dickson Lee, MBA, CPA will receive an annual compensation of $200,000 in cash with potential bonus for the year ended April 30, 2010, while Acting CFO, Rosemary Jung Mei Wang, CPA will receive an annual compensation of $144,000 in cash and $36,000 in stock with potential bonus for the year ended April 30, 2010. The compensation was approved by the Compensation Committee during a Board meeting to encourage good performance to enhance shareholders’ value.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price	Option expiration date	Number of shares of units of stock that have not vested	Market value of shares of units of stock that have not vested	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
Dickson V. Lee	20,000			$2.25	4/30/2014
Paul W. Lee	10,000			$2.25	4/30/2014

                The Company may further grant executives cash and equity awards, to reward excellent performance to the Company.

Compensation of Directors

                The following director compensation disclosure reflects all compensation awarded to, earned by or paid to the directors below for the year ended April 30, 2009.

DIRECTOR COMPENSATION TABLE

		Fees
		Earned	Stock	Warrant		Nonqualified
		or Paid	Awards	Award	Non-Equity	Deferred	All Other
Name and Principal		in Cash	(units)	(units)	Incentive Plan	Compensation	Compensation
Position	Year	($)	(7)	(6)	Compensation	Earnings ($)	($)	Total ($)

Dickson V. Lee (1)	2009	-	-	-	-	-	-	-
Joseph J. Borich								-
(2)	2009	-	12,000	5,000	-	-	-
Shirley Kiang (3)	2009	-	12,000	5,000	-	-	-	-
Ian Robinson (4)	2009	-	12,000	5,000	-	-	-	-
Robert Lee (5)	2009	-	12,000	5,000	-	-	-	-

(1)	Mr. Lee was appointed as Chairman of board of director effective January 25, 2009, and waived annual compensation for his services as director for the fiscal year ended on April 30, 2009.

(2)

Mr. Borich was appointed to our board of directors effective February 18, 2005, and is entitled to receive annual compensation of $0 for his services rendered as a director, as well as chairman of the nomination committee.

(3)

Ms, Kiang was appointed to our board of directors effective March 1, 2004, and is entitled to receive annual compensation of $0 for his services rendered as a director, as well as chairman of the auditing committee.

(4)

Mr. Robinson was appointed to our board of directors effective December 22, 2008, and is entitled to receive annual compensation of $0 for his services rendered as a director, as well as chairman of the compensation committee and member of the audit committees.

(5)

Mr. Robert Lee was appointed to our board of directors effective March 18, 2008, and is entitled to receive annual compensation of $0 for his services rendered as a director, as well as member of the audit committees.

(6)

Warrants of the Company are issued to the Company directors (or former directors) to compensate director’s services. Warrants exercisable in the four years after issuance date are given free as an incentive for helping the Company to grow. There is no cash effect on both recipients of warrants. There is no taxable gain until a warrant is disposed for a gain. The exercise price of the warrants issued to directors was $3.00 per share.

(7)	Our stock closed at $1.80 per share on April 30, 2009.

Indemnification of Officers and Directors

                We are a Nevada corporation, and accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Article XI of our Bylaws contain the following indemnification provision for our directors and officers:

“The corporation plans to indemnify its directors and officers to the fullest extent not prohibited by the Nevada General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Nevada General Corporation Law or (iv) such indemnification is required to be made under subsection (d).”

                Such indemnification provision may be sufficiently broad to permit indemnification of our executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. The Company has current directors’ and officers’ liability insurance (D&O insurance) covering our directors and officers activities conducted for and on behalf of L&L up to the amount of $5 million. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                The following tables set forth certain information regarding beneficial ownership of our securities as of December 31, 2009 by (i) each person who is known by us to own beneficially 5% or more of the Company’s outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Under these rules, beneficial ownership generally includes voting or investment power over securities.  A person (or group of persons) is deemed to be the “beneficial owner” of our securities if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of, or to dispose or direct the disposition of such securities. Accordingly, more than one person may be deemed to be the beneficial owner of the same security.  Unless otherwise indicated, the persons named in the table below have sole voting and/or investment power with respect to the number of shares of common stock indicated as beneficially owned by them.  A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase shares of our common stock.  Beneficial ownership and percentage ownership are based on 26,364,579 shares of common stock outstanding as of January 4, 2010.  Unless otherwise stated, the address of our directors and executive officers is c/o L&L Energy, Inc., 130 Andover Park East, Suite 101, Seattle, Washington.

As of January 4, 2010 Class of Stock	Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent
Executive Officer and Directors
Common	Dickson V. Lee	7,428,750	(3)	28.04%
Common	Shirley Kiang	211,668	(4)	0.80%
Common	Joseph J. Borich	121,000	(5)	0.46%
Common	Ian Robinson	46,000	(6)	0.17%
Common	Robert Lee	906,420	(7)	3.43%
Common	Rosemary Wang	55,200	(8)	0.21%
Common	Dennis Bracy	125	(9)	*%
Common	All officers and directors as a group	8,769,163		32.76%

5% or above Shareholders
Common	T-Squared Investment, LLC (2)	1,770,000		7.47%

(1)    Unless otherwise specified, the address for the officers and directors of the Company is c/o L&L Energy, Inc., 130 Andover Park East, Suite 101, Seattle, Washington.

(2)    The address for this stockholder is 1325 Sixth Avenue, Floor 27, New York, NY 10019.

(3)       Includes 130,000 shares of common stock underlying warrants issued to Mr. Dickson V. Lee that are exercisable within 60 days of December 31, 2009.

(4)       Includes 85,666 shares of common stock underlying warrants issued to Ms. Shirley Kiang that are exercisable within 60 days of December 31, 2009.

(5)       Includes 74,000 shares of common stock underlying warrants issued to Mr. Joseph J. Borich that are exercisable within 60 days of December 31, 2009.

(6)       Includes 34,000 shares of common stock underlying warrants issued to Mr. Ian Robinson that are exercisable within 60 days of December 31, 2009.

(7)       Includes 53,000 shares of common stock underlying warrants issued to Mr. Robert Lee that are exercisable within 60 days of December 31, 2009.

(4)           Includes 28,000 shares of common stock underlying warrants issued to Ms. Jung Mei (Rosemary) Wang that are exercisable within 60 days of December 31, 2009

.

(5)           Mr. Dennis Bracy recently joined the Company as a board member in November 2009 and his security holdings includes an estimated amount 125 shares underlying warrants issued to Mr. Dennis Bracy that are exercisable within 60 days of December 31, 2009.

(6)

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Set forth below are our related party transactions since April 30, 2008

Item	October 31, 2009	April 30, 2009	April 30, 2008
Due to shareholder	$0	($910,791)	($680,062)
Due from related parties-receivable (1)	1,866,917	5,983,636	726,775
Net	$1,866,917	$5,072,845	$46,713

(1)     The balances of due from related party consist of two separate events: 1) cash advances made to Hong Yu Li, manager of KMC subsidiary, for development of Tian-Ri Coal Mine, which advances are invested in the mine and will be reclassified to project costs as assets when supporting documents received, and 2) a loan made to the non-controlling interest shareholders of the 2 Mines that was fully collected as of April 30, 2009. Thus the ending balances were $0, $4,300,000, and $0 as of October 31, 2009, April 30, 2009, and April 30, 2008 respectively.

Director Independence

                The Board has determined that Mrs. Shirley Kiang, Mr. Joseph J. Borich, Mr. Ian Robinson, and Mr. Dennis Bracy are independent directors under listing standards of the NASDAQ.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

During the fiscal year ended April 30, 2009, the Company changed its independent accountants, and engaged Kabani & Co., Inc as its current accountant to replace Jaspers + Hall, PC.  There are not and have not been any disagreements between us, our prior independent accountant or our current independent accountant on any matter of accounting principles, practices, or financial statement disclosure during our two most recent fiscal years and subsequent interim period.

DESCRIPTION OF SECURITIES TO BE REGISTERED

                We are incorporated under the laws of the state of Nevada.  As of the date of this prospectus, our authorized capital stock consists of 120,000,000 shares of Common Stock, and 2,500,000 shares of preferred stock, no par value per share.  As of January 4, 2010, an aggregate of 26,364,579 shares of common stock were outstanding.  There are no shares of preferred stock outstanding.

Common Stock

                Each shareholder of our Common Stock, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on.  The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business.  Assuming that a quorum is present, the affirmative vote of a majority of the shares of the Company present in person or represented by proxy is required.  The Company's articles of incorporation do not provide for cumulative voting or preemptive rights.  Upon the occurrence of a liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock.  The outstanding shares of common stock are, and the shares of common stock to be issued upon exercise of our warrants will be fully paid and non-assessable.  To the extent that additional shares of common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

Market For Registrant's Common Equity And Related Stockholder Matters

Market Information

Our common stock, par value $0.001 per share (“Common Stock”), is traded on the Nasadq Stock Market under the symbol “LLEN”.  As of Friday, May 7, 2010, the last sale price was $ 9.30.  The following table sets forth, for the periods indicated, the reported high and low last sale price on the Nasdaq Stock Market (and before February 18, 2010, the reported high and low closing bid quotations for our common stock as reported on the OTCBB).  The prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

Quarter Ended	High	Low

January 31, 2010	7.65	4.89
October 31, 2009	5.79	5.00
July 31, 2009	3.15	2.99

April 30, 2009	1.84	1.70
January 31, 2009	1.80	1.80
October 31, 2008	0	0
July 31, 2008	-N/A -	-N/A -

April 30, 2008	-N/A -	-N/A -
January 31, 2007	-N/A -	-N/A -
October 31, 2007	-N/A -	-N/A -
July 31, 2007	-N/A -	-N/A -

                As of January 31, 2010, there were approximately 27,475,492 shares of common stock issued and outstanding. There were no shares of preferred stock issued or outstanding.

Holders

                As of Friday, May 7, 2010, the last business trading day before our Form S-1 amendment dated on May 10, 2010, there were approximately 4237record-holders of the Company’s common stock.

Dividends

                The Company has not declared or paid any cash dividends on its common stock. It intends to retain earnings, if any, to finance the development and expansion of the business. As a result, the Company does not anticipate paying dividends on our common stock in the foreseeable future. Payment of dividends, if any, will depend on our future earnings, capital requirements and financial position, plans for expansion, general economic conditions and other pertinent factors.

SELLING SECURITY HOLDERS

We are registering the following securities: (i) an aggregate 2,206,410 shares of Common Stock issued to investors in connection with the October Financing and the November Financing; (ii) an aggregate 1,323,849 shares of Common Stock underlying the Warrants issued to the investors in the October Financing and the November Financing; (iii) 109,682 shares of Common stock underlying the warrant issued to the placement agent in connection with the October Financing; and (iv) 66,832 shares of Common Stock underlying the warrant issued to the placement agent in connection with the November Financing.

We are registering these securities in order to permit the selling security holders to dispose of the shares of common stock, or interests therein, from time to time.  The selling security holders may sell all, some, or none of their shares in this offering.  See “Plan of Distribution.”

The table below lists the selling security holders and other information regarding the beneficial ownership of the shares of common stock by each of the selling security holders. Column B lists the number of shares of common stock beneficially owned by each selling security holder as of January 4, 2010 (assuming full exercise of the Warrants held by such selling security holder). Column C lists the shares of common stock covered by this prospectus that may be disposed of by each of the selling security holders. Column D lists the number of shares of common stock that will be beneficially owned by the selling security holders assuming all of the shares covered by this prospectus are sold. Column E lists the percentage of class beneficially owned, based on 26,364,579 shares of common stock outstanding as of January 4, 2010.

The selling security holders may decide to sell all, some, or none of the securities listed below. We cannot provide an estimate of the number of securities that any of the selling security holders will hold in the future. For purposes of this table, beneficial ownership is determined in accordance with the rules promulgated by the SEC, and includes voting power and investment power with respect to such securities.

The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. Except as indicated in the footnotes to the table, no selling security holder has had any material relationship with us or our affiliates during the last three years. Except as indicated below, no selling security holder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. Except as indicated below, no selling security holder is a registered broker-dealer or an affiliate of a broker-dealer.

Selling Security Holders’ Table

Name (A)	Securities Beneficially Owned Prior to Offering(1) (B)	Securities Being Offered (C)	Securities Beneficially Owned After Offering (2) (D)	% Beneficial Ownership After Offering (4) (E)
Bohdan Chaban (5)	16,000	16,000	0	0%
The Carnahan Trust (6)	20,000	20,000	0	0%
Cranshire Capital LP (7)	104,000	104,000	0	0%

Name (A)	Securities Beneficially Owned Prior to Offering(1) (B)	Securities Being Offered (C)	Securities Beneficially Owned After Offering (2) (D)	% Beneficial Ownership After Offering (4) (E)
David Hickok (8)	20,800	20,800	0	0%
Ding Chu Fuh Chen (9)	4,800	4,800	0	0%
Dominique Lubar (10)	10,400	10,400	0	0%
Francis Sarre (11)	10,400	10,400	0	0%
Guy C. Billups III (12)	88,000	88,000	0	0%
Hubert Wieser (13)	10,400	10,400	0	0%
Hudson Bay Fund LP (14)	44,928	44,928	0	0%
Hudson Bay Overseas Fund, Ltd. (15)	79,872	79,872	0	0%
Ira Kalfus (16)	24,000	24,000	0	0%
James Shapland and Joanne Shapland (17)	13,600	13,600	0	0%
Jan J. Laskowski and Sofia M. Laskowski (18)	16,000	16,000	0	0%
Jeff Tisherman (19)	32,000	32,000	0	0%
Joseph A. Cox (20)	24,000	24,000	0	0%
Joav Avtalion (21)	10,400	10,400	0	0%
Joseph Huggins (22)	10,400	10,400	0	0%
Leonard Hodes (23)	16,000	16,000	0	0%
Mark A. Suwyn (24)	53,600	53,600	0	0%
Mark Brosso and Maureen Brosso (25)	20,800	20,800	0	0%
Mark Sourian (26)	10,400	10,400	0	0%
Michael Carroll and Sheila Carroll (27)	40,000	40,000	0	0%
Meltronics Resources, L.P. (28)	31,200	31,200	0	0%
MidSouth Investor Fund, LP (29)	124,800	124,800	0	0%
Muneswara Sreenivasan (30)	10,400	10,400	0	0%
Nina M. Dougar (31)	12,800	12,800	0	0%
Pandora Select Partners, LP (32)	417,392	417,392	0	0%
Prakash Desai (33)	2,400	2,400	0	0%
Questier Bernard (34)	81,634	81,634	0	0%
Richard Cohen (35)	41,600	41,600	0	0%
Roderic Prat (36)	168,000	168,000	0	0%
Roger K. Cady (37)	24,000	24,000	0	0%
S. Alexei Gitter (38)	4,800	4,800	0	0%
Silvano Marchetto (39)	20,800	20,800	0	0%
Starwest Financial Corporation (40)	10,400	10,400	0	0%
Thibaud Morin (41)	10,400	10,400	0	0%
Thomas Hansbauer and Suzanne Hansbauer (42)	9,600	9,600	0	0%
Whitebox Intermarket Partners, LP (43)	86,818	86,818	0	0%
Whitebox Combined Partners, LP (44)	455,790	455,790	0	0%
Laidlaw & Company (UK) Ltd. (3)(45)(46)	109,682	109,682	0	0%

Name (A)	Securities Beneficially Owned Prior to Offering(1) (B)	Securities Being Offered (C)	Securities Beneficially Owned After Offering (2) (D)	% Beneficial Ownership After Offering (4) (E)
Laidlaw Holdings Plc (47)(48)	5,546	5,546	0	0%
Buff Trust (49)(50)	17,549	17,549	0	0%
Garnet Trust (51)(52)	17,549	17,549	0	0%
Theodore V. Fowler (53)(54)	5,000	5,000	0	0%
Lance Friedman (55)(56)	17,060	17,060	0	0%
Daniel T. Guilfoile (57)(58)	17,060	17,060	0	0%
Jonathan P. Lawrence (59)(60)	500	500	0	0%
Hugh Regan (61)(62)	8,794	8,794	0	0%
Francis R. Smith (63)(64)	3,228	3,228	0	0%
Robert K. Connors (65)(66)	700	700	0	0%
Ron Zuckerman (67)(68)	300	300	0	0%
Hasan Bacovic (69)(70)	57	57	0	0%
Craig A. Bonn (71)(72)	244	244	0	0%
Todd A. Cirella (73)(74)	826	826	0	0%
Jason Russo (75)(76)	825	825	0	0%
Robert J. Bonaventura (77)(78)	850	850	0	0%
Oleg Shtaynberger (79)(80)	113	113	0	0%
Hugh J. Marasa, Jr. (81)(82)	500	500	0	0%
Joseph M. Fedorko (83)(84)	850	850	0	0%
Peter Silverman (85)(86)	1,163	1,163	0	0%
Alpha Capital Anstalt (87)	102,565	102,565	0	0%
Coronado Capital Partners, LP (88)	82,053	82,053	0	0%
Excalibur Special Opportunities, LP (89)	410,258	410,258	0	0%
Linda Hechter (90)	30,770	30,770	0	0%
Marc Freeman (91)	20,514	20,514	0	0%
Next View Capital, LP (92)	160,000	160,000	0	0%
Proximity Fund, LP (93)	160,000	160,000	0	0%
Sarita Madan (94)	10,258	10,258	0	0%
SEI Private Trust Co. FAO JM Smucker Co. Master Trust (95)	205,130	205,130	0	0%
The USX China Fund (96)	32,000	32,000	0	0%
Whalehaven Capital Fund, Ltd. (97)	123,077	123,077	0	0%
Barretto Securities, Inc. (3) (98)	66,832	66,832	0	0%
----------------------------
(1)

Unless otherwise indicated, the selling security holders purchased the securities being offered in the October and November Financings described above. The securities purchased in both private offerings consisted of Units at a price per Unit of $3.90 and with each Unit consisting of one share of our common stock and 6/10ths of one common stock share purchase warrant, with each whole warrant entitling the holder to purchase an additional common stock share at an exercise price of $5.62 per common share for a period of 60 months.

(2)	Assumes that all of the shares offered hereby are sold and that shares owned before the offering but not offered hereby are not sold.

(3)	Denotes broker-dealer.
(4)	Based on a total of 26,364,579 shares of common stock outstanding as of January 4, 2010.
(5)	Number of shares being registered include up to 6,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(6)

Kevin Carnahan is the natural person who has voting and investment control over the shares held by Carnahan Trust.  Kevin Carnahan disclaims beneficial ownership of the shares. Number of shares owned before the offering include 7,500 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(7)

Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire. Number of shares owned before the offering include 39,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(8)	Number of shares being registered include up to 7,800 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(9)	Number of shares being registered include up to 1,800 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(10)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(11)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(12)	Number of shares being registered include up to 33,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(13)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(14)

Sander Gerber is the natural person who has voting and investment control over the shares held by Hudson Bay Fund, LP.  Sander Gerber disclaims beneficial ownership of the shares. Number of shares owned before the offering include 16,848 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(15)

Sander Gerber is the natural person who has voting and investment control over the shares held by Hudson Bay Overseas Fund, Ltd.  Sander Gerber disclaims beneficial ownership of the shares. Number of shares owned before the offering include 29,952 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(16)	Number of shares being registered include up to 9,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(17)	Number of shares being registered include up to 5,100 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(18)	Number of shares being registered include up to 6,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(19)	Number of shares being registered include up to 12,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(20)	Number of shares being registered include up to 9,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(21)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(22)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(23)	Number of shares being registered include up to 6,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(24)	Number of shares being registered include up to 20,100 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(25)	Number of shares being registered include up to 7,800 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(26)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(27)	Number of shares being registered include up to 15,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(28)

Paul Melchiorre is the natural person who has voting and investment control over the shares held by Meltronics Resources, LP.  Paul Melchiorre disclaims beneficial ownership of the shares. Number of shares owned before the offering include 11,700 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(29)

Lyman O. Heidtke is the natural person who has voting and investment control over the shares held by MidSouth Investor Fund, LP.  Lyman O. Heidtke disclaims beneficial ownership of the shares. Number of shares owned before the offering include 46,800 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(30)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(31)	Number of shares being registered include up to 4,800 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(32)

Andrew J. Redleaf is the natural person who has voting and investment control over the shares held by Pandora Select Partners, LP.  Andrew J. Redleaf disclaims beneficial ownership of the shares. Number of shares owned before the offering include 156,522 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(33)	Number of shares being registered include up to 900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(34)	Number of shares being registered include up to 30,613 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(35)	Number of shares being registered include up to 15,600 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(36)	Number of shares being registered include up to 63,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(37)	Number of shares being registered include up to 9,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(38)	Number of shares being registered include up to 1,800 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(39)	Number of shares being registered include up to 7,800 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(40)

Larry B. Krause is the natural person who has voting and investment control over the shares held by Starwest Financial Corporation.  Larry B. Krause disclaims beneficial ownership of the shares. Number of shares owned before the offering include 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(41)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(42)	Number of shares being registered include up to 3,600 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(43)

Andrew J. Redleaf is the natural person who has voting and investment control over the shares held by Whitebox Intermarket Partners, L.P.  Andrew J. Redleaf disclaims beneficial ownership of the shares. Number of shares owned before the offering include 32,557 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(44)

Andrew J. Redleaf is the natural person who has voting and investment control over the shares held by Whitebox Combined Partners, L.P.  Andrew J. Redleaf disclaims beneficial ownership of the shares. Number of shares owned before the offering include 170,921 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(45)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(46)

Represents 10,968 shares underlying warrants with an exercise price of $6.11 per share that were issued to Laidlaw & Company (UK) Ltd. as compensation for services as placement agent in Registrant’s October Financing described.  This selling security holder is a member firm of FINRA.   Hugh Regan is the natural person who has investing and voting control over such securities. This selling security holder has no arrangement under which this selling security holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, this selling security holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(47)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(48)

Represents 5,546 shares underlying warrants with an exercise price of $6.11 per share that were issued as part of the compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.  Hugh Regan is the natural person who has voting and investment control over the shares held by Laidlaw Holdings, Plc.  Hugh Regan disclaims beneficial ownership of the shares.

(49)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(50)

Represents 17,549 shares underlying warrants with an exercise price of $6.11 per share that were issued as part of the compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.  John P. Tesei is an employee of Laidlaw & Company (UK), Ltd. and is the trustee of Buff Trust, which is the registered holder of the warrants. John P. Tesei, as trustee of Buff Trust, has voting and disposition power over the shares owned by Buff Trust.

(51)

The Trustee of the Selling Security Holder, John P. Tesei is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(52)

Represents 17,549 shares underlying warrants with an exercise price of $6.11 per share that were issued as part of the compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.  John P. Tesei is an employee of Laidlaw & Company (UK), Ltd. and is the trustee of Garnet Trust, which is the registered holder of the warrants. John P. Tesei, as trustee of Garnet Trust, has voting and disposition power over the shares owned by Garnet Trust.

(53)

The Trustee of the Selling Security Holder, John P. Tesei, is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(54)

Represents 5,000 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(55)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(56)

Represents 17,060 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(57)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(58)

Represents 17,060 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(59)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(60)

Represents 500 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(61)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(62)

Represents 8,794 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(63)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(64)

Represents 3,228 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(65)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(66)

Represents 700 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(67)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(68)

Represents 300 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(69)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(70)

Represents 57 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(71)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(72)

Represents 244 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(73)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(74)

Represents 826 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(75)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(76)

Represents 825 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(77)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(78)

Represents 850 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(79)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(80)

Represents 113 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(81)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(82)

Represents 500 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(83)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(84)

Represents 850 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(85)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(86)

Represents 1,163 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(87)

Konrad Ackerman is the natural person who has voting and investment control over the shares held by Alpha Capital Anstalt.  Konrad Ackerman disclaims beneficial ownership of the shares. Number of shares owned before the offering include 38,462 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(88)

Zach Easton is the natural person who has voting and investment control over the shares held by Coronado Capital Partners, LP. Zach Easton disclaims beneficial ownership of the shares. Number of shares owned before the offering include 30,770 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(89)

William Hechter is the natural person who has voting and investment control over the shares held by Excalibur Special Opportunities, LP.  William Hechter disclaims beneficial ownership of the shares. Number of shares owned before the offering include 153,847 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(90)	Number of shares being registered include up to 11,539 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(91)	Number of shares being registered include up to 7,693 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(92)

Stewart R. Flink is the natural person who has voting and investment control over the shares held by Next View Capital, LP.  Stewart R. Flink disclaims beneficial ownership of the shares. Number of shares owned before the offering include 60,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(93)

Steven Crosby is the natural person who has voting and investment control over the shares held by Proximity Fund, LP.  Steven Crosby disclaims beneficial ownership of the shares. Number of shares owned before the offering include 60,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(94)	Number of shares being registered include up to 3,847 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(95)

Zach Easton is the natural person who has voting and investment control over the shares held by SEI Private Trust Co. FAO JM Smucker Co. Master Trust.  Zach Easton disclaims beneficial ownership of the shares. Number of shares owned before the offering include 76,924 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(96)

Stephen Parr, in his capacity as President of Par Financial Group, the investment advisor to the USX China Fund has voting control and investment discretion over the shares owned by the USX China Fund.  Stephen Parr disclaim/s beneficial ownership of such shares. Number of shares owned before the offering include 12,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(97)

Michael Allen Finkelstein is the natural person who has voting and investment control over the shares held by Whalehaven Capital Fund, Ltd.  Michael Allen Finkelstein disclaims beneficial ownership of the shares. Number of shares owned before the offering include 46,154 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(98)

Represents 66,832 shares underlying warrants with an exercise price of $6.11 per share that were issued to Barretto Securities Inc. as compensation for services as placement agent in Registrant’s November Financing described above. This selling security holder is a member firm of the FINRA.  Landon Barretto is the natural person who has investing and voting control over such securities. This selling security holder has no arrangement under which this selling security holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, this selling security holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

PLAN OF DISTRIBUTION

                We are registering the shares of Common Stock and Common Stock issuable upon exercise of the Warrants to permit the resale of these shares of Common Stock by the holders of the Common Stock and warrants from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling security holders of the shares of Common Stock.  We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling security holders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of Common Stock are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions,

•         on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•         in the over-the-counter market;

•         in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•         through the writing of options, whether such options are listed on an options exchange or otherwise;

•         ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•         block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•         purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•         an exchange distribution in accordance with the rules of the applicable exchange;

•         privately negotiated transactions;

•         short sales;

•         sales pursuant to Rule 144;

•         broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•         a combination of any such methods of sale; and

•         any other method permitted pursuant to applicable law.

If the selling security holders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of Common Stock or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume.  The selling security holders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling security holders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.  The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may pledge or grant a security interest in some or all of the Warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling security holders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling security holders will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling security holders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock.  All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will indemnify the selling security holders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling security holders will be entitled to contribution.  We may be indemnified by the selling security holders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL PROCEEDINGS

                We are not currently a party to any legal proceedings and we are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us, other than the legal proceeding described below:

                Bratek v. L&L Financial Holdings, et al. On or about November 13, 2009, Ronald F. Bratek (an individual) filed a Complaint in the Superior Court of New Jersey, Mercer County, against the Company (under its former name “L&L Financial Holdings, Inc.”) and Dickson V. Lee.  The Complaint alleges claims for frauds and declaratory judgment in relation to Bratek’s past purchase of securities and warrants.  The Company believes the implication of this proceeding is not material, and disputes all of Bratek’s claims pertaining to his alleged claims regarding the exercise of his warrant within a specified time period, and will assert appropriate counterclaims.

INTERESTS OF NAMED EXPERTS AND COUNSEL

                Kabani & Co., Inc., our independent registered public accounting firm, audited our financial statements at April 30, 2009 and April 30, 2008, as set forth in their report.  We have included our financial statements and financial information in this prospectus and elsewhere in this registration statement in reliance on the report of Kabani & Co., Inc. given on their authority as experts in accounting and auditing.

                Glenn & Glenn has given us an opinion relating to the due issuance of the common stock being registered.

                The information included in this prospectus as of January 4, 2010, relating to estimates of our recoverable proven and probable coal reserves and non-reserve coal deposits was derived from reports prepared by Qujing Municipal Land and Mining Right Appraisal Firm for the DaPuAn Coal Mine and Qujing XiaGuang Geological Engineering Co. Ltd. for the SuTsong Coal Mine. This information is included and incorporated by reference in this prospectus in reliance upon this firm as an expert in matters contained in the report. These firms have given the Company consent letters to use the coal reserve reports.

ADDITIONAL INFORMATION

We have filed an amended registration statement on Form S-1 with the SEC in connection with this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. This prospectus may include references to contracts or other documents of ours; any summaries of these contracts or documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports that we have filed can be inspected and copied at the Public Reference Section of the SEC at 100 F. Street N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

L & L Energy, Inc.

(formerly L & L International Holdings, Inc.)

L & L ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
JANUARY 31, 2010 and APRIL 30, 2009
(UNAUDITED)
	January 31, 2010	April 30, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,204,321	$5,098,711
Accounts receivable	18,863,097	16,906,010
Prepaid and other current assets	8,882,608	3,611,371
Other Receivables	634,426	9,360,881
Inventories	5,973,640	1,524,493
Loan from business associates	-	5,983,636
Total current assets	49,558,092	42,485,102

Property, plant, equipment, and mine development, net	43,810,748	11,111,267
Asset retirement costs, net	8,368,961	-
Intangible assets, net	2,061,337	-
Minority interest held in a subsidiary disposed of	-	573,677
Related party notes receivable	7,602,319	-
Deferred tax assets	105,175	105,329
Total non-current assets	61,948,540	11,790,273

TOTAL ASSETS	$111,506,632	$54,275,375

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,733,193	$4,930,866
Accrued and other liabilities	756,474	953,395
Other payables	6,128,253	3,000,000
Taxes payable	7,802,895	6,014,922
Customer deposits	4,155,232	300,435
Bank loans	1,742,313	-
Due to shareholder	-	910,791
Total current liabilities	22,318,360	16,110,409

LONG-TERM LIABILITIES
Long-term bank loans	4,146,950	-
Long-term payables	3,392,235	3,000,000
Asset retirement obligation	8,406,296	-
Total long-term liabilities	15,945,481	3,000,000

Total Liabilities	38,263,841	19,110,409

Commitments and contingencies
EQUITY:
STOCKHOLDERS' EQUITY:
Preferred stock, no par value, 2,500,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 120,000,000 shares authorized: 27,475,492 and 21,202,200 shares issued for January 31, 2010 and April 30, 2009, respectively	27,476	21,201
Paid-in Capital	36,054,613	9,604,694
Service cost being amortized	(5,612,576)	-
Deferred stock compensation	(36,667)	(63,667)
Accumulated other comprehensive income	629,955	669,913
Retained Earnings	31,399,873	12,200,838
Total stockholders' equity	62,462,674	22,432,979
Non-controlling interest	10,780,117	12,731,987
Total Equity	73,242,791	35,164,966
TOTAL LIABILITIES AND EQUITY	$111,506,632	$54,275,375

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

L & L ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
THREE MONTHS AND NINE MONTHS ENDED JANUARY 31, 2010 AND 2009
(UNAUDITED)
	For the Three Months Ended January 31		For the Nine Months Ended January 31
	2010	2009	2010	2009
NET REVENUES	$37,956,263	$9,989,470	$75,183,989	$30,900,400
COST OF REVENUES	21,908,104	4,321,136	40,402,155	13,787,078
GROSS PROFIT	16,048,159	5,668,334	34,781,834	17,113,322

OPERATING COSTS AND EXPENSES:
Salaries and wages	703,580	937,012	2,624,145	1,811,398
Selling, general and administrative expenses	2,282,464	572,288	5,039,388	1,898,915
Total operating expenses	2,986,044	1,509,300	7,663,533	3,710,313

INCOME FROM OPERATIONS	13,062,115	4,159,034	27,118,301	13,403,009
OTHER EXPENSES (INCOME):
Interest expense	60,672	344,739	93,974	439,960
Other expenses (income), net	(12,907)	(87,719)	(641,962)	(2,717)
Total other expenses (income)	47,765	257,020	(547,988)	437,243

INCOME FROM CONTINUED OPERATIONS BEFORE PROVISION FOR INCOME TAXES, DISCONTINUED OPERATIONS AND NON-CONTROLLING INTEREST	13,014,350	3,902,014	27,666,289	12,965,766
LESS PROVISION FOR INCOME TAXES	1,924,006	260,882	3,091,404	833,039
INCOME FROM CONTINUED OPERATIONS BEFORE DISCONTINUED OPERATIONS AND NON-CONTROLLING INTEREST	11,090,344	3,641,132	24,574,885	12,132,727
NET INCOME FROM DISCONTINUED OPERATIONS	-	76,082	-	145,220
LOSS ON DISPOSAL		(382,961)		(382,961)
DISCONTINUED OPERATIONS, Net of tax	-	(306,879)	-	(237,741)
NET INCOME	11,090,344	3,334,253	24,574,885	11,894,986
LESS NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	1,532,219	1,565,812	5,375,850	5,192,309
NET INCOME ATTRIBUTABLE TO THE COMPANY	9,558,125	1,768,441	19,199,035	6,702,677

OTHER COMPREHENSIVE INCOME:
Foreign currency translation income (loss)	1,853	(434)	(39,958)	569,810
COMPREHENSIVE INCOME	$9,559,978	$1,768,007	$19,159,077	$7,272,487

INCOME PER COMMON SHARE – basic from continued operation	$0.37	$0.09	$0.82	$0.32
INCOME PER COMMON SHARE – basic from discontinued operation	$0.00	($0.01)	$0.00	($0.01)
INCOME PER COMMON SHARE – basic	$0.37	$0.08	$0.82	$0.31

INCOME PER COMMON SHARE – diluted from continued operation	$0.34	$0.09	$0.77	$0.31
INCOME PER COMMON SHARE – diluted from discontinued operation	$0.00	($0.01)	$0.00	($0.01)
INCOME PER COMMON SHARE – diluted	$0.34	$0.08	$0.77	$0.30

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – basic	26,085,648	22,089,898	23,312,703	21,768,966
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – diluted
	27,850,355	22,488,896	25,077,410	22,167,964

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

L & L ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS NINE MONTHS ENDED JANUARY 31, 2010 AND 2009
(Unaudited)
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$24,574,885	$11,894,986
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,057,388	239,185
Amortization for deferred compensation	27,000	31,500
Amortization of service costs	977,557	-
Gain on reduction of debt	(528,697)	-
Decrease in asset retirement costs	(836,749)	-
Loss on discontinued operations	-	(237,741)
Changes in assets and liabilities, net of businesses acquisition:
Accounts receivable	(719,059)	(13,472,544)
Inventories	(3,234,993)	(430,177)
Prepaid and other current assets	(4,516,952)	(11,406,925)
Other receivable	2,329,503	-
KMC mining right	-	(355,603)
Accounts payable and other payable	(6,896,981)	6,732,382
Customer deposit	2,165,972	4,198,430
Accrued and other liabilities	(196,921)	2,019,709

Taxes payable	1,117,048	(549,686)
Cash provided by operating activities of discontinued operation, net	-	12,029,379
Net cash provided by operating activities	16,319,001	10,692,895

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(18,233,929)	(4,478,841)
Acquisition of intangible assets	-	(2,500,000)
Acquisition of businesses, net of cash acquired	(4,554,748)	-
Increase in investments	573,677	(164,945)
Cash provided by investing activities of discontinued operation, net	-	3,737,104
Net cash used in investing activities	(22,215,000)	(3,406,682)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan to associates	5,983,636	-
Payments of debt	(439,239)	-
Payment to shareholder	(910,791)	-
Proceeds from long-term payable	-	3,000,000
Additional purchase of noncontrolling interest	(427,437)
Change in noncontrolling interest due to acquisition	-	(1,395,259)
Net borrowing on bank line of credit	-	396,199
Warrants converted to common stock	2,598,000	-
Proceeds from issuance of common stock	9,159,996	(330,923)
Cash (used in) financing activities of discontinued operation	-	(2,274,430)
Net cash provided by(used in)financing activities	15,964,165	(604,413)
Effect of exchange rate changes on cash and cash equivalents	37,444	569,810
INCREASE IN CASH AND CASH EQUIVALENTS	10,105,610	7,251,610
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,098,711	948,210
CASH AND CASH EQUIVALENTS, END OF PERIOD	$15,204,321	$8,199,820

SUPPLEMENTAL NON CASH FLOW INFORMATION:
INTEREST PAID	$344,739	$344,739
INCOME TAX PAID	$1,303,428	$2,501,132

NON-CASH INVESTING AND FINANCING ACTIVITY:
The Company issued 400,000 shares to acquire 60% interest in L&L Coal Partners		$1,600,000

In connection with the purchase of businesses, liabilities were assumed as follows (see Note 3):
Fair value of net assets acquired, net of cash of $1,795,032	$22,106,602
Net cash used in acquisition of businesses	(4,554,748)
Notes payable to sellers	(3,977,886)
Fair value of noncontrolling interest	(995,305)
Liabilities assumed	$12,578,663

During the nine month period ended January 31, 2010, the Company obtained additional ownership from noncontrolling interest holders, and the Company reduced noncontrolling interest by $8,108,065 with an increase to paid-in-capital.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

L & L ENERGY, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

L & L ENERGY, INC. (“L&L” and/or the “Company”) was incorporated in Nevada, and is headquartered in Seattle, Washington.  Effective on January 4, 2010, the State of Nevada approved the Company’s name change from L&L International Holdings, Inc. to L & L Energy, Inc.  The Company is a coal (energy) company, started its operations in 1995. Coal sales are made entirely in China, from coal mining, clean coal washing, coking and coal wholesales operations. At the present time, the Company conducts its coal (energy) operations in Yunnan and Guizhou provinces, southwest China. As of January 31, 2010, L&L has four subsidiaries;  KMC which has coal wholesale operations and Ping Yi Coal Mine (mining operations “PYC”), 2 coal mining operations (DaPuAn Mine and SuTsong Mine) including DaPuAn’s coal washing operations (the “2 Mines” or “LLC”) ,the Hon Shen Coal Co. Ltd.(coal washing operation and coking operation) (“HSC”), and L&L Yunnan Tianneng Industry Co. Ltd. (including Hong Xing coal washing and ZoneLin coking operations) (“TNI”). The majority controlling interest (65%) of HSC’s new coal washing facility was acquired for 10 million RMB (equivalent to $1,464,129) on July 16, 2009. L&L increased its equity ownership interest in Hon Shen's coal washing facilities from a 65% equity ownership interest to a 93% equity ownership interest on October 23, 2009. In addition, L&L owns 93% equity interest in Hon Shen's coking facilities, thus reaching an overall 93% ownership of both Hon Shen's coal washing and coking operations. On August 1, 2009, the Company increased its ownership of the 2 coal mining operations (the “2 Mines”), from 60% to 80% with no consideration given by the Company to the noncontrolling interest holders.

KMC acquired 100% equity of PYC on January 18, 2010 with an effective acquisition date of November 1, 2009 for $3,955,041.

L&L formed a new subsidiary TNI in the Yunnan province, China, which owns 98% of controlling interest of TNI.  Through TNI, L&L acquired 100% equity of ZoneLin Coal Coking Factory in China (“ZoneLin”) on February 3, 2010 with an effective acquisition date of November 1, 2009; and acquired 100% equity of SeZone County Hong Xing Coal Washing Factory (“Hong Xing”) on January 1, 2010 with an effective acquisition date of November 30, 2009.

The Company disposed of its majority interest of LEK air-compressor operations in January of 2009.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The interim financial information - The condensed consolidated interim financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the Untied States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. The results of operations for the three and nine month periods ended January 31, 2010 and 2009 may not necessarily be indicative of the results of operations which might be expected for the entire year.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. Prior period figures have been reclassified, wherever necessary, to conform to current presentation. It is suggested that these financial statements should be read in conjunction with the Company's financial statements and notes thereto included in the Company's audited financial statements on Form 10-K for the fiscal year ended April 30, 2009.

Principles of Consolidation – The fully consolidated financial statements include the accounts of the Company, and its 100% ownership of KMC subsidiary including coal wholesale and PYC coal mine, 80% of operations of LLC “2 Mines” including both coal mining and coal washing, and 93% of HSC, and 98% of TNI (coal washing and coking operations).  All significant inter-company accounts and transactions are eliminated.

Cash and Cash Equivalents – The Company considers all highly liquid investments with a maturity of three months or less from the date of purchase to be cash equivalents. Cash and cash equivalent consist of cash on deposit with banks and cash on hand.

Revenue Recognition – The Company’s revenue recognition policies are in compliance with ASC 605, which stipulates recognition of revenue when a formal arrangement exists, the price is fixed or determinable, the delivery to the customers’ site is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

When the Company purchases coal from other mining companies, the customers pick up the coal directly from those mine premises or the coal is shipped directly from other coal mining companies.  Purchases and shipments of the coal from other mining companies are arranged at the same time.  Revenue of brokered coal is recognized at the time of delivery.

Accounts receivable – The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

Inventories – Inventories are stated at the lower of cost and net realizable value, as determined on moving average basis.

Use of Estimates – The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Based on our past experience, these estimates are reasonably accurate, have not been changed, and these estimates are reasonably not likely to be changed in the future.  Actual results could differ from those estimates.

Prior amounts have been updated from those presented in previously filed Forms 10-Q to reflect implementation of ASC 810-10), “Noncontrolling Interests in Consolidated Financial Statements”.

Foreign currency translation - The Company’s foreign subsidiaries maintain their financial statements in the local currency which has been determined to be the functional currency.  Substantially all overseas operations are conducted in China, using the functional currency Renminbi (RMB).  Assets and liabilities denominated in foreign currencies are translated into U.S. Dollars at the rates in effect at the balance sheet date.  Revenues and expenses are translated at average rates for the year.  Related translation adjustments are reported as a separate component of stockholders’ equity, whereas gains and losses resulting from foreign currency transactions are included in the results of operations.

Asset Retirement Cost and Obligation – The Company follows Accounting for Asset Retirement Obligations, codified in FASB ASC Topic 410.  This Statement generally requires that the Company’s legal obligations associated with the retirement of long-lived assets are recognized at fair value at the time the obligations are incurred.  Obligations normally are incurred at the time development of a mine commences for underground mines or construction begins for support facilities and refuse areas. The obligation’s fair value is determined using discounted cash flow techniques and is accreted over time to its expected settlement value.  Upon initial recognition of a liability, a corresponding amount is capitalized as part of the carrying amount of the related long-lived asset.  Amortization of the related asset is calculated on a unit-of-production method by amortizing the total cost over the salable reserves determined under Industry Guide 7, multiplied by production during the period.

Environmental Costs – The PRC has adopted extensive environmental laws and regulations that affect the operations of the coal mining industry. The outcome of environmental liabilities under proposed or future environmental legislation cannot be reasonably estimated at present, and could be material. Under existing legislation, however, Company management believes that there are no probable liabilities that will have a material adverse effect on the financial position of the Company.

Property, Plant, Equipment, and Mine Development – Property, plant equipment and Mine Development are stated at cost, less accumulated depreciation. Costs of mine development, expansion of the capacity of or extending the life of our mine are capitalized and principally amortized using the units-of-production method over the actual tons of coals produced directly benefiting from the capital expenditure. Mobile mining equipment and other fixed assets are stated at cost and depreciated on a straight-line basis over the estimated useful lives ranging from 10 to 12.5 years. Leasehold improvements are amortized over their estimated useful lives or the term of the lease, whichever is shorter. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are generally expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.

The estimated useful lives for each category of the fixed assets are as follows:

Building, Mining Structure and Plant	25 Years
Motor Vehicles and Equipment	5 Years
Machinery	10-12.5 Years

Building, mining structure, and plant is related to our coal mining related operations. The mining structure includes  the main and auxiliary mine shafts, underground tunnels, and other integrant mining infrastructure. Depreciation for the mine shafts is provided to write off the cost of the mining structure using the units of production method based on salable reserves determined under Industry Guide 7.

Based on updated geological reports and new estimated production volume, the estimated useful life of mining structures ranges from 20 to25 years.

Impairment of Long-Lived Assets – Long-lived assets, which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of January 31, 2010 and 2009, there were no impairments of its long-lived assets.

Monetary Policy – It is L&L general practice to establish an American-China joint venture, when feasible, to ensure the Company’s US presence in China. Under the Chinese law, American-China joint venture has little restriction regarding to the ability to transfer retained earning from China to the US, or other countries outside China when tax is fully paid in China.

Income Taxes – The Company utilizes Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of Accounting for Uncertainty in Income Taxes.  As a result of the implementation of FIN 48, the Company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by the accounting standards. The Company recognized no material adjustments to liabilities or stockholders’ equity. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. The adoption of this accounting standard did not have a material impact on the Company’s financial statements.

New accounting pronouncements

In April 2009, the FASB issued ASC 320-10-65, “Recognition and Presentation of Other-Than-Temporary Impairments”. This amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. It does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. It is effective for interim and annual periods ending after June 15, 2009. The adoption did not have a material impact on the Company’s consolidated financial position or results of operations.

In April 2009, the FASB issued ASC 820-10-65, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”. It provides additional guidance for estimating fair value in accordance with ASC 820 when the volume and level of activity for the asset or liability have significantly decreased and includes guidance on identifying circumstances that indicate a transaction is not orderly. This FSP does not change the definition of fair value under ASC 820. The FSP is effective for interim and annual periods ending after June 15, 2009. The adoption did not have a material impact on the Company’s consolidated financial position or results of operations.

In June 2009, the FASB issued The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (the Codification). The Codification became the single official source of authoritative, non-governmental U.S. GAAP. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption did not have a material impact on the Company’s consolidated financial position or results of operations.

In September 2009 the New FASB Accounting Standards Update 2009-08 issued in Earnings Per Share (amendments to Section 260-10-S99). This update includes technical corrections to Topic 260-10-S99 Earnings Per Share, based on EITF Topic D-53, “Computation of Earnings Per Share for a Period that includes redemption or an induced conversion of a portion of a class of preferred stock” and EITF Topic D-42, “The effect of the calculation of Earnings Per Share for the redemption or induced conversion of preferred stock.” The Company does not expect the implementation of this statement to have an impact on its results or financial position.

ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements (“ASU 2010-06”) was issued in January 2010. This ASU amends ASC Subtopic 820-10, Fair Value Measurements and Disclosures—Overall, to require new disclosures regarding transfers in and out of Level 1 and Level 2, as well as activity in Level 3, fair value measurements. This ASU also clarifies existing disclosures over the level of disaggregation in which a reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. This ASU further requires additional disclosures about valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. ASU 2010-06 will be effective for financial statements issued by the Company for interim and annual periods beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements in the rollforward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010. The Company expects to adopt ASU 2010-06 for the quarter ending July 31, 2010 and does not expect the adoption to have a material impact on its consolidated financial statements.

        NOTE 3. BUSINESS COMBINATIONS

The Company owns 100% of KMC which includes coal wholesale and Ping Yi coal mine (“PYC”), and 80% equity controlling interest of the DaPuAn Coal Mine and SuTsong Mine LLC (the “2 Mines”), and HSC (coal washing operation and coking operation) (“HSC”), and 98% of TNI which includes ZoneLin (coking operation) and HongXing (coal washing operation). On July 16, 2009, the Company acquired 65% equity interest of coal washing facility (a distinctive operation) of HSC in Yunnan Province.  On October 23, 2009, L&L increased its equity interest in Hon Shen's coal washing facilities from a 65% to a 93% equity interest. In addition, on October 23, 2009, L&L acquired 93% equity interest in Hon Shen's coking facilities, thus reaching an overall 93% equity interest of HSC’s  coal washing and coking operations. KMC acquired 100% equity of PYC on January 18, 2010 with an effective acquisition date of November 1, 2009 for $3,955,041. L&L newly formed TNI in Yunnan province, China, and owns 98% of controlling interest.  Through TNI, on February 3, 2010, the Company acquired 100% equity of ZoneLin Coal Coking operation in China (“ZoneLin”) with an effective acquisition date of November 1, 2009; and on January 1, 2010 acquired 100% equity of SeZone County Hong Xing Coal Washing operation (“Hong Xing”) on January 1, 2010 with an effective acquisition date of November 30, 2009.

L&L acquisition of HSC’s coal washing was made during the first quarter ended July 31, 2009 as follows:

  On July 16, 2009 (the “Acquisition Date”), 65% of HSC equity was acquired by the Company with net assets of $2,248,392. Coal washing is a process of cleaning raw coal by physically crushing coal rocks into fine coal powders, and removing impurities and debris from raw coal. In the washing process, the washed coal is separated into different grades, such as coking coal (provides both carbons and fuel for the making of coke; a critical material for steel production), and the heating/thermal coal (provides calories to fuel the utility/power plants). The purchase of the HSC will add approximately 300,000 tons of fine washed coals capacity each year to the Company. Together with the newly completed coal washing facility built by L&L’s DaPuAn Mine, the Company will produce over 500,000 tons of fine washed coal each year, beginning July 16, 2009.
  The purchase price of the acquisition contract is 10,000,000 RMB (equivalent to US$1,464,129) with the first cash payment of 1,000,000 RMB (equivalent to US$146,413) made on the contract date of July 16, 2009. The remaining 9,000,000 RMB is to be paid in installments: the first installments of 1,000,000 RMB (equivalent to $146,413) 30 days after signing the contract; the Company paid this amount on August 12, 2009; the second installment of 3,000,000 RMB (equivalent to $439,239) three months after the first installment is made; and the final installment of 5,000,000RMB (equivalent to $732,064) within one year after signing the contract.
  The final valuation of net assets is expected to be completed as soon as possible, but no later than one year from the acquisition date.  Certain net assets, liabilities assumed and intangible assets are still being finalized.  The following table summarizes the preliminary allocation of the purchase price to the fair values of the assets at the date of acquisition:
Allocation of purchase price:
Fair value of assets	$2,545,420
Less: Fair value of liabilities	(297,028)
Net assets acquired	$2,248,392
Non-controlling interest	$786,937

  The Pro-Forma Income Statements with acquisition of HSC washing facility.

The following un-audited pro forma condensed consolidated financial information for the nine month periods ended January 31, 2010 and 2009, as presented below, reflects the results of operations of the Company assuming the HSC acquisition occurred on May 1, 2009. These pro forma results have been prepared for information purposes only and do not purport to be indicative of what operating results would have been had the acquisition actually taken place on May 1, 2009, and may not be indicative of future operating results.

	Historical Information of the Company for the nine month period ended January 31, 2010	Historical Information of the Acquired Entity (HSC) for the nine month period ended January 31, 2010	Pro forma Statement of Income for the nine month period ended January 31, 2010
Sales	$60,761,026	$14,883,958	$75,644,984
Cost of sales	(28,017,544)	(12,838,608)	(40,856,152)
Gross profit	32,743,482	2,045,350	34,788,832
Total operating expenses	(7,097,392)	(600,399)	(7,697,791)
Income from operations	25,646,090	1,444,951	27,091,041
Other income (expense)	444,465	137,863	582,328
Income from continued operations before tax provision and non-controlling interest	26,090,555	1,582,814	27,673,369
Income tax	(2,752,964)	(340,210)	(3,093,174)
Income from continued operations before non-controlling interest	23,337,591	1,242,604	24,580,195
Non-controlling Interest	(5,375,850)	0	(5,375,850)
Net income	$17,961,741	$1,242,604	$19,204,345

	Historical Information of the Company for the nine month period ended January 31, 2009	Historical Information of the Acquired Entity (HSC) for the nine month period ended January 31, 2009	Pro forma Statement of Income for the nine month period ended January 31, 2009
Sales	$30,900,400	$ -	$30,900,400
Cost of sales	(13,787,078)	-	(13,787,078)
Gross profit	17,113,322	-	17,113,322
Total operating expenses	(3,710,313)	-	(3,710,313)
Income from operations	13,403,009	-	13,403,009
Other income (expense)	(437,243)	-	(437,243)
Income from continued operations before tax provision and non-controlling interest	12,965,766	-	12,965,766
Income tax	(833,039)	-	(833,039)
Income from continued operations before non-controlling interest	12,132,727	-	12,132,727
Non-controlling interest	(5,192,309)	-	(5,192,309)
Net income from continued operation	6,940,418	-	6,940,418
Net income from discontinued operation	(237,741)	-	(237,741)
Net income	$6,702,677	$ –	$6,702,677

See below, for the additional HSC acquisition made by L&L during the quarter ended on October 31, 2009.

1.       L&L executed an Acquisition and Capital Increase Agreement (hereinafter the “Agreement”), effective on October 23, 2009, with Hon Shen Coal Co. Ltd. (“HSC”), located in Yunnan Province, China. Pursuant to the Agreement L&L will increase its equity interest in HSC’s coal washing facility from a 65% equity ownership interest to a 93% equity ownership interest, and acquire additional 93% equity ownership interest in the coking facilities (another distinctive operation of HSC). Thus, L&L reaches an overall 93% ownership in HSC’s entire operations of coal, washing and coking operations.

2.       On July 30, 2009, L&L acquired a 65% equity ownership interest in Hon Shen’s coal washing facilities have a combined annual capacity of 300,000 tons between two facilities: a 210,000-ton coal washing plant completed in July 2009 using Dense

Medium Separation (DMS) technology, and an existing 90,000-ton plant using jig separation technology with approximately $ 33 million (or RMB 225 million). Hon Shen’s coking facilities has a production capacity of 150,000 tons with approximately $30 million (or RMB 204 million) in estimated annual revenues.

3.       Total registered capital of the HSC is 30 million RMB (or approximately $4.4 million USD). L&L is required to contribute 26,400,000 RMB (approximately $3,865,300 USD) for the overall 93% ownership in HSC’s entire operations of both coal washing and coking operations, excluding transaction costs which were expensed as incurred. The amount of $3.86 million shall be paid by L&L in several payments with a commitment that L&L may inject a total of 60 million RMB cash as total investment capital (which can be injected using bank loans or other financing means) into HSC. A first payment of 6 million RMB (approximately $0.88 million USD) was made within 30 days after execution of the Agreement. Of which, L&L has paid 2.6 million RMB (approximately $0.38 million USD) during the second quarter ended October 31, 2009.  A second payment of $0.6 million USD was paid during the third quarter ended January 31, 2010.  The remaining payment of $2,452,235 is due to HSC within two years after government’s approval of the acquisition.  The purchase price for the HSC coking operation is 13,477,487 RMB (equivalent to US $1,971,171) as of October 23, 2009.

  The final valuation of net assets is expected to be completed as soon as possible, but no later than one year from the acquisition date.  Certain net assets, assumed liabilities and intangible assets are still being finalized.  The following table summarizes the preliminary allocation of the purchase price to the fair values of the net assets at the date of acquisition:

Allocation of purchase price:	Amount
Current assets	$542,148
Property, plant and equipment	3,224,822
Intangible assets	557,552
Fair value of assets	4,324,522
Less: Fair value of liabilities	2,204,983
Net assets acquired	$2,119,539

Noncontrolling interest	$148,368

In accordance with authoritative guidance, the transfer of noncontrolling interest of HSC washing facility from 65% to 93% was accounted as the Company recognized additional capital of approximately $463,000.

  The Pro-Forma Income Statements with acquisition of HSC

The following un-audited pro forma consolidated financial information for the nine month period ended January 31, 2010 and 2009, as presented below, reflects the results of operations of the Company assuming the HSC acquisition occurred on May 1, 2009. These pro forma results have been prepared for information purposes only and do not purport  to be indicative of what operating results would have been had the acquisition actually taken place on May 1, 2009, and may not be indicative of future operating results.

	Historical Information of the Company for the nine month period ended January 31, 2010	Historical Information of the Acquired Entity (HSC) for the nine month period ended January 31, 2010	Pro forma Statement of Income for the nine month period ended January 31, 2010
Sales	$73,214,492	$2,472,302	$75,686,794
Cost of sales	(38,696,813)	(2,184,607)	(40,881,420)
Gross profit	34,517,679	287,695	34,805,374
Total operating expenses	(7,574,106)	(144,662)	(7,718,768)
Income from operations	26,943,573	143,033	27,086,606
Other income (expense)	588,948	1,871	590,819
Income from continued operations before tax provision and non-controlling interest	27,532,521	144,904	27,677,425
Income tax	(3,057,962)	(36,226)	(3,094,188)
Income from continued operations before non-controlling interest	24,474,559	108,678	24,583,237
Non-controlling Interest	(5,375,850)	-	(5,375,850)
Net income	$19,098,709	$108,678	$19,207,387

	Historical Information of the Company for the nine month period ended January 31, 2009	Historical Information of the Acquired Entity (HSC) for the nine month period ended January 31, 2009	Pro forma Statement of Income for the nine month period ended January 31, 2009
Sales	$30,900,400	$6,761,002	$37,661,402
Cost of sales	(13,787,078)	(6,062,848)	(19,849,926)
Gross profit	17,113,322	698,154	17,811,476
Total operating expenses	(3,710,313)	(223,892)	(3,934,205)
Income from operations	13,403,009	474,262	13,877,271
Other income (expense)	(437,243)	129,736	(307,507)
Income from continued operations before tax provision and non-controlling interest	12,965,766	603,998	13,569,764
Income tax	(833,039)	(150,999)	(984,038)
Income from continued operations before non-controlling interest	12,132,727	452,999	12,585,726
Non-controlling interest	(5,192,309)	-	(5,192,309)
Net income from continued operation	6,940,418	452,999	7,393,417
Net income from discontinued operation	(237,741)	-	(237,741)
Net income	$6,702,677	$452,999	$7,155,676

KMC’s acquisition of Ping Yi Coal Mine (“PYC”), coal mining was made during the third quarter ended January 31, 2010 as follows:

  With the effective acquisition date of November 1, 2009, KMC acquired 100% of PYC, the purchase agreement was signed on January 18, 2010, with the effective date of November 1, 2009. PYC, located in Guizhou province, is a profitable, operating coal mine, which has a mining capacity of 150,000 tons annually. It is expected the PYC would generate approximately $15 Million USD revenue per year, using $100 per ton coal price as a basis.
  The purchase price of the acquisition contract is 27,042,593 RMB (equivalent to US$3,955,041) with the first payment of 23,042,593 RMB (equivalent to US $3,369,390).  The remaining balance of 4,000,000RMB (equivalent to US $585,651) will be paid in 2 years after signing the contract. On early February, the Company made the second payment of 1,000,000 RMB (equivalent to US$146,412) to decrease the remaining balance to 3,000,000 RMB (equivalent to US$439,239).
  The final valuation of net assets is expected to be completed as soon as possible, but no later than one year from the acquisition date.  Certain net assets, assumed liabilities and intangible assets are still being finalized.  The following table summarizes the preliminary allocation of the purchase price to the fair values of the assets at the date of acquisition:

Allocation of purchase price:
Current assets	$2,305,108
Property, plant and equipment	4,637,562
Intangible assets	1,909,020
Fair value of assets	$8,851,690
Less: Fair value of liabilities	4,896,649
Net assets acquired	$3,955,041

  The Pro-Forma Income Statements with acquisition of PYC

The following un-audited pro forma consolidated financial information for the nine months period ended January 31, 2010 and January 31, 2009, as presented below, reflects the results of operations of the Company assuming the PYC acquisition occurred on May 1, 2009. These pro forma results have been prepared for information purposes only and do not purport  to be indicative of what operating results would have been had the acquisition actually taken place on May 1, 2009, and may not be indicative of future operating results.

	Historical Information of the Company for the nine month period ended January 31, 2010	Historical Information of the Acquired Entity (PYC) for the nine month period ended January 31, 2010	Pro forma Statement of Income for the nine month period ended January 31, 2010
Sales	$67,936,859	$9,172,149	$77,109,008
Cost of sales	(38,398,307)	(2,987,353)	(41,385,660)
Gross profit	29,538,552	6,184,796	35,723,348
Total operating expenses	(7,381,260)	(776,831)	(8,158,091)
Income from operations	22,157,292	5,407,965	27,565,257
Other income (expense)	602,594	(59,054)	543,540
Income from continued operations before tax provision and non-controlling interest	22,759,886	5,348,911	28,108,797
Income tax	(1,864,803)	(1,226,601)	(3,091,404)
Income from continued operations before non-controlling interest	20,895,083	4,122,310	25,017,393
Non-controlling Interest	(5,375,850)	-	(5,375,850)
Net income	$15,519,233	$4,122,310	$19,641,543

	Historical Information of the Company for the nine month period ended January 31, 2009	Historical Information of the Acquired Entity (PYC) for the nine month period ended January 31, 2009	Pro forma Statement of Income for the nine month period ended January 31, 2009
Sales	$30,900,400	$3,185,078	$34,085,478
Cost of sales	(13,787,078)	(1,666,673)	(15,453,751)
Gross profit	17,113,322	1,518,405	18,631,727
Total operating expenses	(3,710,313)	(1,217,265)	(4,927,578)
Income from operations	13,403,009	301,140	13,704,149
Other income (expense)	(437,243)	(7,073)	(444,316)
Income from continued operations before tax provision and non-controlling interest	12,965,766	294,067	13,259,833
Income tax	(833,039)	(6,410)	(839,449)
Income from continued operations before non-controlling interest	12,132,727	287,657	12,420,384
Non-controlling interest	(5,192,309)	-	(5,192,309)
Net income from continued operation	6,940,418	287,657	7,228,075
Net income from discontinued operation	(237,741)	-	(237,741)
Net income	$6,702,677	$287,657	$6,990,334

TNI’s acquisition of ZoneLin’s coking was made during the third quarter ended January 31, 2010 as follows:

  Through L&L Yunnan Tianneng Industry Co. Ltd. “(TNI”), a 98% controlled subsidiary in China, L&L acquired 100% of ZoneLin coking (“ZoneLin”).  The purchase agreement was signed on February 3, 2010, with the effective acquisition date of November 1, 2009.  ZoneLin is a profitable operating coking facility, which produces 150,000 tons of coke annually.   It is expected the agreement would generate approximately $28 Million USD revenue per year, using $187 per ton coal price as a basis.
  The purchase price of the acquisition contract is 13,675,000 RMB (equivalent to US$2,000,000) with the first payment of 6,837,500 RMB (equivalent to US $1,000,000) has been paid.  The remaining balance of 6,837,500 RMB (equivalent to US $1,000,000) will be paid in 2 years after signing the contract.
  The final valuation of net assets is expected to be completed as soon as possible, but no later than one year from the acquisition date.  Certain net assets, assumed liabilities and intangible assets are still being finalized. The following table summarizes the preliminary allocation of the purchase price to the fair values of the assets at the date of acquisition:

Allocation of purchase price:
Current assets	$3,170,432
Property, plant and equipment	2,892,758
Intangible assets	662,472
Fair value of assets	$6,725,662
Less: Fair value of liabilities	4,725,662
Net assets acquired	$1,960,000

Noncontrolling interest	$40,000

  The Pro-Forma Income Statements with acquisition of ZoneLin

The following un-audited pro forma consolidated financial information for the nine months period ended January 31, 2010 and January 31, 2009, as presented below, reflects the results of operations of the Company assuming the ZoneLin acquisition occurred on May 1, 2009. These pro forma results have been prepared for information purposes only and do not purport  to be indicative of what operating results would have been had the acquisition actually taken place on May 1, 2009, and may not be indicative of future operating results.

	Historical Information of the Company for the nine month period ended January 31, 2010	Historical Information of the Acquired Entity (ZoneLin) for the nine month period ended January 31, 2010	Pro forma Statement of Income for the nine month period ended January 31, 2010
Sales	$68,433,949	$10,318,854	$78,752,803
Cost of sales	(34,496,948)	(9,060,039)	(43,556,987)
Gross profit	33,937,001	1,258,815	35,195,816
Total operating expenses	(7,470,786)	(415,587)	(7,886,373)
Income from operations	26,466,215	843,228	27,309,443
Other income (expense)	603,706	(69,408)	534,298
Income from continued operations before tax provision and non-controlling interest	27,069,921	773,820	27,843,741
Income tax	(3,061,586)	(74,181)	(3,135,767)
Income from continued operations before non-controlling interest	24,008,335	699,639	24,707,974
Non-controlling Interest	(5,375,850)	-	(5,375,850)
Net income	$18,632,485	$699,639	$19,332,124

	Historical Information of the Company for the nine month period ended January 31, 2009	Historical Information of the Acquired Entity (ZoneLin) for the nine month period ended January 31, 2009	Pro forma Statement of Income for the nine month period ended January 31, 2009
Sales	$30,900,400	$7,189,898	$38,090,298
Cost of sales	(13,787,078)	(6,150,842)	(19,937,920)
Gross profit	17,113,322	1,039,056	18,152,378
Total operating expenses	(3,710,313)	(617,130)	(4,327,443)
Income from operations	13,403,009	421,926	13,824,935
Other income (expense)	(437,243)	(106,259)	(543,502)
Income from continued operations before tax provision and non-controlling interest	12,965,766	315,667	13,281,433
Income tax	(833,039)	(78,917)	(911,956)
Income from continued operations before non-controlling interest	12,132,727	236,750	12,369,477
Non-controlling interest	(5,192,309)	-	(5,192,309)
Net income from continued operation	6,940,418	236,750	7,177,168
Net income from discontinued operation	(237,741)	-	(237,741)
Net income	$6,702,677	$236,750	$6,939,427

TNI’s acquisition of HongXing’s coal washing was made during the third quarter ended January 31, 2010, as follows:

  L&L through TNI, a 98% controlled subsidiary in China, acquired 100% of HongXing coal washing (“HongXing”).  The purchase agreement was signed on January 6, 2010, with the effective acquisition date of November 30, 2009.  Hong Xing has a 150,000 ton annual coal washing capacity.
  On January 6, 2010, the entire acquisition price of 6,828,500 RMB (equivalent to US $1,000,000) was contributed by L&L to TNI to execute the agreement.
  The final valuation of the net assets is expected to be completed as soon as possible, but no later than one year from the acquisition date. The following table summarizes the preliminary allocation of the purchase price to the fair values of the assets at the date of acquisition:

Allocation of purchase price:	Amount
Current assets	$186,017
Property, plant and equipment	1,098,381
Intangible assets	169,946
Fair value of assets	$1,454,344
Less: Fair value of liabilities	454,344
Net assets acquired	$980,000
Noncontrolling interest	$20,000

  The Pro-Forma Income Statements with acquisition of HongXing

The following un-audited pro forma consolidated financial information for the nine months period ended January 31, 2010 and January 31, 2009, as presented below, reflects the results of operations of the Company assuming the HongXing acquisition occurred on May 1, 2009. These pro forma results have been prepared for information purposes only and do not purport  to be indicative of what operating results would have been had the acquisition actually taken place on May 1, 2009, and may not be indicative of future operating results.

	Historical Information of the Company for the nine month period ended January 31, 2010	Historical Information of the Acquired Entity (HongXing) for the nine month period ended January 31, 2010	Pro forma Statement of Income for the nine month period ended January 31, 2010
Sales	$71,933,986	$4,697,031	$76,631,017
Cost of sales	(37,542,152)	(4,184,820)	(41,726,972)
Gross profit	34,391,834	512,211	34,904,045
Total operating expenses	(7,541,454)	(225,813)	(7,767,267)
Income from operations	26,850,380	286,398	27,136,778
Other income (expense)	547,988	-	547,988
Income from continued operations before tax provision and non-controlling interest	27,398,368	286,398	27,684,766
Income tax	(3,078,008)	(13,396)	(3,091,404)
Income from continued operations before non-controlling interest	24,320,360	273,002	24,593,362
Non-controlling Interest	(5,375,850)	-	(5,375,850)
Net income	$18,944,510	$273,002	$19,217,512

	Historical Information of the Company for the nine month period ended January 31, 2009	Historical Information of the Acquired Entity (HongXing) for the nine month period ended January 31, 2009	Pro forma Statement of Income for the nine month period ended January 31, 2009
Sales	$30,900,400	$276,190	$31,176,590
Cost of sales	(13,787,078)	(228,525)	(14,015,603)
Gross profit	17,113,322	47,665	17,160,987
Total operating expenses	(3,710,313)	(60,194)	(3,770,507)
Income from operations	13,403,009	(12,529)	13,390,480
Other income (expense)	(437,243)	-	(437,243)
Income from continued operations before tax provision and non-controlling interest	12,965,766	(12,529)	12,953,237
Income tax	(833,039)	(461)	(833,500)
Income from continued operations before non-controlling interest	12,132,727	(12,990)	12,119,737
Non-controlling interest	(5,192,309)	-	(5,192,309)
Net income from continued operation	6,940,418	(12,990)	6,927,428
Net income from discontinued operation	(237,741)	-	(237,741)
Net income	$6,702,677	($12,990)	$6,689,687

NOTE 4. NONCONTROLLING INTEREST

As described in Note 1, to the unaudited condensed consolidated financial statements, the Company has the majority controlling interest of HSC, L&L Coal Partners (2 coal mining operations) and TNI. The Company applied the provisions of FASB ASC 810, Consolidation, which were amended on January 1, 2009 by ASC 810-10-65 and FASB ASC 810-10-45-16.  As required by FASB ASC 810, the Company’s non controlling ownership interest in consolidated subsidiaries is presented in the consolidated balance sheet within stockholders’ equity as a separate component from the Company’s equity. In addition, the condensed consolidated statement of income and comprehensive income includes earnings attributable to both the Company and the non controlling interests holders.

During the fiscal year 2010, the Company increased its ownership interest in HSC to 93% and also increased its interest in L&L Coal Partners to 80%.  The equity related to non controlling interest as of January 31, 2010 represent 7% third-party interest in HSC and 20% third party interest in L&L Coal Partners and 2% third party interests in TNI.

Included below is a schedule of changes in ownerships interest for the nine month period ended January 31, 2010:

	Nine months period ended January 31,
	2010	2009
Net income attributable to the Company	$19,199,035	$6,702,677
Transfers to Non controlling interest:	-
Decrease in the Company’s paid-in capital for the purchase of additional interest in HSC	(463,155)	-
Decrease in the Company’s paid-in capital for the increase of additional interest in LLC	(7,217,473)
Net transfers to Non controlling interests	(7,680,628)	-
Changes from net income attributable to the Company and transfers to Non controlling interest	$11,518,407	$6,702,677

NOTE 5.  CASH AND CASH EQUIVALENTS

The cash and cash equivalents balances as of January 31, 2010 and April 30, 2009 consist of:

Item	January 31, 2010	April 30, 2009

Cash on hand	$8,276,344	$4,458,879
Cash in banks	6,927,977	639,832
Total	$15,204,321	$5,098,711

The reason for the large sum of cash on hand is due to a large number of transactions in the PRC taking place in currency.

NOTE 6.  ACCOUNTS RECEIVABLE

The account receivable balances amounted to $18,863,097 and $16,906,010 as of January 31, 2010 and April 30, 2009, respectively.  No allowance for doubtful accounts or sales returns deemed necessary.

NOTE 7.  PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets represent mainly cash advances paid to suppliers by the KMC, HSC and TNI, and deposits for equipment, based on the general industry practice. As the suppliers continue to provide goods and services to the Company, the balances are expected to be realized in a year. The balances amounted to $8,882,608 and $3,611,371 as of January 31, 2010 and April 30, 2009, respectively.

NOTE 8.  OTHER RECEIVABLES

        Other receivables consist of the following at January 31, 2010 and April 30, 2009:

Item	January 31, 2010	April 30, 2009
Receivable- KMC right sale	$-	$954,373
Other Receivables (1)	634,426	8,406,508
Total	$634,426	$9,360,881

(1)     The small other receivables balance at January 31, 2010 includes all amounts paid to the governmental agencies, which can be realized in a year.

NOTE 9. INVENTORIES

Inventories are primarily related to coal located at KMC, 2 Mines, HSC and TNI. Inventories consist of the following as of January 31, 2010 and April 30, 2009:

Item	January 31, 2010	April 30, 2009
Raw Materials	$1,865,419	$574,607
Coke	1,058,664	0
Coal	3,049,557	949,886
Total Inventories	$5,973,640	$1,524,493

NOTE 10. PROPERTY, PLANT, EQUIPMENT AND MINE DEVELOPMENT

Property and equipment are stated at cost and consist mainly of coal mining machinery and related hardware needed for coal mining and washing operations.

Mineral rights represent the exclusive right, granted by the Chinese government, to operate the 2 Mines and PYC. The rights were acquired in the first quarter of 2008 as a result of the acquisition of the “2 Mines” on May 1, 2008 and on November 1, 2009, respectively.  The rights were recorded at fair value when acquired.  The exclusive mining rights can be renewed with little or no additional cost at the end of 50 years.  The Company has elected to use the straight line method of amortization to amortize its mineral rights. The amortization period ranges between 20 and 50 years, resulting in amortization expenses of approximately $50,000 per year for the 2 Mines and $62,500 for PYC, respectively.

Mine development costs are recorded at cost as incurred.  The Company’s coal reserves are controlled through mining rights purchased from the Chinese government for a 50 year period. Depletion of reserves and amortization of mine development costs is computed using the straight line method.

The balances of the account consist of the following as of January 31, 2010 and April 30, 2009:

Item	January 31, 2010	April 30, 2009
Land and coal interests (1) and (2)	$27,552,332	$5,652,125
Building and improvements	4,826,146	$293,524
Machinery and equipment (3)	14,042,121	6,256,941
RuiLi Project (property, at cost)	-	400,687
Sub-total	46,420,599	12,603,277
Less: accumulated depreciation and amortization	(2,609,851)	(1,492,010)
	$43,810,748	$11,111,267

(1)       Included in land and coal interests is capitalized development expenses relating to expanding the DaPuAn and SuTsong mines to increase annual mining capacities form 150,000 and 90,000 tons to 300,000 and 150,000 tons, respectively.  Capitalized mine development expense related to mine expansions totaled approximately $20.2 million and $2.1 million, as of January 31, 2010 and April 30, 2009.  Also included in land and coal interests is a recently completed coal washing facility of the DaPuAn Mine which will increase annual coal washing capacity by approximately 290,000 tons.  The Company is currently waiting on final governmental approval of this project prior to putting it into production.  When placed into production, development costs could be reclassified to buildings, machinery or equipment.

(2)       Included in land and coal interests are costs of $1.27 million and $1.27million at January 31, 2010 and April 30, 2009, respectively.  These costs consist of $0.8 million and $0.8 million at January 31, 2010 and April 30, 2009, respectively, related to the Tian-Ri coal mine and $0.47 million and $0.47 million, at January 31, 2010 and April 30, 2009, respectively, related to the Laos coal mine.  The Tian-Ri coal mine has received initial governmental approval and currently has an outside civil engineering firm performing excavation and exploration to verify its underground coal reserves and constructing mountain roads to access the mine sites.  The Laos coal mine is currently having a preliminary engineering survey of the coal reserves performed as well as a consulting study on the coal mine site.

(3)       Machinery related to mining and excavating equipment, includes railroad, steel cable, bucket cars, pulleys, motors survey equipment, air compressor units used in shafts, tunnels for the mines mining operations and safety improvement. The related depreciation expense was $1,117,841, and $1,104,314 for the period ended January 31, 2010, and for same period of 2009 respectively.

NOTE 11.  INTANGIBLE ASSETS

The Company has allocated to intangible assets of $2,126,800 of the price paid for various acquisitions made during the first nine months of 2010.  An amortizable asset of $1,781,508 was set up for customer relationships.  Customer relationship assets are being amortized over a period of 5 to 7 years.  Amortization expense for the first nine months of 2010 was approximately $65,500.  As of January 31, 2010, amortizable intangible assets net of accumulated amortization was $1,716,008.  Annual amortization expense will be approximately $250,000 for the next five years.

In addition, as a result of the same acquisitions, unamortized intangible assets (trade names) of approximately $345,000 were recorded during the first nine months of 2010.  In the future unamortized assets will be reviewed for impairment on a regular basis.

NOTE 12. ASSET RETIREMENT COST AND OBLIGATION

The Company accounts for asset retirement obligations in accordance with Accounting for Asset Retirement Obligations. The Company reviews the asset retirement obligation at least annually and makes necessary adjustments for permitted changes as granted by state authorities and for revisions of estimates of the amount and timing of costs. For ongoing operations, adjustments to the liability result in an adjustment to the corresponding asset.

Asset Retirement Cost at January 31, 2010 was $9,243,045 less accumulated amortization of $874,084 for a net asset retirement cost of $8,368,961.

Amortization expense for asset retirement cost for the periods ended January 31, 2010 and April 30, 2009 was approximately $112,006 and $149,340 respectively.

Asset Retirement Obligation at January 31, 2010 was $8,406,296.

NOTE 13.  ACCRUALS AND OTHER LIABILITIES

Accruals and other liabilities consist of the following as of January 31, 2010 and April 30, 2009:

Item	January 31, 2010	April 30, 2009
Other Payable	-	$901,542
Salaries & Welfare Payable	613,001	22,701
Other Short Term Liabilities (1)	143,473	29,152
Total	$756,474	$953,395

(1)     Other short-term liabilities included employees’ social insurance and prepaid rental deposit.

NOTE 14.  SEGMENT INFORMATION

 The Company reports its operations primarily through the following reportable operating segments: coal mining revenue, coal wholesaling, coking revenue and coal washing revenue. The Company’s chief operating decision maker uses operating income as the primary measure of segment profit and loss.

Operating segment results for the three and nine months ended January 31, 2010 and 2009 were as follows:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2010	2009	2010	2009
Coal mining revenue	$17,686,052	$6,844,487	$36,944,180	$20,516,191
Coal wholesale revenue	3,775,158	3,144,983	11,847,306	10,384,209
Coking revenue	8,370,049	-	8,719,537	-
Coal washing revenue	8,125,004	-	17,672,966	-
Total Revenue	37,956,263	9,989,470	75,183,989	30,900,400

Coal mining operating income	12,728,854	4,231,903	26,445,328	13,888,841
Coal wholesale operating income	538,139	192,376	1,468,503	619,976
Coking operating income	776,129	-	826,814	-
Coal washing operating income	674,585	-	1,740,133	-
Total operating income	14,717,707	4,424,279	30,480,778	14,508,817
Parent company operating income	(1,655,592)	(265,245)	(3,362,477)	(1,105,808)
Income from operations	$13,062,115	$4,159,034	$27,118,301	$13,403,009

NOTE 15. BANK LOANS

As of January 31, 2010, the Company had a short term loan with a balance of $1,742,313 from a bank in China. This loan has matured and the bank has extended the note on a month to month basis. The interest rate was approximately 11.8% -13.32%% per annum. The bank loan is secured by machinery and equipment.

NOTE 16. LONG-TERM PAYABLE

This includes two long term bank loans and long term payable as follows.  1) During the third quarter, as part of the acquisitions of TNI and PYC, the Company assumed two loans from banks in China.  The first loan with TNI was for RMB 14,300,000 or approximately $1,951,000.  This loan carried an interest rate of 5.4% per annum and matures on December 23, 2011.  The second loan with PYC was for RMB 15,000,000 or approximately $2,196,000.  The loan carries an interest rate of 9.7% per annum and matures on February 26, 2011.  Both loans are unsecured.  2) The long term payables are a part of L&L purchase price for PYC, TNI and HSC, in the amount of $3,392,235. These long term payables are due in two years with no interest, collateralized with the equity of purchased shares by L&L.

NOTE 17.  INCOME AND SALES TAXES

The Company’s main operations are located in China. The Company is subject to income taxes primarily in two taxing jurisdictions, China, and the United States of America (“U.S.”).  The income of the Company is mainly generated via its 2 Mines , KMC, HSC, and TNI which are foreign entities located in China. The Company incurs tax liability for the coal operations including coal profit tax charged at 25% of coal profit and various surcharges. As the 2 Mines (DaPuAn Mine and SuTsong Mine) in a heavily regulated resource business in China, and HongXing and ZoneLin are in a form of proprietorship (are not incorporated as a corporation), thus they are subject a special tax rate equal to a 5% of total revenue proceeds as of the period ended January 31, 2010, subject to provisional adjustments when the coal sale changes. As no cash or funds were repatriated from China to the U.S., the Company’s income was not subject to the U.S. federal taxation for both the current and prior period ended on January 31, 2010, and 2009, under subpart F, income from controlled foreign company, of the U.S. Internal Revenue Code.

The Company recognizes deferred income taxes for the differences between financial accounting and tax bases of assets and liabilities.  For the nine month period ended on January 31, 2010 and 2009, there were no material temporary book/tax differences or differences between financial accounting and tax bases of assets and liabilities.

The Company’s tax liability for the period ended January 31,2010 was $7,802,895, compared to the tax liability for the prior year ended on April 30, 2009 which was $6,014,922.  These tax payables to Chinese local governments can be postponed temporarily as L&L, a U.S. company, is expanding the Sino-American joint-venture to bring in U.S. management skills to increase coal production and safety standards, beneficial to the Chinese local communities.  According to Chinese law, a new joint venture may enjoy special Chinese tax rebates from the government, thus there is a high probability that the 2 Mines, KMC and HSC local tax liability payments may be delayed or mitigated.

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statement of Income and Comprehensive Income:

	January 31, 2010	January 31, 2009
Tax expense (credit) at statutory rate – US federal	34%	34%
US state tax expense net of federal tax	-	-
Changes in valuation allowance	(34%)	(34%)
Foreign income tax benefit – PRC (KMC, HSC, TNI*)	25%	25%
Foreign tax expense at actual rate (KMC)	25%	25%
Foreign income tax benefit – PRC (LLC, HongXing, ZoneLin)	5%	5%
Foreign Tax expense at actual rate (LLC)	5%	5%

     * TNI has no sales at its corporate level, however all sales are generated by two subsidiaries (HongXing washing and ZoneLin coking) as of January 31, 2010.

 United States of America

As of January 31, 2010, the Company in the United States had approximately $4,068,033 in net operating loss carry forwards available to offset future taxable income. Federal net operating losses can generally be carried forward 20 years. The deferred tax assets at January 31, 2010 consist mainly of net operating loss carry forwards. Due to the uncertainty of the realization of the related deferred tax assets of $1,383,131, a reserve equal to the amount of deferred income taxes has been established at January 31, 2010. The Company has provided 100% valuation allowance to the deferred tax assets as of January 31, 2010.

People’s Republic of China (PRC)

Pursuant to the PRC Income Tax Laws, the Company's subsidiaries are generally subject to Enterprise Income Taxes ("EIT") at a statutory rate of 25% for KMC and HSC entities. The statutory rate of 5% for LLC and TNI entities since they are owned in the form of partnerships.

The following table sets forth the significant components of the provision for income taxes for operation in PRC as of January 31, 2010 and 2009.

	January 31, 2010	January 31, 2009
Net taxable income for KMC	6,394,005	640,570
Income tax @25%	1,598,501	160,143
Net taxable income for LLC	21,556,109	13,457,944
Income tax @5%	1,077,805	672,897
Net taxable income for HSC	1,709,503	-
Income tax @25%	249,007	-
Net taxable income for TNI	864,290	-
Income tax @5%	43,215	-

NOTE 18.  RELATED PARTY TRANSACTIONS (see Note 19 for Related Party Notes Receivables)

Item	January 31, 2010	April 30, 2009
Due to officer	$ -	$ (910,791)
Due from related parties (1)	$ -	$ 5,983,636
	$ -	$ 5,072,845

(2)     The due from related party are cash advances made to an individual, manager of KMC subsidiary, for development of Tian-Ri Coal Mine. The advances will be reclassified as project costs as assets when supporting documents are received. The loan to the non-controlling interest shareholders of the 2 Mines which was $0 and $4,300,000 as of January 31, 2010 and April 30, 2009, respectively.

NOTE 19. RELATED PARTY NOTES RECEIVABLES

The Company has loaned money to various companies and individuals who have (1) non controlling interests in various mines the company has purchased, (2)  the purchaser of discontinued operations or (3) the operators of various exploration efforts the Company in which the Company is participating (Tian-Ri Coal Mine).  All of the original notes were denominated in RMB and translated into dollars using a rate of RMB 6.83 to USD, except for the note from Lieurkong Machinery which was denominated in USD.  These notes receivable carry interest at the annual rate of 6% payable after October 31, 2009.  The interest is compound annually. The first interest payment is due on November 1, 2010.  As of January 31, 2010, the Company has recorded accrued interest of approximately $114,000 which is included in Other Receivables.  The notes are secured by security interest in the equipment, fixtures, inventory and accounts receivable of the business and personal property of the various mines or businesses indicated.  Because the borrowers under the notes are operators of mines and other businesses in which the Company has an interest, the Company believes the borrowers meet the requirements to be considered a related party.

Borrower	RMB Amount	USD	Interest	Maturity	Collateral
Ming Ke Coal	1,710,004	$250,367	6% compounded annually	May 1, 2015	Dapuan Coal Mine
Yang Zai Xiong	3,110,666	455,442	6% compounded annually	May 1, 2015	Dapuan Coal Mine
Zhang Dong Wu	1,745,736	255,598	6% compounded annually	May 1, 2015	Dapuan Coal Mine
Shi Zhong Coking Ltd	500,000	73,206	6% compounded annually	May 1, 2015	Dapuan Coal Mine
Yong Lao Chung	1,000,259	146,451	6% compounded annually	May 1, 2015	Dapuan Coal Mine
Lieurkong Machinery		888,724	6% compounded annually	May 1, 2015	Assets of LNL
Yong Lao Zhong	2,451,116	358,875	6% compounded annually	May 1, 2015	TNI
Tian Ri Coal Mine	10,000,000	1,464,129	6% compounded annually	May 1, 2015	Mining equipment & fixtures
Yang Lao Shu	2,892,866	423,553	6% compounded annually	May 1, 2015	SuTsong Coal Mine
Chen Jin Chang	13,114,506	1,920,132	6% compounded annually	May 1, 2015	SuTsong Coal Mine
Gu Hong Wei	1,008,000	147,584	6% compounded annually	May 1, 2015	SuTsong Coal Mine
Yong Lao Chung	7,320,701	1,071,845	6% compounded annually	May 1, 2015	SuTsong Coal Mine
Gu Bao Liang	1,000,000	146,413	6% compounded annually	May 1, 2015	SuTsong Coal Mine
		$7,602,319

NOTE 20. STOCKHOLDERS’ EQUITY

The Company authorized 2,500,000, no par value, preferred stock. Currently, there is no preferred stock issued or outstanding.  On January 23, 2009, the Company purchased 400,000 common stock shares from a major shareholder for a total of $1.00. As the shareholder wished to donate shares to the Company, thus $1.00 is a symbolic value used for the donation.  The 400,000 shares have been recorded as Treasury Stock in the accompanying financial statements since January 31, 2009.

It is the Company’s practice to issue common stock for service. The price of the stock is based on the trading price on the date of contract when stock is public traded in capital market. Before the Company’s stock is publicly traded in public market, the price is negotiated by both recipients and the Company on mutual consent basis.

On January 23, 2009, the Company disposed of its air compressor subsidiary LEK. As a result of the disposal, LEK returned L&L shares to the Company.  The Company cancelled 1,708,283 shares of common stock received from LEK during the quarter ended January 31, 2009.

On April 10, 2009, an officer (insider) entered into an agreement and donated one million (1,000,000) shares of common stock that he personally owns to a Chung Yung Christian University Development Foundation (CYCUDF) in installment. CYCUDF is a non-profit organization, incorporated in the State of California. As of January 31, 2010, 400,000 shares were transferred to the foundation. The remaining shares are to be transferred within the next 2 years

The table below is a summary of the Company’s all warrants activities as of January 31, 2010.

	Units	Weighted Average Exercise Price
Outstanding at April 30, 2007	3,418,710	$1.62

Issued	0	$0.00
Exercised	(638,362)	$0.80
Cancelled	0	$0.00
Expired	0	$0.00
Outstanding at April 30, 2008	2,780,348	$1.86

Issued	909,000	$2.50
Exercised	(92,374)	$0.71
Cancelled	0	$0.00
Expired	(1,611,725)	$0.81
Outstanding at April 30, 2009	1,985,249	$2.50

Issued	5,841,163	$2.79
Exercised	(2,342,828)	$1.37
Cancelled	(181,250)	$3.00
Expired	0	$0.00
Outstanding at January 31, 2010	5,302,334	$3.30

See Note 23, for warrants (class D and Class E) issued to executive and director compensations.

During the period ended January 31, 2010, certain equity shares and warrants were issued as a part of the Company business operations. Warrants class H, I, J, K, L, B and S are issued to institutional investors.

Following is a summary of the status of warrants outstanding at January 31, 2010:

Type of Warrants	Range of Exercise Prices	Total Warrants Outstanding	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price
Officers and Directors (Class D and E)	$2.25 - $3.00	1,395,999	2.82	$2.90
Institutional Investors (Class B1, H, I, J, K and L1)	$1.00 - $5.62	3,729,821	2.01	$2.56
Placement Agents (Class B2 and L2)	$6.11	176,514	4.70	$3.80
Total		5,302,334	2.21	$3.30

NOTE 21. EARNINGS PER SHARE

The Company only has common shares and warrants issued and outstanding as of January 31, 2010. Under the treasury stock method of Earnings Per Share, the Company computed the diluted earnings per share, as if all issued warrants were converted to common stock, and cash proceeds were used to buy back common stock. The following presents both basic and diluted earnings per share, for the nine months period ended January 31, 2010 and 2009.

Item	Three Months Ended January 31, 2010	Three Months Ended January 31, 2009	Nine Months Ended January 31, 2010	Nine Months Ended January 31, 2009

Net income	$9,558,125	$1,768,441	$19,199,035	$6,702,677
Number of Shares	26,085,648	22,089,898	23,312,703	21,768,966
Per Share - Basic	$0.37	$0.08	$0.82	$0.31

Effect of dilutive shares	1,764,707	398,998	1,764,707	398,998
Number of dilutive shares	27,850,355	22,488,896	25,077,410	22,167,964
Per Share - Diluted	$0.34	$0.08	$0.77	$0.30

NOTE 22. CONCENTRATION OF CREDIT RISK

The Company maintains majority of its cash in China, either in Chinese banks or in the Company’s Chinese locations as cash on hand (currency).  Cash balances in foreign locations are not insured as they are in the U.S.  In addition, there are times, when the Company’s cash deposited in the United States banks exceeds the US federal government insured limits, subject to potential risks. As of January 31, 2010 and April 30, 2009, the Company had uninsured cash balances of $14,454,266 and $5,036,400, respectively.

Financial instruments that are also potentially subject the Company to concentrations of credit risks are primarily trade accounts receivable.  The trade accounts receivable are due primarily from clients in China.  The Company has not historically experienced material losses due to uncollectible trade accounts receivable.

NOTE 23. WARRANTS

The Company has no qualified employee stock option plan. The Company issued 2 types of warrants, one for executives (warrant class D), and the other for directors (warrant class E). Only directors and senior executives are entitled to receive warrants, as compensations for their services.

During the nine month period ended January 31, 2010, 2,342,828 warrants were exercised for the issuance of common shares.  As of January 31, 2010, total warrants authorized under Class D and Class E were 1,100,000 units and 4,000,000 units, respectively.  During the period ended January 31, 2010, total units of warrants (class D) issued and warrants (class E) issued were 192,000 units and 1,203,999 units, respectively. Warrants are issued quarterly to Board of Directors and officers.

Information relating to warrants outstanding and exercisable at January 31, 2010 summarized by exercise price is as follows:

Range of Exercise Price	Number of Outstanding at January 31, 2010 (units)		Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at January 31, 2010 (units)		Weighted Average Exercise Price
$2.25 - $3.00	Class D	Class E	2.82 Years	$2.90	Class D	Class E	$2.90
	192,000	1,203,999			192,000	1,203,999

During the current period ended January 31, 2010, the Company did not use its equity instruments to acquire goods or services, other than for directors’ services and to reward senior executives.

The following table summarizes two types of warrants (Class D and Class E) and exercise prices available to the existing and prior executives and board members as of January 31, 2010.  Starting from April 1, 2009, monthly warrant issuances to executives and board members will be 4,000 units, changing from 2,000 units per month. The warrants issued will expire after five years, can be extended.

	Number of Warrants (D) issued and outstanding	Number of Warrants (E) issued and outstanding	Total warrants issued	Warrants convertible price
Executives	192,000	-		$2.25
Directors	-	1,203,999		$3.00
Total units issued	192,000	1,203,999	1,395,999

NOTE 24. COMMITMENTS AND CONTINGENCIES

a)  Operating Leases

The Company leases its Seattle office non-cancelable leases, expiring in September of 2010. The non-cancelable operating lease agreements require that the Company pays certain operating expenses, including management fees to the leased premises. Rental expenses for the period ended January 31, 2010 and 2009 were $17,912 and $19,476, respectively.  The future minimum lease payments required under the operating leases is approximately $48,000.

b) Commitments

As the Company has issued 400,000 of its equity shares (valued at $4.00 per share) to the 2 Mines (DaPuAn Mine and SuTsong Mine, called L&L Coal Partners) on August 20, 2008, the Company is to inject approximately $6 million in cash, to in approximately 12 months to satisfy its contribution, under the purchase terms with the 2 Mines. As of January 31, 2010, the Company has injected approximately $0.38 million to Hon Shen Coal (HSC). The Company should inject a second payment of approximately $3.5 million to HSC in next two years. Under the purchase agreement, L&L is to inject approximately $0.59 million to PYC in cash or common stock, and L&L is also to inject approximately $4 million cash to TNI to satisfy the its contribution.

The PRC adopted extensive environmental laws and regulations that affect the operations of the coal mining industry.  The outcome of environmental liabilities under proposed or future environmental legislation cannot be reasonably estimated at present, and could be material.  Under existing legislation, however, Company management believes that there are no probable liabilities that will have a material adverse effect on the financial position of the company.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America.  These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange.  The Company’s results may be adversely affected by changes in the governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversions and remittance abroad, and rates and methods of taxation, among other things.

The majority of the Company sales, purchases and expense transactions are denominated in RMB and most of the Company’s assets and liabilities are also denominated in RMB.  The RMB is not freely convertible into foreign currencies under the current law.  In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions.  Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

Bratek v. L&L Financial Holdings, et al. On or about November 13, 2009, Ronald F. Bratek (an individual) filed a Complaint in the Superior Court of New Jersey, Mercer County, against the Company (under its former name “L&L Financial Holdings, Inc.”) and Dickson V. Lee. The Complaint alleges claims for frauds and declaratory judgment in relation to Bratek’s past purchase of securities and warrants. The Company believes the implication of this proceeding is not material, and disputes all of Bratek’s claims pertaining to his alleged claims regarding the exercise of his warrant within a specified time period, and will assert appropriate counterclaims.

NOTE 25.  MAJOR CUSTOMERS AND MAJOR VENDORS

For the period ended January 31, 2010, we had one major customer who purchased over 10% of the Company’s total sales. This customer collectively accounted for approximately 19% (approximately $7 million USD) of our total sales and approximately 48% (approximately $8.8 million USD) of accountant receivables. In addition, there are two major suppliers each provided over 10% of our total purchases. These suppliers collectively supplied approximately 63% (approximately $6 million USD) of the Company’s purchases and 32% (approximately $0.4 million USD) of total accounts payable.

For the period ended January 31, 2009, we had three major customers who purchased over 10% of the Company’s total sales. This customer collectively accounted for approximately 89% (approximately $7 million USD) of our total sales and approximately 64% (approximately $9 million USD) of accountant receivables. In addition, there is 1 major supplier who provided over 10% of our total purchases. This supplier collectively supplied approximately 78% (approximately $1.9 million USD) of the Company’s purchases and 32% (approximately $0.6 million USD) of total accounts payable.

NOTE 26. SUBSEQUENT EVENTS

The Company has evaluated events subsequent to January 31, 2010, to assess the need for potential recognition or disclosure in this Report.  Such events were evaluated through March 17, 2010, the date these financial statements were issued.  Based upon this evaluation, it was determined that no subsequent events occurred that require recognition in the financial statements and that the following items represent subsequent events that merit disclosure herein:

On February 18, 2010, the Company started trading on NASDAQ under the symbol LLEN.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
L & L International Holdings, Inc.

We have audited the accompanying consolidated balance sheets of L & L International Holdings, Inc. and subsidiaries as of April 30, 2009 and 2008 and the related consolidated statements of income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of L & L International Holdings, Inc. and subsidiaries as of April 30, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the financial statements for the year ended April 30, 2008 have been restated.

Kabani & Co. Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California

August 11, 2009

L & L INTERNATIONAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
As of April 30, 2009 and 2008

	April 30, 2009	April 30, 2008
ASSETS		(Restated)
CURRENT ASSETS:
Cash & cash equivalent	$ 5,098,711	$ 948,210
Accounts receivable, net	16,906,010	502,153
Prepayments	3,611,371	-
Other Receivables	9,360,881	5,227,379
Inventories	1,524,493	1,336,489
Loan from business associates	1,683,636	726,775
Due from minority shareholders	4,300,000
Current assets held for disposition	-	16,286,227

Total current assets	42,485,102	25,027,233

Property and equipment, net	5,243,142	472,773
Construction-in-progress	2,085,134	-
Intangible assets, net	2,507,331	-
Investments in coal mines	1,275,660	443,876
Minority interest held in a subsidiary disposed off	573,677
Deferred tax assets	105,329	130,132
Non-current assets held for disposition	-	3,666,401

Total non-current assets	11,790,273	4,713,182

TOTAL ASSETS	$ 54,275,375	$ 29,740,415

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 4,930,866	$ 263,262
Accrued and other liabilities	953,395	(284,835)
Other payable	3,000,000
Taxes payable	6,014,922	2,203,180
Customer deposits	300,435	311,679
Due to shareholder	910,791	680,062
Liabilities related to entity held for disposal	-	6,460,576

Total current liabilities	16,110,409	9,633,924

LONG-TERM LIABILITY
Long term payable	3,000,000	-

Total long-term liability	3,000,000	-

MINORITY INTEREST	12,731,987	7,868,354

STOCKHOLDER'S EQUITY:
Preferred stock, no par value, 2,500,000 shares
authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 120,000,000 shares authorized,
21,202,200shares issued and 21,059,714 shares outstanding for
4/30/2009 and 4/30/2008	21,201	21,060
Paid-in Capital	9,604,694	9,978,810
Deferred stock compensation	(63,667)	(105,667)
Accumulated other comprehensive income	669,913	100,339
Retained Earnings	12,200,838	2,243,595
Total stockholders' equity	22,432,979	12,238,137

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 54,275,375	$ 29,740,415

The accompanying notes are an integral part of these consolidated financial statements.

L & L INTERNATIONAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
For the years ended April 30, 2009 and 2008

	For the Years, Ended April 30
	2009	2008

		(Restated)
NET REVENUES	$ 40,938,128	$ 23,381,508
COST OF REVENUES	17,946,206	21,994,429

GROSS PROFIT	22,991,922	1,387,079

OPERATING COSTS AND EXPENSES:
Salaries & wages	481,128	191,808
Selling / General and administrative expenses	3,515,667	695,656

Total operating expenses	3,996,795	887,464

INCOME FROM OPERATIONS	18,995,127	499,615
OTHER EXPENSES (INCOME):
Interest expense	265,186	24,935
Other expenses (income)	170	239

Total other expenses (income)	265,356	25,174

INCOME FROM CONTINUED OPERATIONS BEFORE MINORITY INTEREST
& PROVISION FOR INCOME TAXES	18,729,771	474,441

LESS: PROVISION FOR INCOME TAXES	1,219,457	186,461

INCOME FROM CONTINUED OPERATIONS BEFORE MINORITY INTEREST	17,510,314	287,980

LESS: MINORITY INTEREST	7,315,330	119,879

NET INCOME FROM CONTINUED OPERATIONS	10,194,984	168,101
DISCOUNTINUED OPERATION (Note 21)
Loss on disposal	(382,961)	-
Net Income from discontinued operations	145,220	806,368

TOTAL INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(237,741)	806,368

NET INCOME	9,957,243	974,469
OTHER COMPREHENSIVE INCOME:
Foreign currency translation gain	569,574	100,339

COMPREHENSIVE INCOME	$ 10,526,817	$ 1,074,808

INCOME PER COMMON SHARE – basic from continued operation	$ 0.47	$ 0.01
INCOME PER COMMON SHARE – basic from discontinued operation	$ (0.01)	$ 0.04

INCOME PER COMMON SHARE – basic	$ 0.46	$ 0.05

INCOME PER COMMON SHARE – diluted from continued operation	$ 0.47	$ 0.01
INCOME PER COMMON SHARE – diluted from discontinued operation	$ (0.01)	$ 0.04

INCOME PER COMMON SHARE – diluted	$ 0.46	$ 0.05

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – basic	21,492,215	20,854,212

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
– diluted, under treasury stock method	21,822,215	21,255,210

The accompanying notes are an integral part of these consolidated financial statements.

L&L INTERNATIONAL HOLDINGS, INC
CONSOLIDATED STATEMENT OF CASH FLOWS
For the years ended April 30, 2009 and 2008

	For the Twelve Months Period
	Ended April 30,
	2009	2008

		Audited
	Audited	(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continued operation	$ 10,194,984	$ 168,101
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Minority interest income	7,315,330	119,879
Depreciation and amortization	481,863	16,010
Income/(loss) from discontinued operation	(237,741)	806,368
Amortization for deferred compensation	42,000	42,000
Issuance of common stock for service	1,274,068	105,741
Issuance of common stock as gift	36,385	-

Changes in assets and liabilities:
Accounts receivable	(16,403,858)	11,934
Inventory	(188,004)	(743,302)
Prepaid and other assets	(12,044,873)	219,218
Accounts payable and Other Payable	7,667,605	162,915
Customer Deposit	(11,244)	147,951
Accrued liabilities and other liabilities	1,468,957	133,750
Long-term payable	3,000,000	-
Loan to associate	(956,861)	(726,775)
Deferred tax asset	24,803	(130,132)
Taxes payable	3,811,741	1,016,652

Net cash provided by (used in) operating activities of discontinued operations	12,100,082	(2,341,132)

Net cash provided by (used in) operating activities	17,575,237	(990,822)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(7,820,446)	-
Acquisition of intangible assets	(2,507,331)	-
Construction-in-Progress	(2,085,133)	-
Change in minority interest due to acquisition and disposal	(2,451,697)	853,025
Increase in investments	(1,405,461)	(43,376)

Net cash provided by investing activities of discontinued operations	3,666,402	22,508

Net cash provided by (used in) investing activities	(12,603,666)	832,157

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock	833,786	246,165
Warrants converted to shares	50,000	480,844

Net cash provided by (used in) financing activities of discontinued operations	(2,274,430)	351,353

Net cash provided by (used in) financing activities	(1,390,644)	1,078,362
Effect of exchange rate changes on cash and cash equivalents	569,574	(31,350)

INCREASE IN CASH AND CASH EQUIVALENTS	4,150,501	888,347
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	948,210	59,863

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 5,098,711	$ 948,210

SUPPLEMENTAL NON CASH FLOW INFORMATION:
INTEREST PAID	$ 265,186	$ 24,935

INCOME TAX PAID	$ 1,219,457	$ 186,461

NON-CASH INVESTING AND FINANCING ACTIVITY:
Issuance of 400,000 shares to acquire 60% interest in L&L Coal Partners	$1,600,000	$-

1,708,283 Shares returned by subsidiary as part of spun off	$4,168,211	$-

The accompanying notes are an integral part of these consolidated financial statements

L&L INTERNATIONAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the years ended April 30, 2009 and 2008

						Accumulated
	Common Stock		Additional	Deferred		Foreign

			Paid-in	Compensa-	Retained	Currency
	Shares	Amount	Capital	tion	Earnings	Translation	Total

Balance as of May 1, 2007	19,706,584	$19,706	$9,147,847	($147,667)	$1,269,126	$107,883	$10,396,895
Issuance of Shares	555,018	555	245,176				245,731
Warrants converted to shares	596,362	596	480,248				480,844
Issuance of common stock for service	201,750	202	105,539				105,741
Amortization of deferred compensation				42,000			42,000
Foreign currency translation adjustment						(7,544)	(7,544)
Net Profit					974,469		974,469

Balance as of April 30, 2008	21,059,714	21,059	9,978,810	(105,667)	2,243,595	100,339	12,238,136
Issuance of Shares	663,363	663	818,146				833,785
Warrants converted to shares	92,374	93	64,885				50,000
Issuance of common stock for acquisition	400,000	400	1,599,600				1,600,000
Issuance of common stock for service	663,713	664	1,273,404				1,274,068
Issuance of common stock as Chinese
New Year Gift	34,652	35	36,350				36,385
Cancellation of Shares	(1,711,616)	(1,712)	(4,166,502)				(4,168,214)
Amortization of deferred compensation				42,000			42,000
Foreign currency translation adjustment						569,574	569,574
Net Profit					9,957,243		9,957,243

Balance as of April 30, 2009	21,202,200	$21,202	$9,604,693	($63,667)	$12,200,838	$669,913	$22,432,979

The accompanying notes are an integral part of these consolidated financial statements

L & L INTERNATIONAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED APRIL 30, 2009 AND 2008

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

L & L International Holdings, Inc. (“L&L” and the “Company”) was incorporated in Nevada, and has an office in Seattle, Washington. The Company began operating in 1995, is in the coal (energy) related business. Coal sales both from coal production and coal wholesales, represented majority of its consolidated sales for the year ended April 30, 2009 and 2008. The Company conducts its coal (energy) operations in Yunnan province, southwest China, through its subsidiaries KMC coal wholesale business, and the Company’s interest in 2 coal mines (DaPuAn Mine and SuTsong Mine, provisional name L&L Coal Partners, “2 Mines”) operations acquired with effective date on May 1, 2008. In January of 2009, the Company disposed of its majority interest of LEK air-compressor segment, and thus LEK is disclosed as a “discontinued operations”.

Disposal of air compressor Operation:

On January 23, 2009, the Company entered into an agreement to dispose off the LEK air compressor, and classified the air compressor operations as a discontinued operation of the Company and the air compressor’s net income was reported separately on the Consolidated Statements of Income as discontinued operations. According to the terms of the agreement, L&L is to return all the shares it owned in LEK to the minority shareholders of LEK; and the minority shareholders of LEK is to return all the shares it owned in L&L to L&L. Accordingly the Company received 1,708,283 of its common stock valued at $4,168,211while the Company returned 1,517,057 shares of LEK it owned while it still hold 191,226 shares or 9% of shares as remaining interest in LEK. As a part of disposal LEK agreed to distribute all post acquisition earnings of LEK to L&L for the period from December 2004 to January 2009 (up to the date of disposal). The Company has reported a net income of LEK’s nine months operations (up to the disposition date in January of 2009) as a discontinued operation amounting $145,220 in the year ended April 30, 2009, and a disposal loss of $382,961 in the year ended April 30, 2009. For the comparative purposes, the prior years’ financial statements for the years ended on April 30 2008 are also adjusted to reflect the disposition of LEK subsidiary operations.

NOTE 2. RESTATEMENT

Subsequent to the issuance of the Company's financial statements for the year ended April 30, 2008, the management of the Company determined that certain transactions and presentation in the financial statements for the year ended April 30, 2008 had not been accounted for properly.

Management became aware that there was more VAT tax payable in addition to what was recorded and reflected in the financial statements as of April 30, 2008. VAT tax payable was understated by $590,817 as of April 30, 2008. In addition, Management also determined that certain items in balance sheets of the Company as on April 30, 2008 were not properly classified in accordance with the US GAAP, specifically the allowance for bad debts.

The Company has restated its financial statements by recording the accrual for VAT taxes and bad debt allowance expenses, and reclassification as of April 30, 2008.

The effect of the correction of presentation is as follows:

BALANCE SHEET	AS PREVIOUSLY	AS
As of April 30, 2008	REPORTED	RESTATED

OTHER RECEIVABLES	$284,835	$5,227,379
LOAN FROM BUSINESS ASSOCIATES	$0	$726,775
PREPAYMENT	$6,055,271	$0
CURRENT ASSETS HELD FOR DISPOSITION	$16,266,833	$16,286,227
TOTAL CURRENT ASSETS	$25,393,791	$25,027,233

INVESTMENTS	$408,732	$443,876
DEFERRED TAX ASSETS	$0	$130,132
TOTAL NON-CURRENT ASSETS	$4,547,907	$4,713,182

ACCRUED AND OTHER LIABILITIES	$0	($284,835)
TAX PAYABLE	$1,612,363	$2,203,180
CUSTOMER DEPOSIT	$412,797	$311,679
NON-CURRENT ASSETS HELD FOR DISPOSITION	$6,441,182	$6,460,576
TOTAL CURRENT LIABILITIES	$9,409,666	$9,633,924

STATEMENT OF SHAREHOLDERS' EQUITY
Accumulated Retained Earnings	$2,669,136	$2,243,595
Total Shareholders’ Equity	$12,663,678	$12,238,137

STATEMENT OF OPERATIONS:
For the year ended April 30, 2009
Cost of Revenue	$21,469,664	$21,994,429
Gross Profit	$1,911,844	$1,387,079
Total Operating Expenses	$856,556	$887,464
Income from Operations	$1,055,288	$499,615
Provision for Income Tax	$316,593	$186,461
Net Income	$1,400,010	$974,469
Income per share - basic and diluted	$0.07	$0.05

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation – The fully consolidated financial statements include the accounts of the Company, and its  Subsidiaries, KMC and 2 Mines. All significant inter-company accounts and transactions are eliminated.

Business Segment – For the current quarter ended April 30, 2009, the Company has one reportable business segment: coal (energy) Sales of the Company are mainly generated from its coal (energy) operation, which represented 100% of the Company’s total consolidated income.

Cash and Cash Equivalents – The Company considers all highly liquid investments with a maturity of three months or less from the date of purchase to be cash equivalents. Cash and cash equivalent consist of cash on deposit with banks and cash on hand.

Revenue Recognition – The Company’s revenue recognition policies are in compliance with Staff accounting bulletin 104, which stipulates recognition of revenue when a formal arrangement exists, the price is fixed or determinable, the delivery to the customers’ site is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

When the Company purchases coal from other mining companies, the customers pick up the coal directly from those mine premises or the coal is shipped directly from other coal mining companies.  Purchases and shipments of the coal from other mining companies are arranged at the same time.  Revenue of brokered coal is recognized at the time of delivery.

Accounts receivable – The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

Sales-Coal Operations excluding LEK sales, as a result of a LEK Discontinued Operation - As the Company disposed of its LEK air compressor operation in January of 2009 and therefore, treated it as a Discontinued Operation. See Note 21 – Discontinued Operations for details.

Costs of Good Sold – For coal (energy) sales, cost of good sold includes mainly coal excavation and mining production related costs, e.g. mine production cost. These costs are included in costs of goods sold as those are the direct cost incurred in mining (coal production). For the air compressor business, it consists of direct material cost, direct labor costs and related overhead costs associated with such product manufacturing.

Use of Estimates - The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Based on our past experience, these estimates are reasonably accurate, have not been changed, and these estimates are reasonably not likely to be changed in the future. Actual results could differ from those estimates.

Foreign currency translation - The Company’s foreign subsidiaries maintain their financial statements in the local currency which has been determined to be the functional currency.  Substantially all overseas operations are conducted in China, using the functional currency Renminbi (RMB).  Assets and liabilities denominated in foreign currencies are translated into U.S. Dollars at the rates in effect at the balance sheet date.  Revenues and expenses are translated at average rates for the year.  Related translation adjustments are reported as a separate component of stockholders’ equity, whereas gains and losses resulting from foreign currency transactions are included in the results of operations.

Environmental Costs – The PRC has adopted extensive environmental laws and regulations that affect the operations of the coal mining industry. The outcome of environmental liabilities under proposed or future environmental legislation cannot be reasonably estimated at present, and could be material. Under existing legislation, however, Company management believes that there are no probable liabilities that will have a material adverse effect on the financial position of the Company.

Property, Plant, Equipment, and Mine Development – Property, plant equipment and Mine Development are stated at cost, less accumulated depreciation. Costs of mine development, expansion of the capacity of or extending the life of our mine are capitalized and principally amortized using the units-of-production method over the actual tons of coals produced directly benefiting from the capital expenditure. Mobile mining equipment and other fixed assets are stated at cost and depreciated on a straight-line basis over the estimated useful lives ranging from 10 to 12.5 years. Leasehold improvements are amortized over their estimated useful lives or the term of the lease, whichever is shorter. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are generally expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.

The estimated useful lives for each category of the fixed assets are as follows:

Building, Mining Structure and Plant	25 Years
Motor Vehicles and Equipment	5 Years
Machinery	10-12.5 Years

Building, mining structure, and plant is related to our coal mining related operations. The mining structure includes  the main and auxiliary mine shafts, underground tunnels, and other integrant mining infrastructure. Depreciation for the mine shafts is provided to write off the cost of the mining structure using the units of production method based on salable reserves determined under Industry Guide 7.

Based on updated geological reports and new estimated production volume, the estimated useful life of mining structures ranges from 20 to25 years.

Impairment of Long-Lived Assets – Long-lived assets, which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of January 31, 2010 and 2009, there were no impairments of its long-lived assets.

Monetary Policy – It is L&L general practice to establish an American-China joint venture, when feasible, to ensure the Company’s US presence in China. Under the Chinese law, American-China joint venture has little restriction regarding to the ability to transfer retained earnings from China to the US, or other countries outside China when tax is fully paid in China.

Income Taxes – The Company utilizes Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of Accounting for Uncertainty in Income Taxes.  As a result of the implementation of FIN 48, the Company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by the accounting standards. The Company recognized no material adjustments to liabilities or stockholders’ equity. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. The adoption of this accounting standard did not have a material impact on the Company’s financial statements.

New accounting pronouncements

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements”. This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for the Company’s fiscal year beginning May 1, 2009. Management is currently evaluating the effect of this pronouncement on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations”. This Statement replaces SFAS No. 141, Business Combinations. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement also establishes principles and requirements for how the acquirer: a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquire; b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and, c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) will apply prospectively to business combinations for which the acquisition date is on or after Company’s fiscal year beginning October 1, 2009. While the Company has not yet evaluated this statement for the impact, if any, that SFAS No. 141(R) will have on its consolidated financial statements, the Company will be required to expense costs related to any acquisitions after April 30, 2009.

In March, 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. FASB Statement No. 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity’s liquidity by requiring disclosure of derivative features that are credit risk–related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important. Based on current conditions, the Company does not expect the adoption of SFAS 161 to have a significant impact on its results of operations or financial position.

In May 2008, FASB issued SFASB No.162, “The Hierarchy of Generally Accepted Accounting Principles”. The pronouncement mandates the GAAP hierarchy reside in the accounting literature as opposed to the audit literature. This has the practical impact of elevating FASB Statements of Financial Accounting Concepts in the GAAP hierarchy. This pronouncement will become effective 60 days following SEC approval. The Company does not believe this pronouncement will impact its financial statements.

In May 2008, FASB issued SFASB No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60”. The scope of the statement is limited to financial guarantee insurance (and reinsurance) contracts. The pronouncement is effective for fiscal years beginning after December 31, 2008. The Company does not believe this pronouncement will impact its financial statements.

NOTE 4. BUSINESS CONBINATION

The Company owns majority equity controlling interest of the DaPuAn Coal Mine and SuTsong Mine under the provisional name of L&L Coal Partners (the “2 Mines”). The 2 Mines were acquired by the Company on May 1, 2008.

The acquisition of the 2 Mines effective on May 1, 2008,was executed based on a purchase agreement under which the Company received majority controlling (60%) equity interest in the 2 Mines (DaPuAn Mine and SuTsong Mine, or “L&L Coal Partners”, or “2 Mines”) located in Yunnan Province, a coal rich region of China. The 2 Mines are physically located near the KMC coal wholesale operational area. The consideration of the 60% equity acquisition of the 2 Mines was approximately $7.8 million,. The purchase price under the purchase agreement of $7,883,056 is to be paid in 2 years. In accordance with the purchase agreement, the Company issued 400,000 shares to the prior shareholders of “2 Mines” on August 12, 2008 and has contributed management skills to the new joint venture to expand the mines operations.

A summary of the assets acquired and liabilities assumed in the acquisition is as follows:

May 1, 2008

Cash	$ 706,670
Accounts Receivable	1,062,323
Other Receivable and Prepayment	5,531,252
Inventories	417,755
Fixed Assets	4,554,696
Intangible Asset	2,442,857

Total Assets	14,715,553

Accounts Payable	207,725

Other Payable	1,369,401

Net assets	13,138,427

Net assets acquired (60%)	$ 7,883,056

Purchase consideration (in shares & cash)	$ 7,883,056

The 2 Mines exclusive coal mining rights on the coal reserve of approximately 18 million tons over a 50-year period is the basis of intangible Asset of $2,500,000. It is expected that when the 50 years of the mining right expires, the mining rights can be further renewed by the government. The exclusive mining rights are authorized by the government and evidenced by the government mining licenses for the 2 Mines. See Note 12- Intangible Asset.

NOTE 5. CASH AND EQUIVALENTS

The cash balances as of April 30, 2009 and April 30, 2008 consist of:

Item	April 30, 2009	April 30, 2008

Cash on hand	$4,458,879	$414,033
Cash in banks	639,832	534,177

Total	$5,098,711	$948,210

The reason for the large sum of cash on hand is due to a large number of transactions in the PRC taking place in currency.

NOTE 6. ACCOUNT RECEIVABLES

The account receivable balances amounted to $16,906,010 and $502,153 as of April 30, 2009 and April 30, 2008, respectively.

NOTE 7. PREPAYMENT

Prepayment includes amounts paid by the KMC and 2 Mines to its coal suppliers based on the general industry practice and amounted to $3,611,371 and $0 as of April 30, 2009 and April 30, 2008, respectively. As the suppliers continue to provide goods and services to the Company, the balances are expected to be realized in a year, prepayment has a turnover of twice a year.

NOTE 8. OTHER RECEIVABLES

Other receivables consist of the following:

Item	April 30, 2009	April 30, 2008

Receivable- KMC right sale (1)	$954,373	-
Other Receivables (2)	8,406,508	$5,227,379

Total	$9,360,881	$5,227,379

1) In April of 2007, KMC sold its ownership of a mining-access-right of Da-Ya-Ko mine for $2.5 million to be collected over a three year period starting 2007; approximately $0.9 million is outstanding to be collected within a year.

2) Other receivables are primarily the short term deposit with vendors, and short term unsecured zero interest bearing loans to other companies, which can be realized in a year.  Other receivables have a turnover of twice a year.

NOTE 9. DUE FROM MINORITY SHAREHOLDERS OF SUBSIDIARY

L&L’s 2 Mines have approximately $4.3 million in short term loans which are secured with zero bearing interest. to the original 2 Mines owners, shown as due from minority mine owners for the year ended April 30, 2009. The loan is collateralized by the minority owners interest to the 2 Mines joint venture, and the loan must be paid back to the Company within one year, before April of 2010.

NOTE 10. INVENTORIES

Inventories are valued under the first-in, first-out basis. Inventories located at KMC and 2 Mines consist of the following details as of April 30, 2009 and April 30, 2008:

Item	April 30, 2009	April 30, 2008

Raw Materials	$574,607	-
Coal	949,886	$1,297,255
Steel	-	15,676
Software	-	23,558

Total Inventory	$1,524,493	$1,336,489

NOTE 11. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of April 30, 2009 and April 30, 2008:

	April 30, 2009	April 30, 2008

RuiLi Project (property, at cost) (1)	$400,687	$400,687
Mining Machinery (2)	6,095,840	80,528
Furniture, fixtures & Office equipment	83,406	111,235
Vehicles	77,695	57,815
Leasehold improvements	27,524	27,524

Sub-total	6,685,152	677,789
Less: accumulated depreciation	(1,442,010)	(205,016)

Property and equipment, net	$5,243,142	$472,773

(1)        On April 20, 2005, the Company acquired the land usage rights of two parcels and a resort property valued at approximately $400,000 from Ms. Yong Peng, to offset her two outstanding loans of $367,948 due to the Company. The properties located at RuiLi city, YenNan, China. The property rights include: a) a 30 year usage right on 80.5 Mu of land, (1 Mu equals 666.67 square meters) with remaining right of 21 years, expiring on 4/26/2030, b) a 20 year land usage right on 28 Mu of an adjacent land with a reservoir, with a remaining right of 15 years, expiring on 12/14/2024, and c) an ecological resort properties with pepper trees, plants, and bungalows. The property was developed as a resort. The value of the Rui-Li land has been appreciating as China continues its growth. But the book value remains the same, and has not adjusted upward, to reflect the conservative principle of accounting presentation.

(2)        Machinery related to mining and excavating equipment, includes railroad, cable, bucket cars, pulleys, motors and survey equipment, air compressors used in shafts and tunnels for the mines mining operations.

(3)        For the year ended April 30, 2009, the depreciation expense was approximately $431,716, while $16,010 for same period of 2008.

NOTE 12. INTANGIBLE ASSETS

The amount of $2,507,331 represents the exclusive mining rights to operate the 2 Mines for approximately 50 years. The intangible were acquired in the first quarter of 2008 from the 2 Mines, as a result of acquisition of the “2 Mines” on May 1, 2008. The mining rights can be renewed with no additional cost. There is no impairment of the intangible as of April 30, 2009. In accordance with US GAAP, the Company has elected to use the straight line method of amortizing its intangible asset costs. The amortization period is 50 years, resulting in amortization expenses of approximately $50,000 per year. The amortization expenses are $50,147 and $0 for the year ended April 30, 2009 and 2008 respectively.

The amortization schedule for the upcoming 5 years is as below:

Year ending April 30,	Amortization
2010	$50,147
2011	50,147
2012	50,147
2013	50,147
2014	50,147

NOTE 13. CONSTRUCTION-IN-PROGRESS

The Company is expanding the 2 Mines’ mining capacities from 150,000 tons and 90,000 tons to 300,000 tons and 150,000 tons for DaPuAn Mine and SuTsong Mine, respectively and thus “Construction-In-Progress” represents the on-going expansion projects for 2 Mines. It also includes a recently completed coal washing facility of the DaPuAn Mine with approximately 290,000 tons in annual coal washing capacity, subject to the final governmental approval. The total “Construction–in-Progress” amount was approximately $2.09 million as of April 30, 2009.

NOTE 14. INVESTMENTS

The increase in the investment of approximately $0.8 million from the prior year ended on April 30, 2008 of $443,876 to the current year ended April 30, 2009 of $1,275,660 was due to: KMC’s investments for the further development of the Tian-Ri coal mine, and Laos coal mine in the amount of approximately $1.2 million as of April 30, 2009.  L&L has an 80% of interest in the extraction rights of Tian-Ri coal mine, which has received the government initial approval, is currently in a stage of excavation and exploration to verify its underground coal reserves which is being conducted by an outside civil engineering firm, and construction of mountain roads has also commenced for access to the mine site. For the Laos coal mine, the investment includes a consulting study on the coal mine site, preliminary engineering survey of the coal reserves, which commenced and were in progress as of April 30, 2009. The cost method was used for investment accounting.

NOTE 15. ACCRUALS AND OTHER LIABILITIES

Accruals and other liabilities consisted of the following as of April 30, 2009 and April 30, 2008:

Item	April 30, 2009	April 30, 2008

Other Payable	$901,542	$(282,660)
Salaries & Welfare Payable	22,701	-
Other short term Liabilities	29,152	(2,175)

Total accruals	$953,395	$(284,835)

Other liabilities included employees’ social insurance, prepaid rental deposit, and other loans with some other companies.

NOTE 16. GEOGRAPHIC INFORMATION

The Company mainly focuses on energy operations.

Geographic Segment:

During the year ended on April 30, 2009, the Company’s operations are in two geographic locations: 1) in China, and 2) in the U.S. All income of the Company was generated in China. During the year ended April 30, 2009, the 2 Mines contribute sales of approximately $27.4 million, while KMC contributed sales of $13.5 million to the Company. Both the 2 Mines and KMC are located in China.

NOTE 17. INCOME AND SALES TAXES

The Company’s main operations are located in China. The Company is subject to income taxes primarily in two taxing jurisdictions, China, and the United States. The income of the Company is mainly generated via its controlled 2 Mines subsidiaries and KMC, controlled foreign entities located in China. The Company incurs tax liability for the coal operations including coal profit tax charged at 25% based on profit tax and various surcharges. As the 2 Mines (DaPuAn Mine and SuTsong Mine) in a heavily regulated resource business in China, are in a form of proprietorship (are not incorporated as a corporation), thus they are subject a special tax rate equal to approximately 5% of total revenue proceeds as of the fiscal year ended at April 30, 2009, subject to provisional adjustments when the coal sale changes. In the year ended April 30, 2009, some income generated from its disposed LEK air compressor operation was treated as disposed income with its disposed tax benefits of disposed loss are recorded for future tax offset. As no cash or funds were repatriated from China to the U.S., the Company’s income was not subject to the U.S. federal taxation for both the current year and the prior year ended on April 30, 2009, and 2008, under subpart F, income from controlled foreign company, of the U.S. Internal Revenue Code.

The Company recognizes deferred income taxes for the differences between financial accounting and tax bases of assets and liabilities. In the years ended on April 30, 2009 and on April 30, 2008, there were no material temporary book/tax differences or differences between financial accounting and tax bases of assets and liabilities.

As a result of acquisition of the 2 Mines in the current year with substantial increase of sales and profit, the Company’s tax liability for the year ended at April 30, 2009 increased to $5,052,378, as compared to the prior year ended on April 30, 2008 was $2,203,180.

These payables to Chinese local governments can be postponed temporarily as L&L, a U.S. company, is expanding the Sino-American joint-venture to bring in U.S. management skills to increase coal production, beneficial to the local communities. According to the China law, a new joint venture may enjoy special Chinese tax rebates from the governments, thus there is a high probability that the 2 Mines and KMC local tax liability payments may be delayed or mitigated.

The provision for income taxes from continuing operations on income consists of the following for the years ended April 30, 2009 and 2008

	April 30, 2009	April 30, 2008

US current income tax expense (benefit)
Federal	$ -	$ -
State	-	-
PRC current income tax expense (benefit)	1,219,457	186,461

Total provision for income tax	$1,219,457	$186,461

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statement of Operations:

	April 30, 2009	April 30, 2008

Tax expense (credit) at statutory rate - federal	34%	34%

State tax expense net of federal tax	6%	6%

Changes in valuation allowance	(40%)	(40%)

Foreign income tax benefit – PRC (applicable to subsidiary	25%	25%
KMC)

Tax expense at actual rate (applicable to subsidiary KMC)	25%	25%

Foreign income tax benefit – PRC (applicable to subsidiary	5%	5%
LLC)

Tax expense at actual rate (applicable to subsidiary LLC)	5%	5%

United States of America

As of April 30, 2009, the Company in the United States had approximately $1,548,751 in net operating loss carry forwards available to offset future taxable income. Federal net operating losses can generally be carried forward 20 years. The deferred tax assets for the United States entities at April 30, 2009 consists mainly of net operating loss carry forwards. Due to the uncertainty of the realizability of the related deferred tax assets of $619,500, a reserve equal to the amount of deferred income taxes has been established at April 30, 2009. The Company has provided 100% valuation allowance to the deferred tax assets as of April 30, 2009.

People's Republic of China (PRC)

Pursuant to the PRC Income Tax Laws, the Company's subsidiary is generally subject to Enterprise Income Taxes ("EIT") at a statutory rate of 25% for the entity of KMC, while the income taxes rate for LLC is 5% since it was owned in form of partnership. LLC was acquired effectively on May 1, 2008.

The following table sets forth the significant components of the provision for income taxes for operation in PRC as of April 30, 2009 and 2008.

	April 30, 2009	April 30, 2008

Net taxable income for KMC	1,027,655	745,844

Income tax @25%	256,914	186,461

Net taxable income for LLC	19,250,868	-

Income tax @5%	963,543	-

NOTE 18. RELATED PARTY TRANSACTIONS

Item	April 30, 2009	April 30, 2008

Due to officer	$910,791	$680,062
Due from related parties	1,683,636	726,775

Due from related parties includes 1) the loan to business associates includes Tian-Ri coal mine, which is one of the Company’s investment projects; and Kemandi, which is L&L’s related company. These loans are cash in advance for project development to Hongyu Li, who is manager of KMC.

NOTE 19. STOCKHOLDERS’ EQUITY

The Company stockholders’ equity as of April 30, 2009 is disclosed on the balance sheet which is an integral part of the audited financial statements, above.

The Company authorized 2,500,000, no par value, preferred stock. Currently, there is no preferred stock is issued or outstanding. The Company has not established the details of the preferred stock as of April 30, 2009.

On January 23, 2009, the Company purchased 400,000 common stock shares of LLFH from a major shareholder for a total of $1.00. The 400,000 shares have been recorded as Treasury Stock in the accompanying financial statements since January 31, 2009.

On January 23, 2009, the Company disposed its air compressor subsidiary LEK. As a result of the disposal, LEK returned L&L shares to the Company. The Company cancelled 1,708,283 shares of common stock received from LEK during the quarter ended January 31, 2009.

On April 10, 2009, an insider entered into an agreement and donated one million shares of common stock that he personally owns to a Chung Yung Christian University Development Foundation, a non-profit organization that is incorporated in the State of California.

The table below listed the Company’s warrants as of April 30, 2009.

		Weighted Average
	Units	Exercise Price

Outstanding at April 30, 2007	3,418,710	$1.62
Exercised	(638,362)	0.80
Expired	-	-

Outstanding at April 30, 2008	2,780,348	1.86
Issued	909,000	2.50
Exercised	(92,374)	0.71
Expired	(1,611,725)	0.81

Outstanding at April 30, 2009	1,985,249	$2.50

Exercisable at April 30, 2009	1,985,249	$2.50

See Note 23, Employee Stock Option Plan, for warrants (class D and Class E) issued to executive and director compensations.

During the year ended as of April 30, 2009, certain equity shares and warrants were issued as a part of the Company business operations.

Following is a summary of the status of warrants outstanding at April 30, 2009:

	Range of	Total	Weighted Average	Weighted
Type of Warrant	Exercise	Warrants	Remaining Life	Average Exercise
	Prices	Outstanding	(Years)	Price

D & E	$ 2.25-$3.00	1,235,249	4.93	$2.93
G	$1.80	750,000	0.66	1.80

		1,985,249	3.32	$2.50

NOTE 20. EARNINGS PER SHARE

The Company only has common shares and warrants issued and outstanding as of April 30, 2009. Under the treasury stock method of SFAS #128 (Earning Per Share), the Company computed the diluted earning per share, as if all dilutive warrants were converted to common stock, and cash proceeds were used to buy back common stock. The following presents both basic and diluted earnings per share, for the twelve month periods ended on April 30, 2009 and 2008.

	Twelve Months Ended	Twelve Months Ended
Item	April 30, 2009	April 30, 2008

Net income	$9,957,243	$974,469
Number of Shares	21,492,215	20,854,212
Per Share - Basic	$0.46	$0.05

Effect of dilutive shares	330,000	400,998
Number of dilutive shares	21,822,215	21,255,210
Per Share - Diluted	$0.46	$0.05

NOTE 21. DISCONTINUED OPERATION - DISPOSAL OF AIR COMPRESSOR OPERATIONS

On January 23, 2009, the Company entered into an agreement to dispose off the LEK air compressor operation. The Company is reporting that the operation of LEK as a discontinued operation and has eliminated it from the ongoing operations of the Company. The LEK discounted income for the current and prior periods including a loss recognized in discontinued operations, is reported separately from the continued coal operations on the Consolidated Statements of Income. Thus, LEK revenue for the three months and nine months ended on January 31, 2009 and January 31, 2008 of $1,175,834, $3,951,852, $2,492,972, and $6,836,032 respectively, are not reported on the Consolidated Statements of Income of the Company. Instead, only LEK’s net income from its discontinued operations of $76,082, $134,891, $145,220, and $373,026 are reported separately in the accompanying financial statements. In addition, a loss of LEK disposal of $382,961 is reported as Discontinued Operations.

According to the terms of the agreement, L&L is to return all of the shares it owned in LEK to the minority shareholders of LEK; and the minority shareholders of LEK are to return all the shares it owned in L&L to L&L. Accordingly the Company received 1,708,283 of its common stock valued at $4,168,211 while the Company returned 1,517,057 shares of LEK it owned while it holds 191,226 shares or 9% of shares as remaining interest in LEK. As part of disposal LEK, the parties agreed to distribute all post acquisition earnings of LEK to L&L for the period from December 2004 to January 2009 (up to the date of disposal). As a result of disposal, the Company recognized an income from discontinued operation of $76,082 and $145,220 for the three and nine periods ended January 31, 2009 and disposal loss of $382,961 for the three and nine month periods ended January 31, 2009.

Following is the Summary of Disposed Operations.

LEK-Discontinued Operations
BALANCE SHEETS
April 30, 2008
CURRENT ASSETS HELD FOR DISPOSITION	$16,286,227

Cash & cash equivalent	$368,113
Accounts receivable, net	6,121,935
Prepayments	0
Other Receivables	7,201,944
Inventories	2,523,533
Other assets	70,702

NON-CURRENT ASSET HELD FOR DISPOSITION	3,666,401

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES HELD FOR DISPOSITION:	$6,460,576

Accounts payable	$1,048,766
Accrued and other liabilities	540,445
Taxes payable	1,951,447
Customer deposits	645,488
Bank loan	2,274,430

LEK-discontinued Operations
STATEMENTS OF INCOME*

	For the Years Ended April 30,
	2009	2008

REVENUES	$ 3,951,852	$ 8,709,783
Cost of Goods Sold	2,502,512	6,133,151

Gross profit	1,449,340	2,576,632

TOTAL OPERATING COSTS AND EXPENSES:	1,328,411	2,109,161
INCOME FROM OPERATIONS	120,929	467,471

TOTAL OTHER (INCOME)	(61,276)	(924,045)

INCOME BEFORE INCOME TAX	182,205	1,391,516
LESS: INCOME TAX	0	245,276

INCOME BEFORE MINORITY INTEREST	182,205	1,146,240
Less: Minority Interest	1,583	10,336

NET INCOME AFTER MINORITY INTEREST	180,622	1,156,576

Less: Minority Interest	35,402	350,208

NET INCOME	$ 145,220	$ 806,368

*: In accordance with the FASB 144, the discontinued revenue, cost of sold, and gross margin of LEK operations are disclosed only in the above summary, instead of being reported on the Consolidated Statements of Income. Despite the exclusion of LEK revenue, discontinued LEK net profit of $145,220 is reported on the Consolidated Statements of Income.

NOTE 22. CONCENTRATION OF CREDIT RISK

The Company maintains the majority of its cash balances at banks located in Hong Kong and China. Cash balances in these foreign locations are not insured as they do in the U.S. In addition, there are times, when the Company’s cash deposits maintained at U.S. banks located in the United States exceed federal government insured limits. As of April 30, 2009 and April 30, 2008, the Company had uninsured bank cash balances of $5,036,400 and $879,921, respectively.

Financial instruments that also potentially subject the Company to concentrations of credit risks are primarily trade accounts receivable and common stock of its investors. The trade accounts receivable are due primarily from clients in China. The Company has not historically experienced material losses due to uncollectible trade accounts receivable.

For the year ended April 30, 2009, we had two major customers who purchased over 10% of the Company’s total sales. They collectively accounted for approximately 48% (approximate $19.6 million) of our total sales and approximately 55% (approximate $7.6 million) of accountant receivables. On the other hand, there are two major suppliers each provided over 10% of our total purchases. They collectively supplied approximately 60% (approximate $8.5 million) of the Company’s inventory and 56% (approximate $0.9 million) of total accounts payable.

For the year ended April 30, 2008, we had two major customers who purchased over 10% of the Company’s total sales. They collectively accounted for approximately 87% (approximate $20.3 million) of our total sales and approximately 89% (approximate $0.45 million) of accountant receivables. On the other hand, there are two major suppliers each provided over 10% of our total purchases. They collectively supplied approximately 57% (approximate $12.9 million) of the Company’s inventory and 86% (approximate $0.23 million) of total accounts payable.

NOTE 23. EMPLOYEE STOCK OPTION PLAN

The Company has no qualified employee stock option plan. The Company issued 2 types of warrants, one for executives (warrant class D), and the other for directors (warrant class E). Only directors and senior executives are entitled to receive warrants, as compensations for their services.

During the current year, 92,374 warrants were exercised for the issuance of common shares. As of April 30, 2009, total warrants authorized under Class D and Class E were 1,100,000 units and 4,000,000 units, respectively. During the period ended April 30, 2009, total units of warrants (class D) issued and warrants (class E) issued were 120,000 units and 1,115,249 units, respectively.

Information relating to warrants outstanding and exercisable at April 30, 2009 summarized by exercise price is as follows:

			Weighted	Weighted			Weighted
Range of	Number of		Average	Average	Number		Average
Exercise	Outstanding at		Remaining	Exercise	Exercisable at		Exercise
Price	April 30, 2009 (units)		Contractual	Price	April 30 2008 (units)		Price
Life

	Class D	Class E			Class D	Class E

$2.25 -$3.00	120,000	1,115,249	4.93 Years	$2.93	120,000	1,115,249	$2.93

During the current year ended April 30, 2009, the Company did not use its equity instruments to acquire goods or services, other than for directors’ services and to reward senior executives.

The following table summarizes two types of warrants (Class D and Class E) and exercise prices available to the existing and prior executives and board members as of April 30, 2009.  Starting from April 1, 2009, monthly warrant issuances to executives and board members will be 4,000 units, changing from 2,000 units per month.  The warrants issued will expire after five years, but could be extended.

	Number of Warrants	Number of Warrants
	(D) issued and	(E) issued and	Warrants convertible
Name of Director, executive	outstanding	outstanding	price

Executives	120,000		$2.25
Directors		1,115,249	$3.00

Total units issued	120,000	1,115,249

NOTE 24. COMMITMENTS AND CONTINGENCIES

a) Operating Leases

The Company leases its Seattle office and its Kunming office under long-term, non-cancelable leases, expiring in September of 2010 and October of 2009, respectively. The non-cancelable operating lease agreements require that the Company pays certain operating expenses, including management fees to the leased premises. Rental expenses for the year ended April 30, 2009 and 2008 were $29,908 and $19,476, respectively. The future minimum lease payments required under the operating leases is approximately $25,340.

b) Commitments

Despite the Company has issued 400,000 of its equity shares (valued at $4.00 per share) to the name of the 2 Mines (DaPuAn Mine and SuTsong Mine, called L&L Coal Partners) on August 20, 2008, the Company is to inject approx. $6 million in cash, to in approximately 12 months to satisfy its contribution, under the purchase terms with the 2 Mines.

NOTE 25. SUBSEQUENT EVENTS

1.          On July 16, 2009 the Company acquired a 65% equity interest of Hon Shen Coal Mine’s 300,000 ton annual coal washing capacities from the 2 coal washing facilities, located in Yunnan, China, which would bring additional revenue of approximately $39 million in one year, if used $130 per ton sales price of fine washed coal as a basis.

2.          Subsequent to April 30, 2009, the Company issued 694,711 shares for the total consideration of $608,500.

Part II

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$1,617.89
Printing and engraving expenses	1,000
Blue Sky fees and expenses	1,000
Legal fees and expenses	75,000
Accounting fees and expenses	5,000
Miscellaneous	5,000

Total	$88,617.89

ITEM 14.      INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Law

 Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

               (a)           is not liable pursuant to Nevada Revised Statute 78.138, or

               (b)           acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

               (a)           is not liable pursuant to Nevada Revised Statute 78.138; or

               (b)           acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

           (a)           the creation of a trust fund;

           (b)           the establishment of a program of self-insurance;

           (c)           the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

           (d)           the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

           (a)           by the stockholders;

           (b)           by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

           (c)           if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

           (d)           if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

We are a Nevada corporation, and accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Article XI of our Bylaws contain the following indemnification provision for our directors and officers:

“The corporation plans to indemnify its directors and officers to the fullest extent not prohibited by the Nevada General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Nevada General Corporation Law or (iv) such indemnification is required to be made under subsection (d).”

                Such indemnification provision may be sufficiently broad to permit indemnification of our executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.  The Company has current directors’ and officers’ liability insurance (D&O insurance) covering our directors and officers activities conducted for and on behalf of L&L up to the amount of $5 million.

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Item 15.         Recent Sales of Unregistered Securities

                The following is a summary of the transactions by the Company during the last three years involving sales of our securities that were not registered under the Securities Act:

                On November 6, 2009, the Company entered into a Securities Purchase Agreement with the Buyers for the issuance of an aggregate 835,389 Units, with each Unit consisting of one share Common Stock and 6/10ths of a warrant to purchase a share of common stock at an exercise price of $5.62 per warrant share and expiring in November 2014 to certain investors and as placement fees for the Transaction. All of these investors represented that they were "accredited" investors as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                On October 8, 2009, the Company entered into a Securities Purchase Agreement with the Buyers for the issuance of an aggregate 1,371,021 Units, with each Unit consisting of one share Common Stock and 6/10ths of a warrant to purchase a share of common stock at an exercise price of $5.62 per warrant share and expiring in October 2014 to certain investors and as placement fees for the Transaction. All of these investors represented that they were "accredited" investors as defined under Rule 144 of the Securities Act of 1933, as amended.  We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In August 2009, the Company entered into Securities Purchase Agreement with thirty five (35) accredited investors in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $1,098,150 for the investors’ purchase of an aggregate 497,320 shares of the Company’s common stock.  The Company also received $325,000 from one (1) accredited investor, who exercised a warrant issued to such investor for the purchase of up to 325,000 shares at an exercise price of $1.00 per share.  All of these investors represented that they were "accredited" investors as defined under Rule 144 of the Securities Act of 1933, as amended.  We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In July 2009, the Company entered into Private Purchase Agreement with two (2) accredited investors in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $100,000 for the investors’ purchase of an aggregate 45,770 shares of the common stock of the Company.  Both investors represented that they were "accredited" investors as defined under Rule 144 of the Securities Act of 1933, as amended.  We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In May 2009, the Company entered into Private Purchase Agreement with two (2) institutional and/or accredited investors in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $33,500 for the investors’ purchase of an aggregate 33,441 shares of the Company’s common stock.  All of these investors represented that they were "accredited" investors as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In April 2009, the Company entered into Private Purchase Agreement with three (3) institutional and/or accredited investors in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $74,800 for the investors’ purchase of an aggregate 118,640 shares of the Company’s common stock.  All of these investors represented that they were "accredited" investors as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In March 2009, the Company entered into Private Purchase Agreement with one (1) accredited investor in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $50,000 for the investor’s purchase of 100,000 shares of the Company’s common stock.  This investor represented that he was an "accredited" investor as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipient took his securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In February 2009, the Company entered into Private Purchase Agreement with four (4) institutional and/or accredited investors in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $100,000 for the investors’ purchase of an aggregate 145,373 shares of the Company’s common stock. All of these investors represented that they were "accredited" investors as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                On February 2, 2009, pursuant to the terms of a warrant agreement, the Company issued to Dennis Brubaker (an existing shareholder and accredited investor) 75,373 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), upon his exercise of the Class C Warrants at an exercise price of $0.66 per share.

                On April 10, 2009, an officer (insider) entered into an agreement and donated one million shares of common stock that he personally owns to the Chung Yung Christian University Development Foundation, a non-profit organization, incorporated in the State of California. The event was reported on Form 8-K (as amended, previously filed with the SEC on April 13, 2009). Approximately half of the total stock donation has been transferred physically to the Foundation as of January 4, 2010.

                On January 23, 2009, the Company purchased 400,000 common stock shares of the Company from a major shareholder for a total of $1.00.  The 400,000 shares have been recorded as Treasury Stock in the accompanying financial statements since January 31, 2009. See warrant disclosure and warrant table in Note 19 to the consolidated financial statements for the year ended April 30, 2009 for additional details.

                On January 23, 2009, the Company disposed its air compressor subsidiary LEK. As a result of the disposal, LEK returned all L&L shares back to the Company.  The Company cancelled 1,708,283 shares of common stock received from LEK during the quarter ended January 31, 2009.

                In January 2009, the Company entered into Private Purchase Agreement with one (1) accredited investor in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $20,000 for the investor’s purchase up to 22,223 shares of the common stock of the Company.  This investor represented that he was an "accredited" investor as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In August 2008, the Company entered into Private Purchase Agreement with three (3) institutional and/or accredited investors in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $214,961 for the investors’ purchase of an aggregate 217,001 shares of the Company’s common stock.  All of these investors represented that they were "accredited" investors as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In December 2008, the Company entered into Private Purchase Agreement with one (1) accredited investor in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $100,000 for the investor’s purchase of 100,000 shares of the Company’s common stock. This investor represented that he was an "accredited" investor as defined under Rule 144 of the Securities Act.  We relied upon the exemption from registration as set forth in Section 4(2) of the

Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipient took its securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act.  In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In June 2008, the Company entered into Private Purchase Agreement with one (1) accredited investor in a private placement offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company received $100,000 for the investor’s purchase of 326,000 shares of the Company’s common stock. This investor represented that he was an "accredited" investor as defined under Rule 144 of the Securities Act.  We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipient took its securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act.  In addition, there was no general solicitation or advertising for the acquisition of these securities.

                On July 27, 2007, pursuant to the terms of a warrant agreement, the Company issued to Ray C. Bissell Jr. (an existing shareholder and accredited investor): (i) 50,001 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class A Warrants at an exercise price of $0.83 per share; (ii) 30,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class B Warrants at an exercise price of $1.00 per share; and (iii) 24,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On July 15, 2007, pursuant to the terms of a warrant agreement, the Company issued to James F. Sharp (an existing shareholder and accredited investor): (i) 9,999 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon her exercise of the Class B Warrants at an exercise price of $1.00 per share; and (ii) 48,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On July 1, 2007, pursuant to the terms of a warrant agreement, the Company issued to Hilton Family Trust 9/15/1998 (an existing shareholder and accredited investor): (i) 9,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class B Warrants at an exercise price of $1.00 per share; and (ii) 27,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On June 25, 2007, pursuant to the terms of a warrant agreement, the Company issued to Lorraine F. Meisner (an existing shareholder and accredited investor) 15,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon her exercise of the Class B Warrants at an exercise price of $1.00 per share.

                On June 25, 2007, pursuant to the terms of a warrant agreement, the Company issued to Sidney K. Swank (an existing shareholder and accredited investor) 48,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On June 15, 2007, pursuant to the terms of a warrant agreement, the Company issued to Dennis Brubaker (an existing shareholder and accredited investor) 74,627 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On June 15, 2007, pursuant to the terms of a warrant agreement, the Company issued to Ann T. McElligott (an existing shareholder and accredited investor): (i) 36,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon her exercise of the Class A Warrants at an exercise price of $0.83 per share; and (ii) 7,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon her exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On June 4, 2007, pursuant to the terms of a warrant agreement, the Company issued to BETSY B. NEU, TRUSTEE FOR BETSY B. NEU TRUST, UTD 12 16, 2004 (an existing shareholder and accredited investor) 10,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class A Warrants at an exercise price of $0.83 per share.

                On June 4, 2007, pursuant to the terms of a warrant agreement, the Company issued to Chet Sena (an existing shareholder and accredited investor): (i) 10,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class A Warrants at an exercise price of $0.83 per share; and (ii) 15,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class B Warrants at an exercise price of $1.00 per share.

                On June 4, 2007, pursuant to the terms of a warrant agreement, the Company issued to David G. Knox (an existing shareholder and accredited investor) 15,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class B Warrants at an exercise price of $1.00 per share.

                On May 30, 2007, pursuant to the terms of a warrant agreement, the Company issued to Jim and Iris Cline Living Trust (an existing shareholder and accredited investor): (i) 24,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class A Warrants at an exercise price of $0.83 per share; and (ii) 24,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On May 23, 2007, pursuant to the terms of a warrant agreement, the Company issued to Lorraine F. Meisner (an existing shareholder and accredited investor) 30,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon her exercise of the Class A Warrants at an exercise price of $0.83 per share.

                On May 1, 2007, pursuant to the terms of a warrant agreement, the Company issued to Dennis Brubaker (an existing shareholder and accredited investor) 30,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class B Warrants at an exercise price of $1.00 per share.

                On May 1, 2007, pursuant to the terms of a warrant agreement, the Company issued to Lloyd and Lucille Gardner (an existing shareholder and accredited investor) 15,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon their exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On April 16, 2007, pursuant to the terms of a warrant agreement, the Company issued to Chet Sena (an existing shareholder and accredited investor): (i) 15,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class A Warrants at an exercise price of $0.83 per share; and (ii) 12,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On April 4, 2007, pursuant to the terms of a warrant agreement, the Company issued to BETSY B. NEU, TRUSTEE FOR BETSY B. NEU TRUST, UTD DECEMBER 16, 2004 (an existing shareholder and accredited investor) 12,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On March 29, 2007, pursuant to the terms of a warrant agreement, the Company issued to Dennis Brubaker (an existing shareholder and accredited investor) 30,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class A Warrants at an exercise price of $0.83 per share.

                On March 16, 2007, pursuant to the terms of a warrant agreement, the Company issued to Robert E and Rosalie T. Dettle Living Trust DTD 2/29/80 (an existing shareholder and accredited investor) 45,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class A Warrants at an exercise price of $0.83 per share.

                On February 12, 2007, pursuant to the terms of a warrant agreement, the Company issued to Robert E and Rosalie T. Dettle Living Trust DTD 2/29/80 (an existing shareholder and accredited investor) 30,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On February 9, 2007, pursuant to the terms of a warrant agreement, the Company issued to BETSY B. NEU, TRUSTEE FOR BETSY B. NEU TRUST, UTD 12 16, 2004 (an existing shareholder and accredited investor) 10,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class A Warrants at an exercise price of $0.83 per share.

                On February 5, 2007, pursuant to the terms of a warrant agreement, the Company issued to Ivan Stoltzfus (an existing shareholder and accredited investor) 4,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class B Warrants at an exercise price of $1.00 per share.

                On January 25, 2007, pursuant to the terms of a warrant agreement, the Company issued to Clyde Y. Ota (an existing shareholder and accredited investor) 10,002 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class B Warrants at an exercise price of $1.00 per share.

                On January 22, 2007, pursuant to the terms of a warrant agreement, the Company issued to 1990 Gainen Family Trust (an existing shareholder and accredited investor) (i) 33,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class A Warrants at an exercise price of $0.83 per share; (ii) 12,498 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class B Warrants at an exercise price of $1.00 per share; and (iii) 12,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class C Warrants at an exercise price of $0.67 per share.

ITEM 16.      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See “Exhibit Index” below, which follows the signature page to this registration statement.

(b) Financial Statement Schedules

                See the Index to Financial Statements included on page F-1 for a list of the financial statements included in this registration statement.

ITEM 17.      UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

                  (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                              (i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                              (ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                              (iii)        Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2)     For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4)     That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                  (5)     For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                              (i)         any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                              (ii)         any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                              (iii)        portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                              (iv)        any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington, on May 11, 2010.

L&L ENERGY, INC.

By:	/s/ Dickson V. Lee
Dickson V. Lee Chief Executive Officer (Principal Executive Officer)

By:	/s/ Jung Mei Wang
Jung Mei (Rosemary) Wang Acting Chief Financial Officer (Principal Financial and Accounting Officer)

                Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dickson V. Lee		May 11, 2010
Dickson V. Lee	Chairman of the Board, President, and Chief Executive Officer

/s/ Jung Mei Wang		May 11, 2010
Jung Mei (Rosemary) Wang	Acting Chief Financial Officer

/s/ Shirley Kiang *		May 11, 2010
Shirley Kiang	Director

/s/ Ian Robinson*		May 11, 2010
Ian Robinson	Director

/s/ Robert Lee *		May11, 2010
Robert Lee	Director

/s/ Dennis Bracy *		May11, 2010
Dennis Bracy	Director

/s/ Joseph J. Borich *		May11, 2010
Joseph J. Borich *By Dickson V Lee, attorney in fact	Director

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Reorganization by and among Royal Coronado Co., Ltd., a Nevada corporation, and L & L Investments Holdings Inc., a British Virgin Islands corporation effective as of August 18, 2001(2)

3.1	Articles of Incorporation (1)

3.2	Bylaws (1)

3.3	Certificate of Designation, filed on April 5, 2005 with the Secretary of State of the State of Nevada (4)

3.4	Certificate of Amendment to Articles of Incorporation, filed on March 13, 2008 with the Secretary of State of the State of Nevada (7)

3.5	Amendment to Bylaws

5.1	Opinion of Glenn & Glenn (17)

10.1	L & L Financial Holdings, Inc. Mr. Yang Wu and Liuzhou Liuerkong Machinery Co., Ltd. (LEK) Acquisition and Investment Agreement dated December 4, 2004 (3)

10.2	Joint Venture contract with two coal mines dated May 28, 2008 (5)

10.3	L & L Financial Holdings, Inc. and Kunming Biaoyu Industrial Boiler Co., Ltd. Acquisition and Investment Agreement dated October 30, 2006 (9)

10.4	Contract Regarding Capital Increase and Cooperation between L&L International Holdings, Inc. and Luxi County Hon Shen Coal Co. dated July 16, 2009 (10)

10.5	Form of Securities Purchase Agreement (11)

10.6	Form of Warrant (11)

10.7	Form of Registration Rights Agreement (11)

10.8	Form of Make Good Escrow Agreement (11)

10.9	Form of Escrow Agreement (11)

10.10	Acquisitions Capital Increase Agreement Between L&L International Holdings, Inc. and Luxi County Hon Shen Coal Co. Ltd. dated October 23, 2009 (12)

10.11	Form of Securities Purchase Agreement (13)

10.12	Form of Warrant (13)

10.13	Form of Registration Rights Agreement (13)

10.14	Form of Make Good Escrow Agreement (13)

10.15	Form of Escrow Agreement (13)

10.16	Acquisition and Capital Increase Agreement by and between L&L International Holdings, Inc. and Mr. Wang (Sole Owner of Hon Shen Coal Co. Ltd.) dated December 9, 2009 (14)

10.17	Connecticut Amended Order (15)

10.18	Cooperative Operation Agreement between L&L International Holding, Inc. and Fuchang Wang Regarding Establishment of Luxi County Hon Shen Coal Co. Ltd. (a Cooperation Company) (English Translation)(16)

10.19	Agreement (including Agency Agreement for L&L’s Ownership of the 2 Mines executed April 28, 2008 – English Translation) (16)

10.20	Share Depositary Agreement (DaPuAn Coal Mine) dated July 30, 2009 (English Translation) (16)

10.21	Share Depositary Agreement (ShuChong Coal Mine) dated July 30, 2009 (English Translation) (16)

10.22	Entrust Agreement between the Company and Jun Han (16)

10.23	Supplement Agreement between Jun Han, Yong Yang and Luoping County A’ang Town SuTsong Coal Mine (16)

10.24	Supplement Agreement between Jun Han, Biansheng Xu and Shizong County DaPuAn Coal Mine (16)

21.1	List of Subsidiaries *

23.1	Consent of Kabani & Co., Inc. *

23.2	Consent of Glenn & Glenn (included in Exhibit 5.1)

23.3	Consent of Qujing Municipal Land and Mining Right Appraisal Firm for the DaPuAn Coal Mine and Qujing XiaGuang Geological Engineering Co. Ltd. for the SuTsong Coal Mine *

*	Filed herewith.

(1)	Filed as Exhibits to the Registrant’s Registration of Securities on Form 10SB12G filed with the SEC on April 2, 2001 and incorporated herein by reference.

(2)	Filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 4, 2001 and incorporated herein by reference.

(3)	Filed as Exhibit A to the Registrant’s Current Report on Form 8-K filed with the SEC on December 8th, 2004and incorporated herein by reference.

(4)	Filed as Exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on April 11, 2005 and incorporated herein by reference.

(5)	Filed as Exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on June 18, 2008 and incorporated herein by reference.

(6)	Reserved.

(7)	Filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on September 15, 2008 and incorporated herein by reference.

(8)

Filed as Exhibit 16.1 to the Registrant’s Current Report on Form 8-K and Amendment to Current Report on Form 8-K/A filed with the SEC on November 12, 2008 and November 19, 2008, respectively, and incorporated herein by reference.

(9)	Filed as Exhibit B to the Registrant’s Amendment to Current Report on Form 8-K/A filed with the SEC on February 23, 2009 and incorporated herein by reference.

(10)	Filed as Exhibits to the Registrant’s Current Report on Form 8-K filed with the SEC on July 30, 2009 and incorporated herein by reference.

(11)	Filed as Exhibits to the Registrant’s Current Report on Form 8-K filed with the SEC on October 15, 2009 and incorporated herein by reference.

(12)

Filed as Exhibit to the Registrant’s Current Report on Form 8-K and Amendment to Current Report on Form 8-K/A  filed with the SEC on October 29, 2009 and November 5, 2009, respectively, and incorporated herein by reference.

(13)	Filed as Exhibits to the Registrant’s Current Report on Form 8-K filed with the SEC on November 13, 2009 and incorporated herein by reference.

(14)	Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 14, 2009 and incorporated herein by reference.

(15)	Filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on December 16, 2009 and incorporated herein by reference.
(16)	Previously filed

(17)         To be filed by amendment